File No. 333-14235

As filed with the Securities and Exchange Commission on November 26, 1996.
-------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                        ---------------------------
                              AMENDMENT NO. 1
                                    TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                      ELECTROMAGNETIC SCIENCES, INC.
           (Exact name of issuer as specified in its charter)

     Georgia                      3665                    58-1035424
-----------------       -------------------------   ---------------------
(State or other             (Primary Standard         (I.R.S. Employer
jurisdiction of         Industrial Classification   Identification Number)
incorporation or               Code Number)
organization)

                           660 Engineering Drive
                          Norcross, Georgia 30092
                              (770) 263-9200

(Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                             William S. Jacobs
                    Vice President and General Counsel
                           660 Engineering Drive
                          Norcross, Georgia 30092
                         (770) 263-9200, ext. 4214

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                         Michael H. Trotter, Esquire
                           KILPATRICK & CODY, L.L.P.
            1100 Peachtree Street, Atlanta, Georgia  30309-4530
                          Telephone:  (404) 815-6500
                     -------------------------------------



     Approximate date of commencement of proposed sale to the public:
November 27, 1996

Title of each class of securities to be registered: Common Stock, par value $.10 per share.

Amount to be Registered:  773,583 shares*

Proposed Maximum Offering Price per Unit:  $15.667*

Proposed Maximum Aggregate Offering Price:  $12,119,725*

Amount of registration fee:  $4,179.22*

Title of each class of securities to be registered: Common Stock, par value $.10 per share.

Amount to be Registered:  20,000 shares

Proposed Maximum Offering Price per Unit:  $16.00**

Proposed Maximum Aggregate Offering Price:  $320,000**

Amount of registration fee:  $110.34


* The filing fee of $4,179.22 on the original 773,583 shares was previously paid upon the original filing of this Registration Statement.

** Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f). Calculated on the basis of $12.00 per share, the average of the high and low sale prices of the Common Stock of LXE Inc. (constituting the securities to be received by the Registrant in the transaction) reported on the NASDAQ National Market System on November 19, 1996, and an exchange ratio of .75 shares of Common Stock of the Registrant for each share of Common Stock of LXE Inc.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      Cross Reference Sheet

Pursuant to Item 501(b) of Regulation S-K, showing the location in the Offering Circular/Prospectus
       of the information required by Part I of Form S-4.

Item Number and Caption           Location or Caption in Offering
      in Form S-4                      Circular/Prospectus
-----------------------          -------------------------------


-----------------------------------------------------------------
A.  Information About the
    Transaction.
-----------------------------------------------------------------
1  Forepart of the Registra-     Cover Page of Registration
   tion Statement and Outside    Statement; Cross Reference
   Front Cover Page of           Sheet; Outside Front Cover Page
   Prospectus                    of Offering Circular/Prospectus

2  Inside Front and Outside      Inside Front Cover Page of
   Back Cover Pages of           Offering Circular/Prospectus;
   Prospectus                    Table of Contents; Available
                                 Information; Incorporation of
                                 Documents by Reference; Outside
                                 Back Cover Page of Offering
                                 Circular/Prospectus


3  Risk Factors, Ratio of        Summary; Selected Historical
   Earnings to Fixed Charges     Financial Data; Summary Pro
   and Other Information.        Forma Financial Data;
                                 Comparison of Certain Unaudited
                                 Per Share Data

4  Terms of the Transaction      Summary; The Exchange Offer;
                                 Description of Capital Stock of
                                 ELMG; Description of Capital
                                 Stock of LXE; Comparison of
                                 ELMG Shares and LXE Shares

5  Pro Forma Financial           Summary; Pro Forma
   Information                   Consolidated Financial
                                 Information -- Unaudited

6  Material Contacts with        Summary; The Exchange Offer;
   the Company Being Acquired    Certain Relationships and
                                 Related Transactions

7  Additional Information        Not Applicable
   Required for Reoffering
   by Persons and Parties
   Deemed to be Underwriters

8  Interests of Named Experts    Legal Matters; Experts
   and Counsel

9  Disclosure of Commission      Not Applicable
   Position on Indemnification
   for Securities Act
   Liabilities

-----------------------------------------------------------------
B.   Information About the
        Registrant.
-----------------------------------------------------------------
10 Information With Respect to   Summary; Available Information;
   S-3 Registrants               Incorporation of Documents by
                                 Reference; Information about
                                 ELMG.

11 Incorporation of Certain      Incorporation of Documents
   Information by Reference      by Reference

12 Information With Respect      Not Applicable
   to S-2 or S-3 Registrants

13 Incorporation of Certain      Not Applicable
   Information by Reference


14 Information With Respect      Not Applicable
   to Registrants Other Than
   S-2 or S-3 Registrants


-----------------------------------------------------------------
C.   Information About the
     Company Being Acquired.
-----------------------------------------------------------------
15 Information With Respect to   Not Applicable
   S-3 Companies

16 Information With Respect to   Summary; Available Information;
   S-2 or S-3 Companies           Incorporation of Documents by
                                 Reference; Information about
                                 LXE INC.

17 Information With Respect to   Not Applicable
   Companies Other Than S-2 or
   S-3 Companies


-----------------------------------------------------------------
D.   Voting and Management
     Information.
-----------------------------------------------------------------
18 Information if Proxies,       Not Applicable
   Consents or Other
   Authorizations are to be
   Solicited

19 Information if Proxies,       The Exchange Offer; Certain
   Consents or Other             Relationships and Related
   Authorizations are not to     Transactions; Security
   be Solicited or in an         Ownership; Available
   Exchange Offer                 Information; Incorporation of
                                 Documents by Reference



                   OFFERING CIRCULAR/PROSPECTUS


                              Offer by

                    ELECTROMAGNETIC SCIENCES, INC.

            for all outstanding Shares of Common Stock of

                              LXE INC.

                        on the basis of .75
                  ELMG Shares for each LXE Share

     Electromagnetic Sciences, Inc. ("ELMG.") hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Exchange Offer"), to exchange shares of common stock, par value $.10 per share, of Electromagnetic Sciences, Inc. ("ELMG Shares") for all outstanding shares of common stock ("LXE Shares"), par value $.01 per share, of LXE Inc. ("LXE") not already owned by ELMG, at an exchange ratio of .75 ELMG Shares for each LXE Share. The Exchange Offer is subject to certain conditions as set forth under "THE EXCHANGE OFFER -- Certain Conditions of the Exchange Offer," including the conditions, which cannot be waived, that on or before the date on which the Exchange Offer expires (the "Expiration Date"), ELMG's shareholders approve the issuance of ELMG Shares in the Exchange Offer and Merger described below, and that ELMG receive tenders of a sufficient number of LXE Shares to increase its ownership of LXE Shares to at least 90% of those outstanding. Both ELMG Shares and LXE Shares are traded on the NASDAQ National Market System ("NASDAQ"). On November 25, 1996, the last reported sale price per ELMG Share as quoted on NASDAQ was $21-1/8 and the last reported sale price per LXE Share as quoted on NASDAQ was $15.00.

     If ELMG accepts LXE Shares under the Exchange Offer, it will immediately thereafter, and without further action by the board of directors of LXE (the "LXE Board"), the shareholders of ELMG or other shareholders of LXE, cause LXE to merge with a
wholly owned subsidiary of ELMG.    If such merger is effected,
shareholders of LXE would receive ELMG Shares on the same basis as in the Exchange Offer. Any such merger is referred to herein as the "Merger" and, together with the Exchange Offer, the "Transaction." This Offering Circular/Prospectus also constitutes the prospectus with respect to the ELMG Shares issuable in the Merger.

     Questions and requests for assistance or additional copies of this Offering Circular/Prospectus and the Letter of Transmittal may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Offering Circular/Prospectus.

-----------------------------------------------------------------
THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00
MIDNIGHT, ATLANTA TIME, ON December 30, 1996, UNLESS THE EXCHANGE
OFFER IS EXTENDED.
-----------------------------------------------------------------

THE SECURITIES TO WHICH THIS OFFERING CIRCULAR/PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Offering Circular/Prospectus
                      is November 27, 1996

          The Dealer Manager for the Exchange Offer is:
                     Oppenheimer & Co., Inc.

                             IMPORTANT

     Any LXE shareholder desiring to tender shares either should
(i) complete and sign the Letter of Transmittal (or facsimile thereof) in accordance with the instructions in the Letter of Transmittal and deliver it with such shares and all other required documents to the Exchange Agent, or (ii) request such shareholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder. An LXE shareholder having shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such person if such shareholder desires to tender such shares.

     Any LXE shareholder who desires to tender shares and cannot deliver such shares and all other required documents to the Exchange Agent by the expiration of the Exchange Offer must tender such shares pursuant to the guaranteed delivery procedure set forth under "THE EXCHANGE OFFER -- Procedure for Tendering LXE Shares."

     No person has been authorized to give any information or to make any representation not contained in this Offering Circular/Prospectus with respect to the transactions contemplated hereby, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Offering Circular/Prospectus does not constitute an offer to sell, or the solicitation of an offer to purchase, the securities offered hereby where such offer or solicitation would be unlawful. Neither the delivery of this Offering Circular/Prospectus nor the issuance of any securities hereunder shall under any circumstances create any implication that there has been no change in the affairs of either LXE or ELMG since the date as of which information is furnished or the date hereof.

     In accordance with various state securities laws applicable to the Exchange Offer which require the Exchange Offer to be made to the public by a licensed broker or dealer, the Exchange Offer hereby is made to LXE shareholders residing in each such state by Oppenheimer & Co., Inc. ("Oppenheimer"), as Dealer Manager, on behalf of ELMG.

     THIS OFFERING CIRCULAR/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON RECEIVING THIS OFFERING CIRCULAR/PROSPECTUS TO WILLIAM S. JACOBS, SECRETARY, ELECTROMAGNETIC SCIENCES, INC., 660 ENGINEERING DRIVE, NORCROSS, GEORGIA 30092, (770) 263-9200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY December 19, 1996.









                        TABLE OF CONTENTS



AVAILABLE INFORMATION
SUMMARY
   ELMG
   LXE
     Background; Purpose of the Exchange Offer
     The Exchange Offer
     Selected Historical Financial Data
     Summary Pro Forma Financial Data -- Unaudited
MARKETS FOR THE ELMG AND LXE SHARES
     Comparative Market Prices
     Condition of the Market for the LXE Shares

THE EXCHANGE OFFER
     Background
     Purpose of the Exchange Offer and Merger
     Determination of the Exchange Ratio
     Financial Advisor
     Interests of Certain Persons in the Exchange Offer and
       Merger
     Terms of the Exchange Offer
     Conversion of LXE Options
     Procedure for Tendering LXE Shares
     Exchange of LXE Shares
     Withdrawal Rights
     Extension of Tender Period; Termination; Amendment Certain Conditions of the Exchange Offer
     Approval by ELMG's Shareholders
     Certain Federal Income Tax Consequences
     Effects of the Exchange Offer and Merger
     Fees and Expenses
     Source of Funds
     Regulatory Approvals
     Miscellaneous
INFORMATION ABOUT LXE
INFORMATION ABOUT ELMG
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP
LACK OF DISSENTERS' RIGHTS OF LXE AND ELMG SHAREHOLDERS DESCRIPTION OF CAPITAL STOCK OF ELMG
Antitakeover Provisions
Miscellaneous
DESCRIPTION OF CAPITAL STOCK OF LXE; COMPARISON
   OF ELMG SHARES AND LXE SHARES
  LXE Capital Stock
  Comparison
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- UNAUDITED
  ELMG Pro Forma Consolidated Condensed Balance
    Sheet -- Unaudited (September 30, 1996)
  ELMG Pro Forma Consolidated Statement of
    Income -- Unaudited (Nine Months Ended September 30, 1996) ELMG Pro Forma Consolidated Condensed Statement
    of Income -- Unaudited (Year Ended December 31, 1995)
LEGAL MATTERS
EXPERTS
SCHEDULE I -- DIRECTORS AND EXECUTIVE OFFICERS OF ELMG

                     AVAILABLE INFORMATION


  Electromagnetic Sciences, Inc. has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the ELMG Shares to be issued in connection with the Exchange Offer and Merger, and will file a Tender Offer Statement on
Schedule 14D-1 (the "Schedule 14D-1") with the Commission in connection with the Exchange Offer. As permitted by the rules and regulations of the Commission, this Offering Circular/Prospectus omits certain information contained in the Registration Statement and the Schedule 14D-1. For such information, reference is made to the Registration Statement, the
Schedule 14D-1 and the exhibits thereto.

  Pursuant to Rules 14d-9 and 14e-2 under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), LXE will be required to file with the Commission within ten business days after the commencement of the Exchange Offer a statement on
Schedule 14D-9 furnishing certain information with respect to its position concerning the Exchange Offer. Such Schedule and any amendments thereto should be available for inspection and copying as set forth below (except that such Schedule and any amendments thereto will not be available at the regional offices of the Commission).

  Each of Electromagnetic Sciences, Inc. and LXE Inc. is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. The Registration Statement, as well as reports, proxy statements and other information filed by Electromagnetic Sciences, Inc. and LXE Inc. with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. ELMG Shares and LXE Inc. Shares are quoted for trading on NASDAQ, and such reports, proxy statements and other information concerning Electromagnetic Sciences, Inc. and LXE Inc. may be inspected at the offices of NASDAQ, 1735 K Street, N.W., Washington, D.C. 20006.


            INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents previously filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Offering Circular/Prospectus:

  (a)   Annual Report on Form 10-K of Electromagnetic Sciences,
Inc. for the fiscal year ended December 31, 1995;

  (b)   Quarterly Reports on Form 10-Q of Electromagnetic
Sciences, Inc. for the quarters ended March 31, June 30 and
September 30, 1996;



  (c) Annual Report on Form 10-K of LXE Inc. for the fiscal year ended December 31, 1995*; and

  (d) Quarterly Reports on Form 10-Q of LXE Inc. for the quarters ended March 31, June 30 and September 30*, 1996.


* Copies of these items are being delivered with this Offering
Circular/Prospectus.

  All documents filed by Electromagnetic Sciences, Inc. or LXE Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the date on which the Transaction is completed or the Exchange Offer is terminated, whichever first occurs, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular/Prospectus.

                             SUMMARY


  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Offering Circular/Prospectus. Capitalized terms used and not otherwise defined in this Summary have the meanings ascribed to them elsewhere in this Offering Circular/Prospectus.

  As used herein the term "ELMG" refers to Electromagnetic
Sciences, Inc. and "LXE" refers to LXE Inc. and, unless the context otherwise requires, such entities and their respective subsidiaries.

                              ELMG

   ELMG designs and produces a wide range of advanced communications and signal processing products with an emphasis on wireless networks. ELMG's operations are conducted through its wholly-owned subsidiary, EMS Technologies, Inc.; a 74%-owned subsidiary, CAL Corporation, which is a Canadian corporation acquired in 1993; and LXE, of which ELMG owns approximately 81.4%
of the outstanding shares.   The Company's antennas, microwave
systems, subsystems and components are used in space and satellite communications, cellular telecommunications, radar, surveillance, search and rescue systems, and military countermeasures. Through LXE, ELMG also produces wireless data communications systems; these systems provide real-time, wireless data and transaction processing, mainly for materials handling operations. Advanced communications and signal processing products accounted for 52%, 46% and 54% of consolidated net sales in 1995, 1994 and 1993, respectively, while LXE's wireless data communications systems accounted for 48%, 54% and 46% of consolidated sales in the same respective years.

  ELMG is a Georgia corporation with its principal executive offices at 660 Engineering Drive, Norcross, Georgia 30092, telephone (770) 263-9200.
                              LXE

  LXE designs, manufactures and supports wireless data communications systems, mainly for materials handling operations. Typical customers in the materials handling markets are medium and large sized companies that have substantial inventories or complex distribution networks. LXE 's systems permit real-time interaction between the customer's host computer network and terminal operations in situations where mobility is desirable or where cabled computer connections are not practical. LXE 's systems improve the speed and reliability of communications with materials handling personnel, facilitate improved accuracy of inventory records and, in general, increase efficiency and productivity in materials handling operations. LXE also has begun developing and marketing systems for applications "outside of the warehouse," which are believed to have potential for future growth, including factory floor movement, transportation and delivery, and electronic medical records retrieval.
  LXE is a Georgia corporation with its principal executive offices located at 303 Research Drive, Norcross, Georgia 30092, telephone (770) 447-4224.



            Background; Purpose of the Exchange Offer

  In recent years, LXE's profitability has not been maintained at stable or growing levels, principally due to increased competition in the materials handling market for LXE's traditional wireless local area network ("LAN") products, and to difficulties experienced by LXE in timely introducing new generations of products needed to meet evolving technical requirements. At the same time, the boundaries between LXE's commercial LAN products and the balance of ELMG's business have become less distinct as other commercial markets and applications for wireless communications products have been developing, and as an increasing portion of ELMG's other business has shifted to commercial, rather than governmental, customers. In this environment, ELMG has become increasingly aware of opportunities for LXE and other components of ELMG's business to share, or
jointly develop, technology and markets.   In addition,  ELMG
believes that LXE 's status as a separate public company results in disproportionate analyst and investor attention to LXE 's role within the overall ELMG organization. As a result of these considerations, during 1995 ELMG began considering increasing its ownership of LXE, and through certain transactions in February and May 1996 increased its ownership from 71.6% to approximately 81.5%.

  On July 31, 1996, ELMG's management reviewed with the ELMG Board of Directors (the "ELMG Board") the benefits and costs of a transaction that would result in full ownership of LXE. The
ELMG Board authorized management to continue the review process and to retain investment banking assistance, and appointed a special committee (the "ELMG Special Committee") to approve the retention of an investment banker and to make a recommendation to the full ELMG Board. At a meeting held on October 2, 1996, the ELMG Special Committee unanimously made the recommendation that ELMG proceed with the Exchange Offer on the terms recommended by the Committee, and at a meeting on October 3, 1996, the full ELMG Board unanimously accepted and approved the Committee's recommendation. See "THE EXCHANGE OFFER -- Background."

  ELMG currently owns 81.5% of the LXE shares. The acquisition of 100% of LXE is primarily intended to facilitate and encourage the exchange and sharing of technical, production and marketing resources among ELMG's subsidiaries, to eliminate various expenses associated with LXE's status as a separate publicly traded company, and to improve ELMG's ability to communicate the role and capabilities of its various subsidiaries in the context of its overall business strategies. ELMG also believes that the Exchange Offer may be attractive to holders of LXE Shares because the trading market for LXE Shares has been relatively illiquid with much lower trading volumes and much wider bid-asked spreads than the market for ELMG Shares, and because as holders of ELMG Shares they will retain a significant indirect interest in LXE. See "THE EXCHANGE OFFER -- Purpose of the Exchange Offer and Merger."

                     THE EXCHANGE OFFER

Terms of The Exchange Offer
---------------------------
ELMG is offering to exchange ELMG Shares for LXE Shares on the basis of .75 ELMG Shares for each LXE Share exchanged pursuant to the Exchange Offer. To be eligible to receive ELMG Shares pursuant to the Exchange Offer, a holder of LXE Shares must validly tender for exchange and not withdraw LXE Shares on or before the Expiration Date. See "THE EXCHANGE OFFER -- Terms of the Exchange Offer."

Expiration Date
---------------
12:00 midnight, Atlanta time, on December 30, 1996, unless extended, in which case the term "Expiration Date" shall mean the last date and time to which the Exchange Offer is extended. See
"THE EXCHANGE OFFER -- Extension of Tender Period; Termination;
Amendment."

Exchange Offer Terms Not Arm's Length
-------------------------------------
The terms of the Exchange Offer are not the result of an arm's-length negotiating process. They were determined solely by the ELMG special Committee and ELMG Board, whose principal fiduciary duty is to ELMG and its shareholders. No investment banker or other independent third party has passed on the adequacy of fairness of the Exchange Offer. ELMG and the ELMG Board are making no recommendation to LXE shareholders as to whether to tender, and each LXE shareholder should decide for itself whether to accept the terms of the Exchange Offer.

Certain Consequences of The Exchange Offer and The Merger
---------------------------------------------------------
Upon consummation of the Exchange Offer and the Merger, the Unaffiliated LXE Shareholders will become shareholders of ELMG. LXE Shares will cease to trade on NASDAQ and application will be made to de-register those Shares under the Exchange Act. After consummation of the Exchange Offer and Merger, and without giving effect to outstanding stock options of ELMG and LXE, the holders of ELMG Shares immediately prior to the consummation of the Exchange Offer will own approximately 90.7% of the ELMG Shares that will be outstanding after the Merger and the LXE shareholders other than ELMG will own approximately 9.3% of the ELMG Shares that will be outstanding after the Merger.

Operation of LXE After the Exchange Offer and Merger
----------------------------------------------------

ELMG currently intends that, following consummation of the Exchange Offer and Merger, the business of LXE will operate in substantially the same way as at present, except for greater exchange and sharing of technical, production and marketing resources among LXE and ELMG's other subsidiaries. LXE will continue in those positions. ELMG has formulated no plans for changes in the officers of LXE following the Merger, but may do so in the future. It is unlikely that following the Merger the LXE Board of Directors would continue to include members who were not employed by or otherwise affiliated with ELMG.

Conduct of the Business of the Business of ELMG and LXE if the
Exchange Offer and Merger Are Not Consummated
-----------------------------------------------------------------

If the Exchange Offer (and, therefore, the Merger) are not consummated, it is expected that the business and operations of ELMG and LXE will each continue to be conducted substantially as they are currently being conducted and that LXE will continue to be controlled by ELMG. ELMG has made no determination as to any future transactions that might occur if the Exchange Offer and Merger are not consummated, but reserves the right in such event to purchase or propose to purchase LXE Shares from time to time, subject to availability at prices deemed acceptable to ELMG, pursuant to a merger transaction, cash tender offer, exchange offer, open market or privately negotiated purchase or otherwise, on terms that could be more or less favorable to other LXE Shareholders than the terms of the Exchange Offer.

Interest of Certain Persons in the Merger
-----------------------------------------------------------------

Certain officers and directors of ELMG are also officers and/or directors of LXE, and are the holders of LXE Shares and options to acquire additional LXE Shares. See "CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS" and "SECURITY OWNERSHIP."

Conditions of the Exchange Offer
-----------------------------------------------------------------

The Exchange Offer is subject to certain conditions, including the conditions, which cannot be waived, (i) that ELMG's shareholders approve certain aspects of the Transaction, and (ii) that ELMG receive sufficient tenders of LXE Shares to increase its ownership above 90% , and that it then cause the Merger to occur immediately after accepting such tendered shares. To satisfy the second condition, not less than 473,993 LXE Shares must be tendered, subject to the effects of possible exercises of
LXE Options.   All of the other conditions to the Exchange Offer
may be waived in whole or in part in the sole discretion of ELMG. See "THE EXCHANGE OFFER -- Certain Conditions of the Exchange Offer."

Amendment and Termination
-----------------------------------------------------------------
The Exchange Offer may be amended at any time before or after requisite approval by ELMG's shareholders and may be terminated by ELMG at any time. See "THE EXCHANGE OFFER -- Certain Conditions of the Exchange Offer; -- Extension of Tender Period; Termination; Amendment."


Procedures for Tendering
-----------------------------------------------------------------
Holders of LXE Shares desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal in accordance with instructions contained therein, and forward or hand deliver it, together with any other required documents, to the Exchange Agent, either with the LXE Shares to be tendered or in compliance with the specified procedures for guaranteed delivery of LXE Shares. See "THE EXCHANGE OFFER -- Procedure for Tendering LXE Shares."

Withdrawal Rights
-----------------------------------------------------------------
Subject to the conditions set forth herein, tenders of LXE Shares may be withdrawn at any time on or before the Expiration Date, and, unless theretofore accepted for exchange, after January 26, 1996. See "THE EXCHANGE OFFER -- Withdrawal Rights."


No Fractional Shares
-----------------------------------------------------------------
No fractional ELMG Shares will be distributed. Holders of LXE Shares who would otherwise be entitled to receive a fractional ELMG Share will be paid cash in lieu of such fraction. See "THE EXCHANGE OFFER -- Terms of the Exchange Offer."

Delivery of ELMG Shares
-----------------------------------------------------------------
ELMG will deliver ELMG Shares and cash in lieu of fractional shares as soon as possible after acceptance of LXE Shares for exchange. See "THE EXCHANGE OFFER -- Exchange of LXE Shares."


Exchange Agent
-----------------------------------------------------------------
SunTrust Bank, Atlanta


Information Agent
-----------------------------------------------------------------
Corporate Investor Communications, Inc.


Certain Federal Income Tax Consequences
-----------------------------------------------------------------
The Exchange Offer and Merger will constitute a tax-free reorganization and no income, gain or loss will be recognized by LXE shareholders upon the receipt of ELMG Shares in exchange for their LXE Shares. For a discussion of certain federal income tax consequences to holders of LXE Shares who receive cash in lieu of fractional shares in the Exchange Offer, see "THE EXCHANGE OFFER -- Certain Federal Income Tax Consequences."


The Merger

  Under applicable corporate law, if ELMG acquires sufficient
LXE Shares in the Exchange Offer to increase its ownership of LXE to at least 90% of the then-outstanding LXE Shares, ELMG may cause the Merger (in which each remaining LXE Share not owned by ELMG would be converted into .75 ELMG Shares) to occur without further action by the LXE Board or by the shareholders of either ELMG or LXE. It is a condition of ELMG's acceptance of LXE Shares in the Exchange Offer that ELMG receive sufficient tenders to reach the 90% ownership level, and that it exercise its right to cause the Merger immediately upon acquisition of the tendered LXE Shares.

  As of November 25, 1996, 5,574,518 LXE Shares were outstanding and options covering 293,118 LXE Shares were exercisable. Assuming that no LXE Options are exercised, 473,993 LXE Shares must have been validly tendered and not withdrawn as of the Expiration Date for ELMG to own 90% of the then-outstanding LXE Shares.

  The terms of the Merger would result in the conversion of all options (the "LXE Options") outstanding under LXE's 1989 Stock Incentive Plan (the "LXE Stock Plan") into options (the "ELMG Options") to acquire a proportionate number of ELMG Shares under ELMG's 1992 Stock Incentive Plan (the "ELMG Stock Plan"). The LXE Options are held by current and former employees, directors and officers of LXE and the option prices of the ELMG Options would be adjusted upwards such that the aggregate exercise price of each option would be unchanged by the conversion. See "THE EXCHANGE OFFER -- Conversion of LXE Options."



  Determination of the Exchange Ratio

  The exchange ratio being offered for the LXE Shares was recommended by the ELMG Special Committee (whose members have no ownership or other personal interest in LXE) and approved by the ELMG Board. The exchange ratio is not the product of an arm's-length negotiating process, and in particular has not been negotiated with LXE or the LXE Board. LXE's Board has designated a Special Committee, consisting of those LXE Board members who are not employed by or otherwise affiliated with ELMG, to review the Exchange Offer. The LXE Special Committee retained The Robinson-Humphrey Company, Inc. as financial advisor to assist in its review. For information concerning the LXE Special
Committee's position with respect to the Exchange Offers, holders of LXE shares should refer to the Solicitation/Recommendation Statement on Schedule 14D-9 effected to be distributed by the LXE Special Committee on or before December 12, 1996.

  In fixing the exchange ratio, the ELMG Special Committee and Board considered a variety of factors, principally including: relative historical and anticipated contributions to ELMG's earnings; relative share trading prices; market valuations of comparable companies as multiples of various operating results; the terms of comparable minority buy-out transactions; the fact that tendering holders of LXE Shares would continue to participate in the business of LXE as holders of ELMG Shares; the perception of ELMG's management regarding LXE 's business prospects; the condition of the NASDAQ public market for the LXE Shares; and the perceived benefits to ELMG of obtaining 100% ownership of LXE. See "THE EXCHANGE OFFER -- Determination of the Exchange Ratio."


Required Action by ELMG Shareholders

  The Exchange Offer is conditioned upon approval of certain aspects of the Transaction by the shareholders of ELMG. The ELMG Board has called a Special Meeting of the ELMG Shareholders (the "ELMG Special Meeting"), to be held at 11:00 a.m. on December 30, 1996, for the purpose of voting on the matter, and is distributing a Proxy Statement to the ELMG Shareholders in connection with that meeting and vote.

  The affirmative vote of a majority of the ELMG Shares present at the ELMG Special Meeting is required to approve the Transaction. The ELMG Board believes that the Transaction is in the best interests of ELMG and its shareholders, and is recommending that ELMG shareholders vote for its approval.

Market Prices

  ELMG Shares and LXE Shares are traded on the NASDAQ National Market System ("NASDAQ"). On November 22, 1996, the last full trading day for which quotations were available at the time of printing of this Offering Circular/Prospectus, the reported closing sales prices as quoted by NASDAQ were $21-1/8 per ELMG Share and $15 per LXE Share, and the closing high bids (the prices that dealers stood ready to pay to investors seeking to sell their shares) were $20-3/4 and $14, respectively.

  The following chart sets forth certain information concerning the market value of the ELMG and LXE Shares on October 2, 1996, the day preceding the announcement of the Exchange Offer and proposed Merger:

                                           Equivalent Value
                        Final NASDAQ         Based on .75
                         Sales Price        Exchange Ratio
                        ------------       ----------------

ELMG Shares             $   17-1/4          Not Applicable
LXE Shares                  10-3/4            12-15/16


For information relating to market prices of ELMG Shares and LXE Shares during the current fiscal year and the past two fiscal years, see "MARKETS FOR THE ELMG AND LXE SHARES." SHAREHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR ELMG SHARES AND LXE SHARES.

Lack of Dissenters' Rights

  Holders of LXE Shares and ELMG Shares will not be entitled to dissenters' rights under the Georgia Business Corporation Code in connection with the Transaction. See "LACK OF DISSENTERS' RIGHTS
OF LXE AND ELMG SHAREHOLDERS."



Accounting Treatment

  ELMG's acquisition of LXE Shares in the Exchange Offer and Merger will be accounted for by ELMG using the purchase method of accounting under generally accepted accounting principles.

  Currently, ELMG's consolidated financial statements include all of LXE 's assets, liabilities, revenues, costs and other deductions, and a minority interest amount that represents the portion of LXE 's results of operations and shareholders' equity applicable to the interest of minority shareholders of LXE . In accordance with the purchase method of accounting, the consolidated financial statements of ELMG would reflect the Exchange Offer and Merger only from and after the closing date. The minority interest amount reflected in ELMG's consolidated financial statements applicable to LXE would be eliminated as a result of the Exchange Offer and Merger, and ELMG's share of LXE's results of operations would be increased to 100%.

  ELMG will establish a new accounting basis for the portion of LXE 's assets and liabilities attributable to the minority shareholders' interests being purchased. LXE 's assets and liabilities will be adjusted by ELMG to their respective fair values as of the date of acquisition to the extent of the ownership interests acquired. The value of the ELMG Shares being exchanged for LXE Shares held by the minority shareholders is anticipated to exceed the fair value of the net assets applicable to the LXE Shares being acquired from the minority shareholders. This excess cost will be allocated to goodwill, which will be amortized on a straight-line basis over a 25-year period from the date of acquisition.


Regulatory Approvals

  ELMG is not aware of any federal or state regulatory agencies whose approval is required for completion of the Transaction.



                  Selected Historical Financial Data

  The following tables present summary historical consolidated financial information for ELMG and LXE, which is derived from the separate historical consolidated financial statements of ELMG and LXE. The historical consolidated financial information as of December 31, 1995, 1994, 1993, 1992 and 1991, and for the years then ended, has been derived in part from audited consolidated financial statements of ELMG and LXE , respectively. The consolidated financial statements of both ELMG and LXE as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, are incorporated by reference elsewhere in this Offering Circular/Prospectus. Historical consolidated financial information as of September 30, 1996 and 1995, and for the nine-month periods then ended, is derived in part from unaudited consolidated financial statements incorporated by reference elsewhere in this Offering Circular/Prospectus. In each case, the following summary financial information should be read along with the incorporated consolidated financial statements and related notes. See "INCORPORATION OF DOCUMENTS BY REFERENCE."

                                                   (In thousands, except per share amounts)

                                Nine Months
                                  Ended                          Years Ended
                               September 30                      December 31
ELMG                          1996       1995         1995       1994       1993      1992       1991
                              ----       ----         ----       ----       ----      ----       ----
Consolidated results of
 operations for period:
   Net sales                $ 106,771   93,930      128,950    117,993     99,004    71,822     75,340
   Gain on initial public
    offering of LXE common
    stock, net of income
    taxes                   $     -        -            -          -          -         -        3,638
  Earnings from continuing
    operations              $  2,916     1,434        2,310      4,263      1,391       924      7,456
  Earnings from continuing
    operations per common
    and common equivalent
    share                   $    .38       .20          .32        .58        .20       .10        .98
  Weighted average number
    of common and common
    equivalent shares
    outstanding                7,669     7,124        7,266      7,043      6,856     7,331      7,605

Consolidated financial
condition at end of
period:
  Total assets              $114,841   100,934      104,954     96,751     87,861    72,970     75,147
  Long-term debt
    (excluding current
    installments)             12,422     4,262       10,989      4,592      5,060       927      1,104
  Minority interest in
    LXE                        6,093    9,236        9,274      8,681      7,155     7,012      5,971
  Stockholders' equity        68,134   59,217        60,209     56,431     51,548    50,079     52,063


No cash dividends have been declared or paid during any of the periods presented.



                                     (In thousands, except per share amounts)


                              Nine Months
                                Ended                                 Years Ended
                             September 30                             December 31
                           ---------------         -----------------------------------------------
LXE                        1996       1995         1995       1994       1993      1992       1991
                           ----       ----         ----       ----       ----      ----       ----
Consolidated results of
operations for period:
  Net sales               $48,935    45,188       62,291      63,142     45,643    44,401     38,721
  Net earnings (loss)     $   200      (299)        (165)      4,122        336     3,310      3,236
  Net earnings (loss)
    per  common
    and common equiva-
    lent shares           $   .04      (.05)        (.03)        .71        .06       .57        .60
  Weighted average number
    of common and common
    equivalent shares
    outstanding             5,659     5,525        5,532       5,766      5,721     5,786      5,398

Consolidated financial
condition at end of
period:
  Total assets           $ 54,388    48,295       49,481      45,741     37,865    37,115     32,718
  Long-term debt
    (excluding
    current install-
    ments)                  8,500       144        6,925         350        594       827      1,004
  Long-term debt to
    parent and due to
    parent - non current    1,191     1,466        1,397       1,672      1,946     2,221      2,473
  Stockholders' equity     32,929    32,478       32,611      32,298     27,713    27,264     23,663


No cash dividends have been declared or paid during any of the periods presented.



            Summary Pro Forma Financial Data -- Unaudited

  The unaudited pro forma financial information presented is for informational purposes only and is not necessarily indicative of either future results of operations or financial position or of the results of operations or financial position that would have been reported had the Exchange Offer and Merger been completed at the beginning of the respective periods or as of the dates for which such unaudited pro forma information is presented. For additional detail, see "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- UNAUDITED."

  The following summary unaudited pro forma consolidated financial information is based on the historical results of operations and financial condition of ELMG and LXE . For the periods presented, LXE has been a majority-owned subsidiary of ELMG and, accordingly, has been consolidated with ELMG in the historical financial statements of ELMG. This information should be read in conjunction with the Pro Forma Consolidated Financial Statements that are included elsewhere herein and with the historical consolidated financial statements of ELMG incorporated by reference in this Offering Circular/Prospectus. The pro forma data give effect to the Exchange Offer and Merger, resulting in LXE being a wholly owned subsidiary of ELMG, accounted for as a purchase and based upon the conversion (i) of each currently outstanding LXE Share into .75 ELMG Shares, and (ii) of each LXE Option into an option for ELMG Shares on the basis of .75 ELMG Shares for each share subject to the LXW Option, with the per-share exercise price being adjusted upwards by one-third, as if such transactions had occurred effective as of the first day of the accounting period presented or as of the balance sheet date presented.

ELMG  Pro Forma Financial Data -- Unaudited

The following tables set forth for the periods and the dates indicated certain unaudited pro forma consolidated financial information of ELMG adjusted to reflect ownership at the dates and for the periods presented of 100% of the LXE Shares, on the terms specified in the Exchange Offer.

                (In thousands, except per share amounts)

                               Nine Months Ended              Year Ended
                               September 30, 1996         December 31, 1995
                              As              As          As             As
                           Reported        Adjusted    Reported       Adjusted
                           --------        --------    --------       --------
Consolidated results
of operations:
  Net sales              $ 106,771          106,771     128,950        128,950
  Net earnings           $   2,916            2,699       2,310          2,108
  Net earnings per
    common and common
    equivalent share     $     .38              .31         .32            .24
  Weighted average
    number of common
    and common
    equivalent shares
    outstanding              7,669           8,585       7,266           8,639





                                   September 30, 1996
                               As Reported     As Adjusted
                               -----------     -----------
Consolidated financial
condition:
  Total assets                $114,841          124,589
  Long-term debt (excluding
    current installments)       12,422           12,422
  Minority interest in LXE       6,093              -
  Stockholders' equity          68,134           86,204


Comparison Of Certain Unaudited Per Share Data

  The following tables show comparative historical per share data for ELMG and LXE , pro forma per share data for ELMG and LXE , and combined and equivalent pro forma per share data for LXE .


                             Nine Months Ended              Year Ended
                             September 30, 1996         December 31, 1995
                         ------------------------    -----------------------
                         Historical      Pro Forma    Historical    Pro Forma
                         ---------      ---------    ----------    ---------


ELMG                       $  .38             .31          .32            .24
 Net earnings
 Shareholders' equity -
  end of period              9.11           10.44          8.60         10.08

LXE
 Net earnings                 .04             .23          (.03)          .18
 Shareholders' equity -
  end of period              5.91            7.83          5.87          7.56



             MARKETS FOR THE ELMG AND LXE SHARES

Comparative Market Prices

  ELMG Shares and LXE Shares are principally traded on NASDAQ (symbols: ELMG and LXEI). The following tables set forth the high and low sales prices per ELMG Share and LXE Share as reported by NASDAQ for each period indicated. They also set forth the closing high bid and low asked prices quoted by market makers for the ELMG Shares and the LXE Shares. The high bid at any given time is the highest price that a market maker is at that time offering to pay to an investor who wishes to sell his or her shares, and the low asked at any given time is the lowest price at which a market maker is at that time offering to sell shares to an investor who wishes to buy them. For shares with wide bid-asked spreads, such as the LXE Shares, the high bid and low asked prices provide clearer information concerning market prices than do the reported sales prices; because the sales prices are reported for transactions between a market maker and an investor, the reported sales price will be relatively high if the reported transaction is a sale by a market maker, and relatively low if it is a purchase by a market maker. The bid-asked prices provide no assurance that the specified prices were available for transactions involving more than one round lot (100 shares).

  Neither ELMG nor LXE has paid a cash dividend with respect to its shares. The fiscal year for each company ends on December 31 of each year. On October 3, 1996, the last full trading day before the public announcement of the Exchange Offer, the closing sale price per ELMG Share, as quoted by NASDAQ, was $17.25 and such price per LXE Share was $10.625. also on that day, there was a $.375 spread between ELMG's closing bid price of $17 and closing asked price of $17.375, compared with a $1.375 spread between LXE's closing bid price of $10.125 and closing asked price of $11.50.

SHAREHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR ELMG
SHARES AND LXE SHARES.

                       ELMG Shares           LXE Shares
                     Price Range          Price Range
                      High       Low        High       Low
                      ----       ---        ----       ---
1994
  First Quarter    $  9-3/8     7-3/4      12-1/2      9-1/2
  Second Quarter      9-1/4     7-7/8      12-1/4     10-1/4
  Third Quarter       9-1/8     8          14         11
  Fourth Quarter     12-1/8     8          15-1/4     12-3/4

1995
  First Quarter      12-1/8    10          17-3/4     13-1/2
  Second Quarter     15-3/8    10          16-1/4     13
  Third Quarter      17-5/8    10-3/8      16-3/8      9-1/2
  Fourth Quarter     12-1/8     9-1/2      10-1/4      7-1/2

1996
  First Quarter      13-11/16  10-1/2      10-3/8      7
  Second Quarter     16-3/8    10-3/4       12         8-3/4
  Third Quarter      17        10-1/4       12         8
  Fourth Quarter
  (through 11/22)    21-1/8    16-1/8       15        10-1/8



                        ELMG Shares           LXE Shares
1996                 Bid         Asked     Bid        Asked
                     ---         -----     ---        -----

January 2          $ 11          11-1/4    8-1/4       8-3/4
January 31           11-1/8      11-3/8    8           8-3/4
February 29          12-7/8      13-1/4    9-5/8      10-1/4
March 29             12-1/8      12-3/8    9-1/4       9-3/4
April 30             11-3/8      11-3/4    8-3/4       9-1/4
May 31               14-1/4      14-1/2    9-3/4      10-3/8
June 28              14-3/8      14-3/4   10          10-5/8
July 31              12-1/4      12-1/2    8-1/4       9
August 30            13-3/8      13-3/4   10-5/8      11-3/8
September 30         17-3/8      17-1/4   10-1/8      11-1/2


Condition of the Market for the LXE Shares

  Of the 1,031,444 outstanding LXE Shares not owned by ELMG, an aggregate of approximately 656,000 are held by nine institutional investors, and the remaining approximately 375,000 shares are believed to be held by approximately 2,000 holders. As compared with the trading market for the ELMG Shares, the market for the publicly held LXE Shares in recent months has been characterized by wide bid-asked spreads, as indicated in the foregoing table. It has also been characterized by relatively sporadic, low-volume trading, as indicated in the following table that sets forth NASDAQ trading volume for the first nine months of 1996. The volumes are reported by market makers, and thus may represent only one side of the buy-sell cycle, with subsequent offsetting transactions also being reported as separate trading volume.

                      ELMG Shares           LXE Shares
                    Number of    Total      Number of    Total
                    Days With    Monthly    Days With    Monthly
    1996            No Trading   Volume     No Trading   Volume
    ----            ----------   -------    ----------   -------
January                 -        375,187        3        108,077
February                -      1,435,122        2         93,089
March                   -        547,931        3         44,922
April                   -        304,493        3        104,160
May                     -        883,071        5         86,085
June                    -        938,911        1         96,554
July                    -        611,301        6         60,022
August                  -        793,905        6        136,237
September               -      1,047,750        3         26,241
October                 -        948,980        8         22,689



   To be included in NASDAQ, a security must have at least two market makers. As late as August 1996, there were 4 market makers for the LXE Shares, but currently only two broker-dealers are making a market. If either of these market makers concluded that the low trading volumes did not justify the risks and required commitment of resources, the LXE Shares would no longer be eligible for inclusion NASDAQ. By way of comparison, 6 broker-dealers act as market makers for the ELMG Shares, which have approximately 5,000 holders and an average trading volume during 1996 of 789,000 shares per day.


                         THE EXCHANGE OFFER

Background

  In 1991, ELMG caused LXE, which at that time was its wholly-owned subsidiary, to offer approximately 22% of its outstanding
shares in an initial public offering.   This offering was
intended to raise capital for further expansion of LXE's business, and to increase investor familiarity with the LXE component of ELMG's business. At that time, the defense markets, which had been central to ELMG's growth and profitability during the 1980's, had been declining in volume and profitability, while LXE's commercial wireless data communications business, in various materials handling settings, had been expanding. The offering was completed in April 1991, and ELMG believes that the intended objectives were achieved.

  In recent years, LXE's profitability has not been maintained at stable or growing levels, principally due to increased competition in the materials handling market for LXE's traditional wireless local area network ("LAN") products, and to difficulties experienced by LXE in timely introducing new generations of products needed to meet evolving technical requirements. At the same time, the boundaries between LXE's commercial LAN products and the balance of ELMG's business have become less distinct as other commercial markets and applications for wireless communications products have been developing, and as an increasing portion of ELMG's other business has shifted to commercial, rather than governmental, customers. In this environment, ELMG has become increasingly aware of opportunities for LXE and other components of ELMG's business to share, or jointly develop, technology and markets.

  As a result of these various considerations, during 1995 ELMG began reviewing the appropriateness of increasing its ownership of LXE. In late August 1995, the ELMG Board authorized management to identify investment banking assistance in analyzing methods of increasing ELMG's ownership of LXE, to prepare a plan for protecting ELMG's level of LXE ownership if favorable LXE share prices resulted in significant exercises of outstanding LXE Options, and to purchase (if available at approximately then-current market prices) the LXE Shares held by two partnerships controlled by David A. Rocker. The Rocker partnership shares at that time constituted the largest single holding of any LXE shareholder other than ELMG, and were sufficient to raise ELMG's
LXE ownership above the 80% level required for filing consolidated income tax returns.

  In September 1995, before management acted on the ELMG Board's various authorizations, and before any proposals were formulated, adopted or presented to any LXE shareholders, LXE announced an anticipated loss for the quarter ending September 30, 1995. From a closing price of $13.50 at the end of August, the reported closing sales prices for the LXE Shares declined to $10.25 at the end of September and $8.00 at the end of November and December 1995, for an aggregate decline of approximately 40%. In view of the depressed market for LXE Shares and the efforts being undertaken to return LXE to profitability, management concluded, in consultation with the ELMG Board, that it was no longer desirable or appropriate at that time to pursue 100% ownership. However, management continued to believe that ELMG would benefit by acquiring the Rocker partnership shares and increasing its LXE ownership above 80%. Based on preliminary discussions with Mr. Rocker, management concluded that these shares were not available at the then-current depressed market prices, and management sought and received the ELMG Board's authorization to negotiate a transaction at a premium over market prices using ELMG Shares for all or a portion of the purchase price. Further preliminary conversations with Mr. Rocker in October 1995 caused management to conclude that at that time the parties would be unable to agree on key terms, including the extent to which any purchase price would be paid by delivery of ELMG Shares, and the matter was not pursued until January 1996. Negotiations commencing at that time resulted in the acquisition, on February 23, 1996, of 548,200 LXE Shares. In this transaction, ELMG delivered to the Rocker partnerships .8337 ELMG Shares plus $.912 in cash for each LXE Share acquired, and also received the agreement of Mr. Rocker and the partnerships to make no further purchases of LXE Shares for a period of five years. At the date of closing, the ELMG Shares had a closing market value of $12.25 per share, or $10.21 for each .8337 ELMG Shares. The ELMG Shares delivered in the transaction were not registered under state or federal securities laws, and could not be freely traded by their holders, but ELMG agreed to register such shares for resale by such holders and subsequently obtained such registration.

  ELMG also acquired 19,874 LXE Shares in a cash transaction, at $9.44 per share, on May 1, 1996. This transaction was with a market maker who had acquired these shares from a former LXE executive officer who had terminated as an employee and had exercised an option previously granted to him in connection with his employment. This transaction was entered in connection with the conclusion of the former officer's employment relationship and in order to protect ELMG's 80% ownership level.

  LXE reported a further loss for the quarter ended March 31, 1996, but returned to profitability in the quarter ended June 30, 1996, and was expected by management to report improving performance in the immediately succeeding future quarters. As a result, in July 1996, ELMG's management conducted a review of the benefits and costs of a transaction that would result in full ownership of LXE . The matter was reviewed with the ELMG Board at a meeting held on July 31, 1996. Based on the potential perceived advantages, the Board authorized management to continue the review process, and to retain investment banking assistance in evaluating whether to propose such a transaction and in developing a proposed structure and terms. Because of the significant holdings of LXE Shares and LXE Options of four members of the ELMG Board (John B. Mowell, John E. Pippin, Don T. Scartz and Thomas E. Sharon) the ELMG Board delegated to the ELMG Special Committee, consisting of Anthony J. Iorillo, Jerry H. Lassiter, and John H. Levergood, the responsibility for approving the retention of an investment banker, and for making a recommendation to the full ELMG Board as to whether to proceed with a transaction and if so, on what terms.

  The LXE Board held its regular quarterly meeting the following day, August 1, 1996. ELMG management and directors present at this meeting were Thomas E. Sharon, John E. Pippin, John B. Mowell, Don T. Scartz and William S. Jacobs. Dr. Sharon and Messrs. Scartz and Jacobs advised the other members of the LXE Board of the status of ELMG's consideration of a transaction to acquire the minority LXE Shares by issuing ELMG Shares, and reported the appointment of the ELMG Special Committee and proposed retention of investment banking assistance. Because ELMG was at that time considering the possibility of a merger transaction, which would involve negotiations with and, in order to proceed, approval of the LXE Board, the LXE Board appointed its own Special Committee (the "LXE Special Committee") consisting of Frank W. Blount, William F. Evans and Francis X. Stankard, being all of the LXE directors who were not directors, employees or shareholders of ELMG.


  The LXE Special Committee was delegated full authority to identify and retain investment banking and legal advisors in order to be in position to respond to a merger offer by ELMG, if one was forthcoming, and to negotiate (or reject) an agreement on behalf of LXE.

  Other than the proposed use of ELMG Shares, no proposed transaction terms were discussed. Mr. Evans observed that, in his view, in recent years LXE had become less attractive as a separate investment approach, and that LXE shareholders likely would improve their investment prospects by becoming ELMG shareholders in an appropriately structured transaction. No member of the LXE Special Committee indicated the merger terms or exchange ratio that he might consider to be appropriate.

  Following further review of alternative transactions, potential transaction costs and timing, the number of LXE 's shareholders, and the concentration of LXE Shares in a small number of institutional holders, ELMG concluded that if the ELMG Special Committee and the ELMG Board chose to proceed, an exchange offer directly to the LXE Shareholders probably would be the most efficient and cost-effective transaction structure. On September 3, 1996, Mr. Scartz, as ELMG's Senior Vice President and Chief Financial Officer, and Mr. Jacobs, as its Vice President and General Counsel, participated in telephone conversations with each of Messrs. Evans and Stankard. At this time, Messrs. Evans and Stankard were advised that ELMG was contemplating the possibility of an exchange offer and was no longer considering the possibility of proposing a negotiated merger. Messrs. Scartz and Jacobs also advised that ELMG was not contemplating negotiation with the LXE Special Committee concerning the terms of an exchange offer, if one were initiated. Based on this information, Messrs. Evans and Stankard concluded that retention of an investment banker was not necessary at that time, but that independent legal counsel would be retained to advise the LXE Special Committee if and at the time ELMG determined to proceed.

  At a meeting held on October 2, 1996, following presentations by and discussions with ELMG's management and Oppenheimer, which had been retained to provide investment banking assistance, the ELMG Special Committee unanimously approved the recommendation that ELMG proceed with the Exchange Offer, on the terms described in this Offering Circular/Prospectus. At a meeting held on October 3, 1996, the full ELMG Board unanimously accepted and approved the ELMG Special Committee's recommendation.

  At its regular quarterly meeting held on October 24, 1996, the LXE Board received a report on the status and expected schedule of the Exchange Offer, but held no substantive discussions of its proposed terms. At that meeting, the LXE Board, with approval by the members of the Special Committee, authorized access by ELMG to the LXE shareholder list for use in the Exchange Offer. The Board also delegated to the Special Committee full authority to determine and communicate the LXE Board's position statement required by SEC Rule 14d-9.

  On November 12, 1996, the LXE Special Committee held a meeting to which it invited, as representatives of ELMG, Dr. Sharon and Messrs. Scartz and Jacobs. The meeting was also attended by representatives of Hicks, Maloof & Campbell, legal counsel to the LXE Special Committee, and by representatives of The Robinson-Humphrey Company, Inc. ("R-H"), investment bankers. The purposes of this meeting were to provide to the LXE Special Committee data assembled by ELMG with the assistance of Oppenheimer, and used by the ELMG Special Committee and Board in determining the exchange ratio; to review the analysis and reasons considered by the ELMG Special Committee and Board in that process; and to provide an opportunity for the LXE Special Committee to question ELMG representatives concerning the proposed Exchange Offer and Merger. During the course of the meeting, the ELMG representatives provided and discussed: information concerning the shareholders of each company; data concerning market valuations of comparable companies based on multiples of various operating results, including current and expected earnings per share; historical and projected operating results for each company; historical stock trading patterns for each company; and comparative data concerning other minority interest buy-out transactions and acquisition transactions involving data communications companies. The ELMG representatives also reviewed the manner in which the ELMG Special Committee and Board had determined the .75 exchange ratio, stating that the principal factors considered had been comparative multiples of 1997 estimated net income, expected relative contribution to 1997 operating results, and typical minority buy-out premiums to pre-offer market trading prices. In reviewing the analyses based on future operating performance, it was explained that, as had been presented at the recent quarterly meeting of the LXE Board, rapid growth in new markets for LXE products, primarily healthcare applications, could result in higher actual future levels of sales and earnings than those used by the ELMG Special Committee and Board in determining the exchange ratio; the ELMG representatives also stated that the projections used by the ELMG Special Committee and Board for ELMG's future operating performance similarly did not include potential higher-than-expected growth rates in certain new markets, particularly that for PCS/cellular base station antennas, and that because these products are directly manufactured by ELMG, they provide substantially higher margins than do the LXE healthcare products, which are largely manufactured by other companies. Dr. Sharon discussed with the LXE Special Committee his view of potential operating efficiencies available if LXE were a wholly owned subsidiary and thus technical, manufacturing and marketing resources could be more easily shared; he also discussed his view that development by LXE of radio products needed to achieve higher margins on healthcare installations requires RF engineering expertise that LXE does not separately possess but that is a strength of other ELMG subsidiaries.

  At the conclusion of the LXE Special Committee meeting, the Committee advised the ELMG representatives that the Committee would be holding a further meeting on November 13, 1996, to review its responsibilities and to determine the procedures that would be followed, including the possibility that R-H would be retained as financial advisor. Following that subsequent meeting, the LXE Special Committee advised ELMG that it had retained R-H to review, and to provide advice to the Committee with respect to, the Exchange Offer as it affects holders of LXE Shares. The LXE Special Committee also reported that due to the time required for R-H to perform its review and for the Committee to thereafter meet and determine its position, the Committee planned to provide its position statement to the holders of LXE Shares in a separate mailing subsequent to distribution by ELMG of its Exchange Offer materials.


Purpose of the Exchange Offer and Merger

  The Exchange Offer is being made for the purpose of acquiring
100% of the outstanding LXE Shares. ELMG is seeking 100% ownership of LXE for the following reasons:

  * Ownership of 100% of the LXE Shares would facilitate and encourage greater exchange and sharing of technical and marketing resources among LXE and ELMG's other operating subsidiaries, particularly EMS Technologies, Inc., which is a 100% owned subsidiary and possesses superior RF wireless engineering capabilities. ELMG believes that access to such capabilities will be important in LXE's future efforts to expand its wireless networking business into new applications and markets, and that greater access to LXE's marketing and product experience will be helpful to EMS Technologies as it seeks to further increase its sales of commercial wireless communications products. With LXE as a 100% owned subsidiary, such exchange and sharing can be effected more expeditiously and with simpler review and approval procedures than is possible under current procedures, which are designed to protect the interests of the minority LXE shareholders.

  * As a 100% owned subsidiary, LXE would no longer incur separate SEC reporting, shareholder reporting, tax reporting, annual meeting and independent board expenses, as well as other certain separate corporate expenses. ELMG estimates that elimination of these expenses would result in savings of approximately $420,000 per year.

  * ELMG believes the greater ease in sharing of resources among subsidiaries would permit consolidation of various functions and operations, and more efficient allocation and operation of production facilities, resulting in direct savings believed to be significant but for which no firm estimates have been developed.

  * It is ELMG's belief, based on its management's participation in conferences and discussions with analysts and other members of the investment community, that LXE's status as a separately-traded company results in disproportionate attention to LXE's role within the ELMG organization, and detracts from ELMG's ability to communicate the role and capabilities of its various subsidiaries in the context of ELMG's overall business strategies.

  * Conversion of the LXE minority shareholder interest into additional outstanding ELMG shares would increase ELMG's share capitalization and number of shareholders, and may thus encourage market makers and analysts to participate in the market for the ELMG Shares.

  * ELMG believes that the conversion on the proposed terms of the LXE Shares held by minority LXE shareholders may be attractive to those shareholders because, among other possible reasons, the trading market for LXE Shares has been relatively illiquid with much lower trading volumes and much wider bid-asked spreads than the market for ELMG Shares, and thus may be less attractive to potential investors, particularly those interested in liquidity for a substantial holding. See "MARKETS FOR THE ELMG AND LXE SHARES." In addition, as holders of ELMG Shares, LXE shareholders would retain a significant indirect interest in LXE.

  If ELMG holds, upon completion of the Exchange Offer, at least 90% of such outstanding shares, under Georgia law ELMG could and would cause the merger of LXE with a newly formed subsidiary of ELMG without seeking a vote of LXE's shareholders or the LXE Board, in which event remaining LXE shareholders (other than ELMG) would receive .75 ELMG Shares for each LXE Share.

  If ELMG does not receive a sufficient tender in the Exchange
Offer to increase its LXE ownership above 90%, it will not accept tendered LXE Shares, and has not formulated any plans or proposals with respect to any subsequent efforts to acquire additional LXE Shares.

  Management believes that if the Exchange Offer is successful the above-referenced benefits would be obtained with no earnings-per-share dilution in 1997 or later years. This belief reflects projections of 1997 LXE earnings prepared internally for normal business planning purposes. The preparation and analysis of such projections of future operating results are, in management's view, an essential tool in managing the business of LXE and ELMG. However, neither management nor the ELMG Board can know the course of future events, and thus any such projections are no more than management's expectations, based on its current understanding of factors it believes to be relevant, and are subject to future developments and events that cannot currently be known by, and may be beyond the control of, LXE or ELMG. For example, management's projections of LXE's earnings in 1997 could be materially affected, negatively or positively, by unexpected product advances by competitors, by the unexpected development of alternative technologies, by unexpected growth rates (either faster or slower) in existing and target markets for LXE's products, by currently unknown technical breakthroughs by LXE's engineering staff, by unexpected difficulties in designing and manufacturing new products, and by general economic trends and conditions both in the United States and abroad.

  Management's belief that the issuance of ELMG Shares in the Exchange Offer and Merger would not adversely affect future earnings per share is dependent on the anticipated savings described above. These savings include both LXE's expenses as a separate publicly traded company, as to which quantified savings are readily identifiable, and other savings, which have not been specifically quantified, arising from greater ease in sharing resources throughout the organization.

  ELMG management also believes it is possible that LXE's future operations could achieve higher levels than those contained in the above-described projections. In the course of managing LXE's business affairs, management has analyzed potential scenarios involving, for example, higher assumed rates of growth in LXE's traditional markets and in new markets (such as healthcare) that LXE is seeking to establish. Utilizing favorable assumptions, such scenarios support the possibility of future earnings at LXE substantially exceeding those considered by the ELMG Special Commmittee and Board in determining the Exchange Ratio, or required for ELMG to avoid earnings-per-share dilution as a result of the Exchange Offer and Merger. Such scenarios and higher earnings are believed to be possible, and from time to time are used internally for purposes of contingency planning and encouraging higher levels of achievement. However, while achievement of higher earnings is a primary objective of ELMG's management and Board, such scenarios are viewed by ELMG as being speculative, dependent on favorable future developments, and highly subject to risks. For this reason, such scenarios and the potential higher earnings that they support have not been relied upon either by management for purposes of establishing employment levels or other external commitments, or by the ELMG Special Committee or Board in determining the exchange ratio.

  Except for the Transaction and except as otherwise described in this Offering Circular/Prospectus, ELMG does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of any operations of LXE, or the sale or transfer of a material amount of assets involving LXE or any of its subsidiaries, or any changes in LXE's capitalization or any other change in LXE's corporate structure or business or the composition of its management. However, ELMG may, in the future, propose or develop additional or new plans or proposals, or may propose the acquisition or disposition of assets or other changes in LXE's business, corporate structure, capitalization, management or dividend policy.


Determination of the Exchange Ratio

  The ELMG Board has approved the exchange ratio being offered for the LXE shares, based on the recommendation of the ELMG
Special Committee, whose members have no ownership or other personal interest in LXE. In making such recommendation and giving such approval, both the ELMG Special Committee and ELMG
Board received analyses and advice of Oppenheimer as described below at "Financial Advisor," and also discussed various matters deemed relevant, including business prospects, with the Chief Executive Officer and other management personnel of each company. The ELMG Special Committee and ELMG Board each concluded that the exchange ratio was reasonable and appropriate in light of numerous factors, principally including: relative historical and anticipated contributions to ELMG's earnings, with particular emphasis on estimated 1997 earnings; relative trading prices for the LXE and ELMG Shares; market valuations of comparable companies as multiples of selected operating results, including revenues and earnings per share, again with particular emphasis on estimated 1997 earnings; the terms of comparable minority buy-out transactions; the fact that tendering holders of LXE Shares would continue to participate in the business of LXE as holders of ELMG Shares; the perception of ELMG's management regarding
LXE's business prospects; the condition of the NASDAQ public market for the LXE Shares; and the perceived benefits to ELMG of obtaining 100% ownership of LXE.

  In considering the foregoing factors, the ELMG special Committee and Board used estimated 1997 earnings for LXE of $.59 per share, an estimate that had been prepared by ELMG and LXE for normal business planning purposes. This projection was not prepared with a view toward public disclosure, but was believed material and relevant by the Special Committee and Board in connection with their determination of the exchange ratio, and for that reason is bing disclosed in this Offering Circular/Prospectus. As discussed above at "Purpose of the Exchange and Merger," such projections represent management's expectations, based on its current understanding of factors it believes to be relevant, and are subject to future developments and events that cannot currently be known by, and may be beyond the control of, LXE or ELMG. Accordingly, actual results could vary significantly from those set forth in such projections.

  The exchange ratio selected by the ELMG Special Committee and Board represents a premium of 22.1% based on the relative final closing sales prices of ELMG Shares and LXE Shares on October 2, 1996, the last trading day preceding the date on which the exchange ratio was approved by the ELMG Board and the Exchange Offer and proposed Merger were announced, and a premium of 15.5% based on the relative average closing reported sales prices during the 10 trading days ending on such date, in each case as
reported by NASDAQ.   Based on relative closing high bid
quotations reported by NASDAQ, the premiums are 29.5% and 20.4%, respectively; high bid prices are the prices at which at least one market maker stands ready to purchase at least one round lot from investors seeking to sell their shares, and ELMG believes that, for shares (such as those of LXE ) with wide bid-asked spreads, the high bids provide a more accurate measure of sales prices available to individual investors.

  As discussed below at "Financial Advisor," Oppenheimer provided various analyses to the ELMG Special Committee and Board, but advised that, in its view, the three most important analytical approaches were those based on multiples of 1997 estimated earnings, relative contribution to combined-company operating results, and premiums to market in other minority-buyout transactions. Oppenheimer's analyses of comparable-company share price multiples of estimated 1997 earnings per share reflected that companies deemed comparable to LXE were trading at a representative multiple of 15.5x, and those deemed comparable to ELMG were trading at a representative multiple of 16.6x; applying these multiples to the respective projected 1997 EPS of each company, as prepared by management, results in an implicit exchange ratio of approximately .6 ELMG Shares for each LXE Share. Oppenheimer's analysis of relative contribution to combined-company estimated 1997 net income of the ownership interest of the LXE minority shareholders reflected an 8.5% contribution; the exchange ratio that would result in LXE minority shareholders holding 8.5% of the ELMG Shares outstanding after the Merger (based on ELMG Shares outstanding on October 2,
1996) is .68 ELMG Shares for each LXE Share. Oppenheimer's analysis of premiums paid in other minority buyout transactions revealed average premiums, as a percentage of the target companies' stock prices at certain times prior to announcement of the transaction ranging from 19.4% to 23.3%.

  In selecting an exchange ratio of .75 ELMG Shares for each LXE Share, the ELMG Special Committee and Board considered Oppenheimer's advice (which, as described below at "Financial Advisor," did not constitute an opinion as to the fairness) that an exchange ratio of .70 to .75 was reasonable and consistent with the three principal analytical approaches; the Special Committee and Board also gave substantial weight to the premiums to market price that are typical in minority-buyout transactions, to the expectation that any earnings dilution from the Transaction would be at minimal levels that could reasonably be expected to by offset by synergistic operating efficiencies, and to the overall benefits of the Transaction to ELMG as described above at "Purpose of the Exchange Offer and Merger."

Financial Advisor

  Oppenheimer was retained by the ELMG Special Committee and Board to provide advice in connection with the Transaction. However, Oppenheimer was not requested to, and has not, rendered any opinion as to the fairness of the Exchange Offer, from a financial point of view or otherwise, to either LXE shareholders or ELMG shareholders, and Oppenheimer makes no recommendation as to whether LXE shareholders should tender their LXE shares to ELMG pursuant to the Exchange Offer.

  Oppenheimer is an internationally recognized investment banking firm and is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements, and in valuations for estate, corporate and other purposes. Oppenheimer was retained by the ELMG Special Committee and Board as financial advisor because of, among other things, Oppenheimer's expertise in financial matters in general and in wireless technology industries in particular, and because of its familiarity with both ELMG and LXE through analysts and investment bankers who have been following and maintaining contact with both companies.

  In providing assistance to the ELMG Special Committee and Board, Oppenheimer performed and described to the Special Committee and/or the Board a variety of financial analyses. The forecasts of the future operating results of ELMG and LXE utilized by Oppenheimer in its analyses were provided to or reviewed for Oppenheimer by the management of each of ELMG and LXE. ELMG and LXE do not publicly disclose internal management forecasts of the type provided to Oppenheimer in connection with the review of the Exchange Offer and Merger, and such forecasts were not prepared with a view toward public disclosure. The forecasts were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. In addition, the analyses performed by Oppenheimer do not purport to be appraisals or necessarily to reflect the prices at which companies or their securities actually may be sold.

  In providing assistance to the ELMG Special Committee and Board, Oppenheimer reviewed, among other things, (i) the Annual Reports to Shareholders and Annual Reports on Form 10-K for the three fiscal years ended December 31, 1995 of ELMG and LXE; (ii) Quarterly Reports on Form 10-Q of ELMG and LXE for the fiscal years 1995 and 1996; (iii) certain other communications from ELMG and LXE to their respective stockholders; (iv) certain internal financial analyses and forecasts of ELMG and LXE prepared by their respective managements; (v) the reported price and trading activity for the ELMG Shares and the LXE Shares; (vi) certain financial and stock market information for ELMG and LXE, which was compared with similar information for certain other publicly traded companies; (vii) to the extent publicly available, the financial terms of certain recent business combinations in the wireless communications industry; and (viii) stock price premiums paid in certain minority buyout transactions. In addition, Oppenheimer held discussions with members of the managements of ELMG and LXE regarding the past and current business operations, financial condition and future prospects of their respective companies and the business synergies expected by the respective managements to be realized from the Merger, and performed such other studies and analyses and considered such other financial, economic and market criteria as it believed necessary.

  The following summary is not a complete description of the analyses performed by Oppenheimer and furnished to the ELMG Special Committee and Board. Rather, it is intended to describe generally the analytical approaches utilized by Oppenheimer, and to provide additional information concerning those approaches that were believed by Oppenheimer to be most relevant to the ELMG Special Committee's and Board's objective of selecting a reasonable and appropriate exchange ratio.

Analysis of LXE

  Comparable Company Analysis. Oppenheimer furnished the ELMG Special Committee and Board with a comparison of certain historical and estimated earnings and other operating and financial data and ratios, and of multiples of income statement and operating cash flow parameters of certain other publicly traded companies deemed to be generally comparable to LXE. Financial data compared included enterprise value (defined as the sum of the face value of a company's debt plus the market value of its equity securities ("market capitalization") less cash and cash equivalents), market capitalization, sales, operating cash flow (defined as earnings before interest, taxes, depreciation and amortization ("EBITDA")), operating income (defined as earnings before interest and taxes ("EBIT")), net income, earnings per share ("EPS"), gross margin, operating margin, net margin, historical sales, operating cash flow, net income and EPS growth, projected EPS and EPS growth rates, balance sheet data, and certain expenses and expense ratios. Multiples compared included enterprise value to sales, enterprise value to operating cash flow, enterprise value to operating income, and price per share to actual and projected EPS. The analysis of the ratios of price per share to projected 1997 EPS, which Oppenheimer believed to be the most important and widely accepted indicator of value, reflected that companies selected as comparable to LXE traded at multiples to projected 1997 EPS of between 12.1x and 18.3x, with a representative multiple of 15.5x.

  Minority-Buyout Valuation Analysis. Oppenheimer furnished the ELMG Special Committee and Board with an analysis of the premiums paid in 41 pending and completed minority-buyout transactions
occurring since January 1992.   Oppenheimer considered, among
other factors, the structure (tender offer or merger), the consideration (cash or stock), and the percentage of the target's shares held by the acquiror at the time of the announcement.
This analysis revealed that the average premiums paid in these transactions, as a percentage of the target companies' stock prices one day, one week, and four weeks prior to announcement of the transaction, ranged from 19.4% to 23.3%.

  Other Analytical Approaches. Oppenheimer also furnished the ELMG Special Committee and Board with a discounted cash flow analysis of LXE on a stand-alone basis, and an analysis of the implied valuation multiples of seven completed merger and acquisition transactions occurring since October 1994 and involving companies in the data communications industry. Because the discounted cash flow analysis in LXE's case is heavily dependent upon the ending, or "terminal," valuation, which is derived from expected income, capital market conditions, and applicable multiples and discount rates at the end of five years, Oppenheimer advised the ELMG Special Committee that in its view the discounted cash flow analysis would not be an appropriate or widely accepted indicator of value in the circumstances. Oppenheimer also advised the ELMG Special Committee and Board that the universe of recent data communications company mergers did not include companies with businesses similar to that of LXE, and that the seven transactions reviewed by Oppenheimer involved third-party acquisitions and thus the higher premiums typically paid for the transfer of control. For these reasons, and in view of the fact that ELMG already holds a controlling equity interest in LXE, Oppenheimer expressed its belief that the comparative merger-and-acquisition analysis was not appropriate or helpful in the Special Committee's and Board's efforts to determine an exchange ratio.

Analysis of ELMG

  Comparable Company Analysis. Oppenheimer furnished the ELMG Special Committee and Board with an analysis of certain historical and estimated earnings and other operating and financial data and ratios, and of multiples of income statement and operating cash flow parameters, of certain other publicly traded companies deemed to be generally comparable to ELMG. Financial data compared included enterprise value, market capitalization, sales, operating cash flow, operating income, net income, earnings per share, gross margin, operating margin, net margin, historical sales, operating cash flow, net income and EPS growth, projected EPS and EPS growth rates, balance sheet data, and certain expenses and expense ratios. Multiples compared included enterprise value to sales, enterprise value to operating cash flow, enterprise value to operating income, and price per share to actual and projected EPS. The analysis of the ratios of price per share to projected 1997 EPS, which Oppenheimer believed to be the most important and widely accepted indicator of value, reflected that the ELMG comparable companies traded at average and representative multiples to projected 1997 EPS of 19.1x and 16.6x, respectively.

  Other Analytical Approaches. Oppenheimer also furnished the ELMG Special Committee and Board with a discounted cash flow analysis of ELMG on a stand-alone basis. As was also the case with LXE, the ELMG discounted cash flow analysis is heavily dependent upon the terminal valuation, which is derived from expected income, capital market conditions, and applicable multiples and discount rates at the end of five years. For this reason, Oppenheimer advised that the discounted cash flow analysis would not be an appropriate or widely accepted indicator of value in the circumstances.

Analysis of Combined ELMG/LXE

  Contribution Analysis. Oppenheimer furnished the ELMG Special Committee and Board with an analysis of the relative contribution to combined-company operating results represented by the ownership interest of the unaffiliated LXE shareholders, and compared that contribution to the pro forma combined-company ownership of the unaffiliated LXE shareholders based on various exchange ratios. This analysis, which was based on Oppenheimer's review of fiscal 1995 actual results and estimates of 1996 and 1997 financial information (including projected 1997 EPS for LXE of $.59 as discussed above at "Determination of the Exchange Ratio"),as provided by LXE's and ELMG's respective managements, revealed that for the specified periods the interest of the unaffiliated LXE shareholders provided from 8.3% (in 1996) to 8.9% (in 1995) of combined revenues; from 4.1% (in 1995) to 7.7% (in 1997) of combined operating cash flow; from negative 2.8% (in
1995) to 8.0% (in 1997) of combined operating income, and from negative 1.6% (in 1995) to 8.5% (in 1997) of combined net income.

  Historical Market Prices Ratio Analysis. Oppenheimer reviewed for the ELMG Special Committee and Board the relationship of the daily closing prices of LXE Shares relative to the daily closing prices of ELMG Shares. This analysis indicated that the ratio of the daily closing prices of the LXE Shares to ELMG Shares has been as high as 1.8 during the past four years, but on October 1, 1996 (two business days prior to announcement of the Transaction) was 0.57.

  Pro Forma Merger Impact Analysis. Oppenheimer furnished the ELMG Special Committee and Board with an analysis of certain pro forma effects resulting from the Merger. In conducting its analysis, Oppenheimer relied upon certain assumptions and financial forecasts provided by the managements of ELMG and LXE, as described above. Oppenheimer also discussed, without independent verification, with the managements of ELMG and LXE the possible cost savings and synergies achievable as a result of the Merger. As part of this analysis, Oppenheimer reviewed the pro forma accretion of or dilution to ELMG's 1997 to 2001 projected earnings per share following the Merger. Oppenheimer's analysis separately considered the accretion/dilution (i) on an unadjusted basis excluding any effects from possible operating cost savings and synergies (other than savings from elimination of the costs of separate public-company requirements, such as financial and shareholder reporting), and (ii) after giving effect to varying levels of operating synergies. Oppenheimer also considered the effect on its analysis of variances between actual operating results and the operating results projected by LXE's management.

  Summary Advice.  Following presentation of its analysis,
Oppenheimer advised the Special Committee that, in its view, the three most important of the analytical approaches described above were the analyses based on multiples of 1997 estimated earnings, relative contribution to combined-company operating results, and premiums to market in other minority-buyout transactions. While various analytical approaches could be used to support lower or higher exchange ratios, Oppenheimer stated its view that an
exchange ratio of .70 to .75 was reasonable and consistent with
the three principal analytical approaches.   Oppenheimer noted
that an exchange ratio in such range would provide a premium over recent market price exchange ratios, while resulting in ELMG per-share pro forma earnings dilution at minimal levels that could reasonably be expected to be offset by synergistic operating efficiencies. As noted above, however, Oppenheimer was not requested to, and did not, provide an opinion as to the fairness of the proposed transaction to the shareholders of either ELMG or LXE.

                         ***************

  In the ordinary course of business, Oppenheimer and its affiliates may actively trade the securities of ELMG and LXE for their own account or for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Oppenheimer has advised ELMG that as of the date it presented its analysis to the ELMG Special Committee and Board, and as of the date of this Offering Circular/Prospectus, Oppenheimer and its affiliates held no securities of ELMG or LXE for their own account.

  As compensation for its services in providing advice to the ELMG Special Committee and Board, and for serving as Dealer Manager for the Exchange Offer, ELMG has paid Oppenheimer $125,000 ($25,000 of which constituted a retainer and $100,000 of which became payable upon commencement of the Exchange Offer), and has agreed to pay Oppenheimer an additional fee of $175,000 in the event ELMG is successful in acquiring, pursuant to the Exchange Offer or otherwise, 50% or more of the LXE shares not already owned by ELMG. In addition, and regardless of whether ELMG is successful in acquiring 50% or more of the LXE Shares not already owned by ELMG, ELMG has agreed (i) to reimburse Oppenheimer for its out-of-pocket expenses, and (ii) to indemnify Oppenheimer and certain related persons against certain liabilities and expenses in connection with its services, including certain liabilities under the federal securities laws.


Interests of Certain Persons in the Exchange Offer and Proposed
Merger

  Thomas E. Sharon is the President and Chief Executive Officer of ELMG and is the Chairman of the Board and Chief Executive Officer of LXE. John E. Pippin is the Chairman of the Board of ELMG and a director of LXE. Don T. Scartz is the Senior Vice President and Chief Financial Officer, Treasurer and a director of ELMG, and is Chief Financial Officer and Treasurer of LXE. William S. Jacobs is Vice President, Secretary and General Counsel of ELMG, and is Secretary and General Counsel of LXE. John B. Mowell is a director of both ELMG and LXE.

  Two holders of in excess of 5% of the outstanding ELMG Shares also are substantial holders of LXE Shares, and certain directors and executive officers of ELMG are the beneficial owners of LXE Shares or LXE Options. The tables set forth in "SECURITY OWNERSHIP" detail the holdings of ELMG Shares, ELMG Options, LXE Shares and LXE Options of each such person.

  Each of the individual directors and executive officers has advised ELMG of his intention to tender the LXE Shares controlled by him in the Exchange Offer, and to vote the ELMG Shares controlled by him in favor of the Merger. ELMG has been advised by Kopp Investment Advisors, Inc. that it currently intends to tender its LXE Shares in the Exchange Offer, and to recommend to the beneficial holders of the ELMG Shares controlled by it that they be voted in favor of the Transaction. ELMG has not requested or received a binding commitment from these directors, officers or shareholders with respect to their tender of LXE Share or their voting of ELMG Shares.


Terms of the Exchange Offer

  Upon the terms and subject to the conditions of the Exchange Offer, ELMG hereby offers to exchange ELMG Shares for all outstanding LXE Shares, at an exchange ratio of .75 ELMG Shares for each LXE Share, provided that such LXE Shares are validly tendered by the Expiration Date and not withdrawn as provided at "Withdrawal Rights." The term "Expiration Date" means 12:00 midnight, Atlanta time, on December 30, 1996, unless ELMG extends the period of time for which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date to which the Exchange Offer is so extended by ELMG.

  Upon the terms and subject to the conditions of the Exchange Offer, ELMG will exchange all LXE Shares for ELMG Shares. Tendering shareholders will not be obligated to pay any charges or expenses of the Exchange Agent or any brokerage commissions. Except as set forth in the Letter of Transmittal, any transfer taxes on the exchanged LXE Shares pursuant to the Exchange Offer will be paid by or on behalf of ELMG unless such payment would jeopardize the tax-free nature of the Transaction for federal income tax purposes. Currently, ELMG is not aware of any transfer taxes, the payment of which by ELMG would have such a result.

  No fractional ELMG Shares will be distributed. The Exchange Agent, acting as agent for LXE shareholders otherwise entitled to receive fractional shares, will aggregate all fractional shares and sell them for the accounts of such shareholders. Proceeds from sales of fractional shares will be paid by the Exchange Agent based upon the average gross selling price per share of all such sales.

  The Exchange Offer is subject to certain conditions set forth below at "Certain Conditions of the Exchange Offer," including the conditions, which cannot be waived, (i) that on or before the Expiration Date, ELMG's shareholders approve the issuance of ELMG Shares pursuant to the Transaction and certain amendments to the ELMG Stock Plan related to the conversion of LXE Options in the Merger, and (ii) that ELMG receive sufficient tenders of LXE Shares to increase its ownership to at least 90% and that it then causes the Merger to occur immediately after accepting such tendered Shares. If any condition is not satisfied, ELMG may (i) terminate the Exchange Offer and return all tendered LXE Shares to tendering shareholders, (ii) extend the Exchange Offer and, subject to withdrawal rights as set forth below at "Withdrawal Rights," retain all such LXE Shares until the expiration of the Exchange Offer as so extended, or (iii) waive such condition (other than the conditions specifically referred to in the preceding sentence) and, subject to any requirement to extend the period during which the Exchange Offer is open, exchange all LXE Shares validly tendered for exchange by the Expiration Date and not withdrawn. For a description of ELMG's right to extend the period during which the Exchange Offer is open and to amend or terminate the Exchange Offer, see "Extension of Tender Period; Termination; Amendment," below.

  This Offering Circular/Prospectus and the related Letter of Transmittal will be mailed to record holders of LXE Shares and will be furnished, for transmittal to beneficial owners of LXE Shares, to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the LXE shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.


Conversion of LXE Options

  LXE has maintained the LXE Stock Plan, under which it has from time to time issued Options to acquire LXE Shares to its directors, officers and other senior employees. All such LXE Options have been issued at the fair market value of the LXE Shares on the date the option was granted. Options to acquire 366,543 LXE Shares remain outstanding, and options for 293,118 shares currently are exercisable at prices ranging from $3.66 to $18.25. The remaining options for 53,425 shares become exercisable not later than September 26, 2002, at option prices ranging from $5.66 to $11.25. The ELMG Special Committee and other members of the ELMG Board believe that stock options are an important tool for attracting and retaining qualified personnel, and for aligning the interests of key employees with those of the shareholders. As a result, the ELMG Special Committee and the ELMG Board believe that the LXE Options should be converted into options to acquire .75 ELMG Shares for each LXE Share under option, subject to the same vesting and expiration dates and other material terms as the existing LXE Options. The exercise prices of the ELMG Options would be adjusted proportionately upwards by one-third, such that the aggregate exercise price for each option would be unchanged by the Merger conversion.

  Under the LXE Stock Plan, the outstanding LXE Options could, as an alternative to conversion into ELMG Options, be canceled in the Merger, but only if the option holders first had the opportunity to exercise their options and thus receive ELMG Shares in the Merger. The ELMG Special Committee, the Compensation Committee of the ELMG Board and the full ELMG Board all believe that it is preferable and more consistent with the original intent of the LXE Options to convert them into ELMG Options, thereby maintaining the equity incentives that options provide, and limiting the potential adverse effects of substantial sales of ELMG Shares by officers and employees who, if the cancellation alternative were elected, would be required to cover the exercise prices and taxes on income realized on exercise. The ELMG Special Committee, the Compensation Committee and the full ELMG Board also concluded that converting the outstanding LXE Options into a proportionate number of comparable ELMG Options was preferable to making cash payments to buy out LXE Options at their respective spreads, because the cash buyout approach would involve current accounting charges and use of cash, and also would eliminate the continuing incentives intended at the time the LXE Options were granted.


Procedures for Tendering LXE Shares

  To tender LXE Shares pursuant to the Exchange Offer, either:
(a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal must be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus and either (i) certificates for the shares of LXE Shares to be tendered must be received by the Exchange Agent at one of such addresses, or (ii) such LXE Shares must be delivered pursuant to the procedures for book-entry transfer described below (and a confirmation of such delivery received by the Exchange Agent), in each case by the Expiration Date; or (b) the guaranteed delivery procedure described below must be complied with.

  The Exchange Agent will establish an account with respect to the LXE Shares at The Depository Trust Corporation ("DTC" or collectively, the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after the date of this Offering Circular/Prospectus, and any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make delivery of LXE Shares by causing such Book-Entry Transfer Facility to transfer such LXE Shares into the Exchange Agent's account in accordance with the procedures of such Book-Entry Transfer Facility. However, although delivery of LXE Shares may be effected through book-entry transfer, the Letter of Transmittal (or facsimile thereof) and any other required documents must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus by the Expiration Date, or the guaranteed delivery procedure described below must be complied with. Delivery of the Letter of Transmittal and any other required documents to a Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of the LXE Shares tendered therewith and such holder has not completed the box entitled "Special Exchange Instructions" on the Letter of Transmittal, or (b) such LXE Shares are tendered for the account of an Eligible Institution. See Instructions 5 and 7 of the Letter of Transmittal.

  If a shareholder desires to tender LXE Shares pursuant to the Exchange Offer and cannot deliver such LXE Shares and all other required documents to the Exchange Agent by the Expiration Date, such LXE Shares may nevertheless be tendered if all of the following conditions are met:

  (i)     such tender is made by or through an Eligible
Institution;

  (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by ELMG is received by the Exchange Agent by the Expiration Date; and

  (iii) the certificates for such LXE Shares (or a confirmation of a book-entry transfer of such LXE Shares into the Exchange Agent's account at one of the Book Entry Transfer Facilities), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NASDAQ trading days after the date of execution of the Notice of Guaranteed Delivery.

  The method of delivery of LXE Shares and all other required documents is at the option and risk of the tendering shareholder. If certificates for LXE Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended and sufficient time to ensure timely receipt should be allowed. To avoid backup federal income tax withholding with respect to ELMG Shares received by a shareholder pursuant to the Exchange Offer, the shareholder must provide the Exchange Agent with his correct taxpayer identification number or certify that he is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.

  The tender of LXE Shares pursuant to any one of the procedures described above will constitute an agreement between the tendering shareholder and ELMG upon the terms and subject to the conditions of the Exchange Offer.

  All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of LXE Shares will be determined by ELMG, in its sole discretion, which determination will be final and binding. ELMG reserves the absolute right to reject any or all tenders of LXE Shares determined by it not to be in proper form or the acceptance for exchange of LXE Shares which may, in the opinion of ELMG's counsel, be unlawful. ELMG also reserves the absolute right to waive any defect or irregularity in any tender of LXE Shares. None of ELMG, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defect or irregularity in tenders, or incur any liability for failure to give any such notification.


Exchange of LXE Shares

  Upon the terms and subject to the conditions of the Exchange Offer, ELMG will accept for exchange, and will transfer ELMG Shares in exchange for, LXE Shares validly tendered and not withdrawn by the Expiration Date as promptly as practicable after the Expiration Date. In addition, ELMG reserves the right, in its sole discretion subject to Rule 14e-1(c) promulgated under the Exchange Act, to delay the acceptance for exchange, or delay exchange, of any LXE Shares in order to comply with any applicable law. For a description of ELMG's right to terminate the Exchange Offer and not accept or exchange, or to delay acceptance or exchange of any LXE Shares, see "Extension of Tender Period; Termination; Amendment," below.

  For purposes of the Exchange Offer, ELMG shall be deemed to have accepted for exchange and exchanged LXE Shares tendered for exchange when, as and if ELMG gives oral or written notice to the Exchange Agent of its acceptance of the tenders of such LXE
Shares for exchange. Exchange of LXE Shares accepted for exchange pursuant to the Exchange Offer will be made by deposit of tendered LXE Shares with the Exchange Agent, which will act as agent for the tendering shareholders for the purpose of receiving
ELMG Shares from ELMG and transmitting such ELMG Shares to tendering shareholders. In all cases, exchange for shares of LXE Shares accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such LXE Shares (or of a confirmation of a book-entry transfer of such LXE Shares into the Exchange Agent's account at one of the Book-Entry Transfer Facilities), a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents. For a description of the procedure for tendering LXE Shares pursuant to the Exchange
Offer, see " Procedures for Tendering LXE Shares," above.
Accordingly, exchanges of ELMG Shares for LXE Shares may be made to tendering shareholders at different times if delivery of the LXE Shares and other required documents occur at different times. Under no circumstances will interest be paid by ELMG pursuant to the Exchange Offer, regardless of any delay in making such exchange.

  If certain events occur, ELMG may not be obligated to exchange
ELMG Shares for LXE Shares pursuant to the Exchange Offer.  See
"Certain Conditions of the Exchange Offer," below.

  If any tendered LXE Shares are not exchanged pursuant to the Exchange Offer for any reason, or if certificates are submitted for more LXE Shares than are tendered, certificates for such unexchanged or untendered LXE Shares will be returned (or, in the case of LXE Shares tendered by book-entry transfer, such LXE Shares will be credited to an account maintained at one of the Book-Entry Transfer Facilities), without expense to the tendering shareholder, as promptly as practicable following the expiration or termination of the Exchange Offer.


Withdrawal Rights

  Tenders of LXE Shares made pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after January 26, 1997 unless theretofore accepted for exchange as provided in this Offering Circular/Prospectus. If ELMG extends the period during which the Exchange Offer is open, is delayed in its acceptance of LXE Shares for exchange or is unable to accept LXE Shares for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to ELMG's rights under the Exchange Offer, the Exchange Agent may, on behalf of ELMG, retain all LXE Shares tendered, and such LXE Shares may not be withdrawn except as otherwise provided in this section, subject however to legal restrictions identified below at "Extension of Tender Period; Termination; Amendment."

  To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus, and must specify the name of the shareholder who tendered the LXE Shares to be withdrawn and the number of LXE Shares to be withdrawn. If the LXE Shares to be withdrawn have been delivered to the Exchange Agent, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (unless not required by the terms set forth above at "Procedures for Tendering LXE Shares") must be submitted before such LXE Shares will be released. In addition, such notice must specify, in the case of LXE Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering shareholder) and the serial numbers shown on the particular certificates evidencing the LXE Shares to be withdrawn or, in the case of LXE Shares tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn LXE Shares. Withdrawals may not be rescinded and LXE Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, withdrawn LXE Shares may be retendered by again following one of the procedures described above at "Procedures for Tendering LXE Shares" before the Expiration Date.

  All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by ELMG, in its sole discretion, which determination will be final and binding. None of ELMG, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal, or incur any liability for failure to give any such notification.


Extension of Tender Period; Termination; Amendment

  ELMG reserves the right (but will not be obligated), at any time or from time to time, in its sole discretion and regardless of whether or not any of the conditions specified below at "Certain Conditions of the Exchange Offer" have been satisfied, to (i) extend the period during which the Exchange Offer is open by giving oral or written notice of such extension to the Exchange Agent and by making public announcement of such extension, or (ii) amend the Exchange Offer in any respect by making a public announcement of such amendment. There can be no assurance that ELMG will exercise its right to extend or amend the Exchange Offer.

  If ELMG materially changes the terms of the Exchange Offer (other than a change in price or percentage of securities sought) or the information concerning the Exchange Offer, or waives a material condition of the Exchange Offer, ELMG will extend the Exchange Offer, if required by applicable law, for a period sufficient to allow shareholders to consider the amended terms of the Exchange Offer. Certain rules promulgated under the Exchange Act provide that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. The Commission has stated that, as a general rule, it is of the view that an offer should remain open for a minimum of five business days from the date that notice of such a material change is first published, sent or given, and that, if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of ten business days may be required to allow adequate dissemination and investor response. If (i) ELMG increases or decreases the consideration offered for LXE Shares pursuant to the Exchange Offer or ELMG decreases the number of LXE Shares eligible for exchange, and (ii) the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that notice of such increase or decrease is first published, sent or given, the Exchange Offer will be extended until the expiration of such period of ten business days. The term "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Atlanta time.

  ELMG also reserves the right, in its sole discretion, if any condition specified below at "Certain Conditions of the Exchange Offer" has not been satisfied on or prior to the Expiration Date and so long as LXE Shares have not theretofore been accepted for exchange, to delay (except as otherwise required by applicable law) acceptance of, or the delivery of ELMG Shares in exchange for, any tendered LXE Shares, or to terminate the Exchange Offer and not accept, or deliver ELMG Shares in exchange for, any such LXE Shares.

  If ELMG extends the period of time during which the Exchange Offer is open for any reason, is delayed in accepting or in delivering ELMG Shares in exchange for, any LXE Shares, or is unable to accept or so deliver in exchange for, any tendered LXE Shares, then, without prejudice to ELMG's rights under the Exchange Offer, the Exchange Agent may, on behalf of ELMG, retain all LXE Shares tendered, and such LXE Shares may not be withdrawn except as otherwise provided above at "Withdrawal Rights." The reservation by ELMG of the right to delay acceptance, or exchange of, any LXE Shares is subject to the requirements of Rule 14e-1(c) under the Exchange Act, which requires that ELMG pay the consideration offered or return the LXE Shares deposited by or on behalf of shareholders promptly after the termination or withdrawal of the Exchange Offer.

  Any extension, termination or amendment of the Exchange Offer will be followed as promptly as practicable by a public announcement thereof. Without limiting the manner in which ELMG may choose to make any public announcement, ELMG will have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service, subject to ELMG's obligations under Rule 14d-4(c) under the Exchange Act (relating to the dissemination of public announcements concerning material changes in the Offering Circular/Prospectus), if such rule is applicable. If the Exchange Offer is extended, Commission regulations require a public announcement of such extension no later than 9:00 a.m., Atlanta time, on the next business day after the previously scheduled Expiration Date.


Certain Conditions of the Exchange Offer

  ELMG may not accept tendered LXE Shares for exchange unless each of the following conditions, which may not be waived by ELMG, shall have been satisfied:

    (a) The shareholders of ELMG, acting at a duly convened meeting by vote of not less than half of the ELMG Shares voted, shall have approved the issuance of ELMG Shares in the Transaction, and certain amendments to the ELMG Stock Plan related to conversion of LXE Options in the Merger (see "Approval by ELMG's Shareholders," below); and

    (b) There shall have been tendered in the Exchange Offer and not withdrawn at least that number of LXE Shares as shall, upon acceptance thereof, increase ELMG's ownership of LXE Shares to at least 90% of those then-outstanding, and ELMG shall have provided to the Exchange Agent its irrevocable commitment to cause the Merger to occur immediately following such acceptance.

  Notwithstanding any other provision of the Exchange Offer and without prejudice to ELMG's other rights under the Exchange Offer, ELMG shall not be required to accept or deliver ELMG Shares in exchange for any LXE Shares, and may terminate the Exchange Offer as provided above at "Extension of Tender Period; Termination; Amendment," if any of the following conditions exists:

    (c) there shall be threatened, instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the making of the Exchange Offer or any other material element of the Transaction, the acceptance for exchange of, or delivery of ELMG Shares in exchange for, some of or all of the LXE Shares by ELMG, or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Exchange Offer (including the other elements of the Transaction), (ii) seeking any material diminution in the benefits expected to be derived by ELMG or any of its affiliates, including LXE , as a result of the transactions contemplated by the Exchange Offer (or any other elements of the Transaction), or
(iii) that otherwise, in the reasonable judgment of ELMG, has or may have material adverse significance with respect to either the value of ELMG or any of its subsidiaries or affiliates (including
LXE) or the value of the LXE Shares to ELMG;

    (d) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Exchange Offer or any transaction contemplated by the Exchange Offer (including the other elements of the Transaction) by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of ELMG might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (iii) of paragraph (c)above;

    (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the counter market,
(ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material adverse change (or development or threatened development involving a prospective material adverse change) in United States or any other currency exchange rates, or a suspension of or a limitation on the markets therefor, (iv) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority or agency on, or any other event that, in the reasonable judgment of ELMG, might adversely affect, the extension of credit by banks or other financial institutions, or
(vi) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (f) any material adverse change (i) shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective material adverse change) in the business, financial condition, results of operations or prospects of LXE , or (ii) shall have occurred in the market price of the LXE Shares or in the United States securities, financial or commodities markets, or ELMG shall have become aware of any facts which, in the reasonable judgment of ELMG, have or may have material adverse significance with respect to the value of LXE Shares to ELMG, which, in the sole judgment of ELMG, in any such case and regardless of the circumstances (including any action or omission by ELMG) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange of, or delivery of ELMG Shares in exchange for, any LXE Shares.

  The foregoing conditions (c) - (f) are for the sole benefit of ELMG and may be asserted by ELMG in its sole discretion regardless of the circumstances (including any action or omission by ELMG) giving rise to any such condition or may be waived by ELMG in its sole discretion in whole at any time or in part from time to time. The failure by ELMG at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right. The waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

  Any determination by ELMG concerning the events described in this section will be final and binding upon all parties. All applicable conditions must be either waived or satisfied prior to the Expiration Date.

  In addition, ELMG will not accept for exchange any LXE Shares tendered, and no ELMG Shares will be transferred in exchange for any such LXE Shares, at any time at which there is in effect a stop order issued by the Commission with respect to the Registration Statement under which the ELMG Shares are being offered.

Approval by ELMG's Shareholders

  The NASD's rules for securities traded on the NASDAQ National Market System require shareholder approval of transactions in which any director, officer or substantial shareholder of the traded company has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company to be acquired, or in the consideration to be delivered in the transaction, and the present or potential issuance of common stock could result in an increase in outstanding common shares of 5% or more. Certain holders of in excess of 5% of the ELMG Shares, as well as certain ELMG directors and officers, have interests in LXE exceeding these individual or collective threshold levels. The Shares remaining available for option under the ELMG Stock Plan are not sufficient to allow conversion of all outstanding LXE Options -- of the 500,000 shares authorized under that Plan, 73,280 shares remain available for options, whereas up to 274,907 shares would be required for conversion of outstanding LXE Options in the Merger. In addition, some holders of LXE Options currently are not employees of LXE and would not be eligible to receive a current grant of an ELMG Option under the ELMG Stock Plan. Under both the ELMG Stock Plan and NASD rules, shareholder approval is required to amend that plan to increase the number of available shares and to issue ELMG Options to all current holders of LXE Options.

  ELMG intends to seek shareholder approval, of the matters required to complete the Transaction, at the ELMG Special
Meeting, which is expected to be held on December 30, 1996.  See
"THE EXCHANGE OFFER -- Certain Conditions of the Exchange Offer."


Certain Federal Income Tax Consequences

  The following discussion summarizes certain federal income tax consequences of the Exchange Offer and Merger to holders of LXE Shares, but does not purport to be a complete analysis of all of the potential tax effects of the Transaction. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action, and any such change may be applied retroactively. No information is provided herein with respect to foreign, state or local tax laws or estate and gift tax considerations. This information is directed to LXE shareholders who hold their LXE Shares as "capital assets" within the meaning of Section 1221 of the Code. This information does not apply to LXE shareholders who are entitled to special treatment under federal income tax laws, including dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, and persons who acquired their LXE Shares pursuant to the exercise of options or otherwise as compensation. ELMG does not intend to request a ruling from the IRS with respect to the Exchange Offer or the Merger. The opinion of Kilpatrick & Cody, L.L.P., tax counsel to ELMG ("Tax Counsel") regarding federal income tax consequences relevant to the Exchange Offer and Merger is filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus is a part, and is subject to the qualifications stated therein. Such opinion, however, has no binding effect on the IRS or the courts.

  In the opinion of Tax Counsel, (i) the Exchange Offer together with the Merger will constitute a tax-free exchange under
Section 368 of the Code; (ii) no income, gain or loss will be recognized by LXE shareholders upon the receipt of ELMG Shares in exchange for their LXE Shares, (iii) no income, gain or loss will be recognized by ELMG or LXE pursuant to the Exchange Offer and Merger, (iv) the tax basis of the ELMG Shares received by LXE shareholders will be equal to their tax basis in LXE Shares immediately before consummation of the Exchange Offer and Merger,
(v) the holding period of the ELMG Shares received by each LXE shareholder will include the period for which such shareholder has held the LXE Shares surrendered in exchange therefor, and
(vi) the payment of cash in lieu of fractional share interests in ELMG will be treated for federal income tax purposes as if the fractional shares were issued as part of the overall transaction, and then were redeemed by ELMG. The cash payments will be treated as having been received as distributions in full payment in exchange for the shares redeemed as provided in Section 302(a) of the Code.

  Certain LXE shareholders may be subject to backup withholding at a rate of 20% on payments of cash in lieu of fractional share interests in ELMG. In order to avoid such backup withholding, each LXE shareholder must provide the Exchange Agent with such LXE shareholder's correct taxpayer identification number and certify that such is not subject to such backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal.


Effects of the Exchange Offer and Merger

  As a result of the Exchange Offer and Merger, if completed, LXE would become a wholly owned subsidiary of ELMG, and LXE's shareholders other than ELMG would hold, in lieu of their currently outstanding LXE Shares, ELMG Shares representing approximately 9.3% of the then-outstanding equity ownership of ELMG.

  LXE Shares would no longer be traded on NASDAQ or on any other market, and would no longer be registered under the Exchange Act. ELMG currently intends that the business of LXE will operate in substantially the same way as at present, except for greater exchange and sharing of technical, production and marketing resources among LXE and ELMG's other subsidiaries. ELMG has formulated no plans for changes in the officers of LXE following the Merger, but may do so in the future. It is unlikely that LXE's Board would continue to include members who were not employed by or otherwise affiliated with ELMG.


Fees and Expenses

  Financial Advisor and Dealer Manager. Oppenheimer is acting as ELMG's financial advisor in connection with the proposed acquisition of LXE and as Dealer Manager for the Exchange Offer. In connection with such services, ELMG has agreed to pay to Oppenheimer an aggregate fee of up to $300,000, plus certain
expenses.   See "THE EXCHANGE OFFER--Financial Advisor."
Oppenheimer may be an underwriter of the ELMG Shares under the Securities Act.

  The LXE Special Committee is incurring fees and expenses of its legal counsel and financial advisor in connection with determining its position with respect to the Exchange Offer, and is also incurring printing and mailing expenses to disseminate that portion to the LXE shareholders. ELMG has agreed to pay such fees and expenses on behalf of LXE and the LXE Special Committee.

  Information and Exchange Agents. ELMG has retained Corporate Investor Communications, Inc. to act as the Information Agent and SunTrust Bank, Atlanta to act as the Exchange Agent in connection with the Exchange Offer. The Information Agent may contact holders of LXE Shares by mail, telephone, telex, telegraph and personal interviews, and may request brokers, dealers and other nominee shareholders to forward materials relating to the Exchange Offer to beneficial owners. The Information Agent and the Exchange Agent each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws. The Information Agent and the Exchange Agent have not been retained to make solicitations or recommendations in their respective roles as Information Agent or Exchange Agent.

  Others. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by ELMG for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

  It is estimated that the expenses incurred by ELMG in connection with the Exchange Offer and Merger will be approximately as set forth below:


  Investment banking fees               $  300,000
  Legal fees                                75,000
  Expenses of the LXE Special
    Committee, including legal
    and financial advisor fees             150,000
  Accounting and Exchange Agent fees
  Filing fees                                5,000
  Printing, mailing and Information
    Agent fees                              55,000
  Miscellaneous                             15,000
                                         ---------
                                        $  650,000
                                         =========


Source of Funds

  ELMG expects to obtain the funds for fees and expenses related to the Transaction from available cash and cash equivalents.

Regulatory Approvals

  ELMG is not aware of any license or regulatory permit which appears to be material to the business of LXE and which is likely to be adversely affected by ELMG's acquisition of LXE Shares pursuant to the Exchange Offer and Merger, or of any approval or other action by any state, federal or foreign government or governmental agency that would be required before the acquisition of LXE Shares pursuant to the Exchange Offer or Merger. ELMG presently intends to take such actions with respect to any approvals as will enable it to acquire LXE Shares as expeditiously as possible. In this regard, ELMG expressly reserves the right to challenge the validity and applicability of any state, foreign or other statutes or regulations purporting to require approval of the commencement or consummation of the Exchange Offer and Merger.

  There can be no assurance that any license, permit, approval or other action, if needed, would be obtained or, if so obtained, when, or that adverse consequences might not result to LXE or to its business in the event of adverse regulatory action or inaction.

Miscellaneous

  ELMG is not aware of any jurisdiction where the making of the Exchange Offer or the acceptance thereof would not comply with applicable law. If ELMG becomes aware of any jurisdiction where the making of the Exchange Offer or acceptance thereof would not comply with applicable law, ELMG will make a good faith effort to comply with such law. If, after such good faith effort, ELMG cannot comply, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of LXE Shares in such jurisdiction.

  No person has been authorized to give any information or make any representation on behalf of ELMG not contained in this Offering Circular/Prospectus or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.


                       INFORMATION ABOUT LXE

  Copies of LXE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, are delivered with this Offering Circular/Prospectus. The description of LXE in such Reports and in certain other reports filed by LXE with the Commission pursuant to the Exchange Act is incorporated herein by reference. See "INCORPORATION OF DOCUMENTS BY REFERENCE."


                      INFORMATION ABOUT ELMG

  The description of ELMG set forth in its Annual Report on Form
10-K for the fiscal year ended December 31, 1995 and in subsequent reports filed by ELMG with the Commission pursuant to the Exchange Act is incorporated herein by reference. See
"INCORPORATION OF DOCUMENTS BY REFERENCE."

  ELMG is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file reports and other information with the Commission relating to its business, financial statements and other matters. Information as of particular dates concerning ELMG's directors and executive officers, their remuneration, options granted to them, the principal holders of ELMG's securities and any material interests of such persons in transactions with ELMG is required to be disclosed in proxy statements distributed to ELMG's shareholders and filed with the Commission. Such reports, proxy statements and other information are available for inspection and may be copied as described in "AVAILABLE INFORMATION," or obtained in the manner specified on page -ii- of this Offering Circular/Prospectus.

  Except as described above and in "THE EXCHANGE OFFER -- Background" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,"
(a) neither ELMG nor, to the best of ELMG's knowledge, any of ELMG's directors and executive officers has any contract, arrangement, understanding or relationship with any other person with respect to any securities of LXE , and (b) there have not been any contracts, negotiations or transactions between (i) ELMG or any of ELMG's directors, officers or affiliates, on the one hand, and (ii) LXE or any of its directors, officers or affiliates, on the other hand, that are required to be disclosed pursuant to the rules and regulations of the Commission. None of ELMG and its directors and executive officers has effected any transaction in LXE Shares during the 60 days preceding the commencement of the Exchange Offer.




          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LXE's Relationship and Transactions with ELMG

  As of October 11, 1996, ELMG owned 4,543,074 LXE Shares, representing approximately 81.5% of the 5,574,518 outstanding LXE Shares. ELMG has the power, acting alone, to elect the entire LXE Board and, except as may otherwise be provided by law, to approve any action requiring shareholder approval, and three of the six members of the LXE Board are also members of the ELMG Board. ELMG's ownership of more than a majority of the outstanding LXE Shares precludes a change in control of LXE not favored by ELMG.

  During the past three fiscal years, ELMG has provided LXE with a variety of services, and ELMG and LXE have entered into a variety of transactions. It is the intention of LXE and ELMG that all transactions between them, or between LXE and any other affiliated party, will be beneficial to LXE and will be approved by disinterested members of the LXE Board. In this regard, transactions with ELMG or other affiliates are reviewed and approved by the LXE Audit Committee members who are not otherwise affiliated with ELMG. Reviews of continuing relationships, such as those under the Services Agreement or with respect to the retirement and group health plans, as described below, occur no less often than annually. The following is a description of transactions between ELMG and LXE since the beginning of the fiscal year ended December 31, 1992:

  Administrative and Other Services.   Pursuant to a Services
Agreement that is updated annually, ELMG provides administrative and other services to LXE. Under this Agreement, ELMG is obligated for a one-year term, and during any subsequent renewals, to provide services as reasonably required by LXE. The Services Agreement covers accounting services, services related to facilities operations and maintenance, data processing services, investor relations services, and engineering design services. Amounts to be paid are determined by reference to allocation formulas that are reviewed each year and are intended to reimburse ELMG for the cost of providing each category of services, including overhead costs associated with the personnel and facilities involved. The Services Agreement also provides for the allocation to LXE of approximately 50% (45% in 1994) of the compensation and overhead costs of ELMG's Chief Executive Officer, Chief Financial Officer and General Counsel, each of whom also serves LXE in a similar capacity. This allocation was determined after consideration of anticipated relative time commitments and of anticipated relative net sales of the two companies for the year in question. For all services under the Services Agreements, LXE paid to ELMG $1,579,000 for 1993, $1,739,000 for 1994, and $1,724,000 for 1995, and ELMG
anticipates that the amount to be paid in 1996 will not significantly differ from the 1995 amount.

  In order to reduce the number of items for which allocations are made, the Services Agreement provides that, to the extent feasible, all third-party suppliers will submit invoices directly to LXE for goods or services provided for LXE's benefit; to the extent separate invoicing is not feasible, third-party invoices are allocated between LXE and ELMG on a basis determined by ELMG to fairly reflect the respective benefits to LXE and ELMG.

  ELMG believes that it will continue to be beneficial for the foreseeable future for LXE to obtain a significant portion of its administrative services from ELMG, whether or not the Transaction occurs, because of the efficiencies involved in utilizing a larger-scale, existing administrative structure.

  Employee Benefit Plans.    LXE personnel participate in a
defined-contribution retirement plan maintained by ELMG and under which annual contributions are determined from year to year by the ELMG Board. ELMG has charged LXE $477,000, $411,000, and $534,000 for the years ended December 31, 1993, 1994 and 1995, respectively, representing the actual contributions allocated to the accounts of LXE's employees for the year. LXE also is responsible for a prorata share of plan overhead expenses.

  LXE personnel participate in the group health plans maintained by ELMG; for the years ended December 31, 1993, 1994 and 1995, ELMG charged LXE $1,199,000, $1,319,000 and $1,346,000, respectively, for expenses incurred under these plans, based on LXE's proportionate share of the covered employee census. ELMG expects that LXE's personnel will continue to participate in the ELMG group health plans for the foreseeable future.

  LXE personnel are also eligible to participate in the stock purchase and 401(k) savings plans maintained by ELMG. Under the stock purchase plan, LXE matches, on a one-for-four basis, employee salary deductions, up to a maximum matching contribution of 1-1/4% of base compensation; the employee deductions and LXE contributions are forwarded to a custodian to be applied to the purchase of ELMG Sharesfor the employee's account. Under the ELMG 401(k) savings plan, the employer matches on a one-for-four basis, up to a maximum matching contribution of 1-1/2% of eligible compensation, salary deductions for employee personal savings plan accounts. During the years ended December 31, 1993, 1994 and 1995, LXE's contributions with respect to the participation of its employees in these plans were $3,000, $3,000 and $23,000, respectively, for the stock purchase plan and $99,000, $88,000 and $106,000, respectively, for the 401(k)
savings plan.

  Technology Park Buildings. In 1991, LXE acquired from ELMG the 112,000 square-foot 125 Technology Park Building, which had previously been occupied by ELMG and had been renovated to LXE's specifications. A portion of the purchase price of this building is being financed by ELMG under a note providing for monthly installments of principal and interest over a 10-year period, bearing interest at the prime rate, and secured by a junior mortgage on the building. During 1993, 1994 and 1995, the principal balance of this note was reduced from $2,496,000 to $1,672,000, and LXE paid $141,000, $132,000 and $177,000 to ELMG as interest. During 1993 and 1994, ELMG used approximately 22,000 square feet, and during 1995 approximately 8,000 square feet, of the 125 Technology Park Building for certain of its production operations. For such usage, ELMG paid LXE rent of $3.23 per square foot per year in 1993 and 1994, and $3.70 per square foot per year in 1995, plus operating expenses. The rental payments equal LXE's cost, based on actual depreciation charges, interest cost on the unamortized investment, taxes and insurance. Also during 1995, ELMG used approximately 20,000 square feet of space in another building located in Technology Park in which LXE has leased approximately 36,000 square feet. ELMG paid LXE rent for such space equal to LXE's own lease payments, or $8.52 per square foot per annum, plus operating expenses. The amount of such space initially used by ELMG during 1996 was approximately the same as in 1995, but ELMG moved these production operations to a larger facility in September 1996; LXE plans to vacate its portion of the building, and is seeking another tenant to assume its lease obligations, but until this occurs, ELMG is continuing to reimburse LXE for lease payments on the 20,000 square feet.

Interests of ELMG Directors and Executive Officers

  Thomas E. Sharon is the President and Chief Executive Officer of ELMG and is the Chairman of the Board and Chief Executive Officer of LXE. John E. Pippin is the Chairman of the Board of ELMG and a director of LXE. Don T. Scartz is the Senior Vice President and Chief Financial Officer, Treasurer and a director of ELMG, and is Chief Financial Officer and Treasurer of LXE. William S. Jacobs is Vice President, Secretary and General Counsel of ELMG, and is Secretary and General Counsel of LXE. John B. Mowell is a director of both ELMG and LXE.

  The tables included at "SECURITY OWNERSHIP" detail the holdings of ELMG Shares, ELMG Options, LXE Shares and LXE Shares by the executive officers and directors of ELMG.



                SECURITY OWNERSHIP

  The following table sets forth certain information concerning ELMG Shares and LXE Shares beneficially owned as of November 22, 1996 (except as otherwise noted), by ELMG's directors and executive officers, and by persons who beneficially own more than 5% of the ELMG Shares. The table also sets forth the potential issuance of ELMG Shares as a result of the Exchange
Offer and Merger, based on each person's holdings of LXE Shares or LXE Options. Except as otherwise indicated, each person possessed sole voting and investment power with respect to the shares shown.


                                      ELMG Shares                     LXE Shares           Potential ELMG
                                --------------------------    ------------------------      Shares upon      Potential
                                 Amount of     Approximate    Amount of    Approximate       Exchange/      Percent of
                                Beneficial      Percent of    Beneficial    Percent of     Conversion of    Outstanding
     Name                        Ownership        Class        Ownership     Class           LXE Shares     ELMG Shares
     ----                        ----------     -----------    ----------   -----------     -------------   -----------
Kopp Investment Advisors, Inc.   1,445,455 (1)   18.3%         304,305(1)      5.4%          1,677,955         19.1%
 6600 France Avenue So.
  Edina, Minnesota 55435

David A. Rocker                    779,252 (2)    9.9%           -                *            779,252          8.9%
  Suite 1759
  45 Rockefeller Plaza
  New York, New York 10111

Dimensional Fund Advisors, Inc.    491,499 (3)    6.2%         168,900          2.9%           618,174          7.0%
  1299 Ocean Avenue
  Santa Monica, California  90401

Brinson Partners, Inc.             491,800        6.2%           -                *            491,800          5.6%
  209 South LaSalle
  Chicago, Illinois 60604-1295

Wellington Management Company      403,000        5.1%           -                *            403,000          4.6%
  75 State Street
  Boston, Massachusetts  02109


Anthony J. Iorillo                   2,000 (4)      *             -               *              2,000             *
Jerry H. Lassiter                   17,672 (4)      *             -               *             17,672             *
John H. Levergood                    2,000 (4)      *             -               *              2,000             *
John B. Mowell                      30,784 (4)      *        26,900 (5)           *             50,959             *
John E. Pippin                     206,767 (4)    2.6%      114,210 (5)         2.0%           292,425          3.3%
Don T. Scartz                       55,252 (4)      *         4,092 (5)           *             58,321             *
Thomas E. Sharon                   117,660 (4)    1.5%       48,219 (5)           *            153,824          1.8%
William S. Jacobs                   22,033 (4)      *         7,000 (5)           *             27,283             *
John J. Farrell, Jr.                 6,000 (4)      *             -               *              6,000             *
Jeffrey A. Leddy                    33,249 (4)      *             -               *             33,249             *
Neilson A. Mackay                   22,718 (4)      *             -               *             22,718             *

All directors and executive officers
 as a group (11 persons)            516,135       6.5%      200,421             3.5%           666,451          7.6%
------------------------------------

* Percentage of shares beneficially owned does not exceed 1%

    (1) Data as of November 11, 1996. Kopp Investment Advisors, Inc. has advised that it exercises investment discretion as to all listed shares, but exercises voting power only as to approximately 85,000 ELMG Shares and 15, 000 LXE Shares. Kopp Advisors is the record owner of 15,000 ELMG Shares and 5,000 LXE Shares.

    (2) David A. Rocker has advised that the shares to which he is deemed to have beneficial ownership are owned by Rocker Partners, L. P., a New York limited partnership (733,496 shares) and Compass Holdings, Ltd., a corporation organized under the Business Companies Ordinance of the British Virgin Islands (81,956 shares). Ownership data is as of September 20, 1996.

    (3) Dimensional Fund Advisors, Inc. (Dimensional) has advised that the shares of which it is deemed to have beneficial ownership are held in the portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans; Dimensional serves as investment manager to all of these entities. Dimensional disclaims beneficial ownership of all such shares. Ownership data is as of September 20, 1996.

    (4) Includes shares that are subject to currently exercisable options in the amounts of 2,000 for Mr. Iorillo, 10,782 for Mr. Lassiter, 2,000 for Mr. Levergood, 10,782 for Mr. Mowell, 130,514 for Dr. Pippin, 42,000 for Mr. Scartz, 109,916 for Dr. Sharon, 9,000 for Mr. Jacobs, 28,000 for Mr. Leddy, and 20,000 for Dr. Mackay. For Mr. Mowell, Dr. Pippin and Mr. Jacobs, these totals also include 5,000, 42,593 and 7,400 shares, respectively, as to which each person shares voting and investment power with family members but disclaims beneficial interest.

    (5) Includes shares that are subject to currently exercisable options in the amounts of 15,900 for Mr. Mowell, 95,400 for Dr.
Pippin,  40,893 for Dr. Sharon, 2,000 for Mr. Scartz, and 5,000 for
Mr. Jacobs.   The total for Mr. Mowell also includes 1,000 shares, and
for Mr. Jacobs 300 shares, as to which each shares voting and investment power with a family member, but disclaims beneficial interest.

                      --------------------------------




       LACK OF DISSENTERS' RIGHTS OF LXE AND ELMG SHAREHOLDERS

    Neither holders of ELMG Shares nor holders of LXE Shares would be entitled to dissenters' rights under Georgia law in connection with the Exchange Offer or Merger, and ELMG does not intend to accord dissenters' rights to holders of ELMG Shares or LXE Shares. Georgia law provides that holders of LXE Shares are not entitled to dissenters' rights if, at the LXE record date for the Merger, LXE Shares are listed on a national securities exchange (or securities quotation system such as NASDAQ) and if, as a result of the Merger, the holders of LXE Shares become entitled to receive only shares of stock of a corporation which at the effective time of the Merger are either listed on a national securities exchange (or securities quotation system such as NASDAQ) or held of record by more than 2,000 shareholders, and cash in lieu of fractional shares. It is expected that each of these conditions will be satisfied in connection with the Merger, and that holders of LXE Shares will thus not be entitled to any dissenters' rights in connection with the Transaction. Georgia law provides appraisal rights only to shareholders of the constituent corporations in a merger. Because the Merger would be effected by a newly formed subsidiary of ELMG, holders of ELMG Shares would not be entitled to dissenters' rights under Georgia law.


              DESCRIPTION OF CAPITAL STOCK OF ELMG

    The authorized capital stock of ELMG consists of 75,000,000 shares of common stock, $.10 par value per share, of which 7,641,073 shares currently are outstanding. Holders of ELMG Shares are entitled to one vote per share on all matters to be voted upon by shareholders. ELMG has authorized 10,000,000 shares of preferred stock, $1.00 par value per share. No shares of preferred stock have been issued and ELMG presently does not contemplate the issuance of such shares.

Antitakeover Provisions

    Existing provisions of ELMG's Articles of Incorporation and By laws could deter, to varying degrees and in various circumstances, an effort to take control of ELMG without approval of the ELMG Board.

    Stockholder Rights Plan. On March 23, 1989, the ELMG Board adopted the ELMG Stockholder Rights Plan, under which the acquisition by any person of 20% or more of the outstanding ELMG Shares, without prior approval of disinterested members of the ELMG Board, would result in distribution to other ELMG shareholders of rights that would significantly dilute the interest of the 20% shareholder. The plan is intended to provide the ELMG Board with sufficient time and leverage to adequately represent shareholder interests in response to unsolicited, and potentially abusive or unfair, takeover efforts.
Kopp Investment Advisors, Inc. ("Kopp") beneficially owns 18.3% of the currently outstanding ELMG Shares, plus 5.4% of the currently outstanding LXE Shares, and may in the course of its normal activities acquire beneficial ownership of additional ELMG or LXE Shares. In that event, if the LXE Shares held by Kopp are exchanged in the Exchange Offer or converted in the Merger, Kopp could beneficially own in excess of 20% of the ELMG Shares outstanding after the Merger. In order to make it possible for Kopp to tender its LXE Shares in the Exchange Offer, if it wishes to do so, and to support approval of the Transaction as an ELMG shareholder without further restricting its investment activities prior to completion of the Transaction, the ELMG Board has formally consented to the acquisition of additional ELMG Shares by Kopp in the Exchange Offer and Merger, in an amount not exceeding 23% of the ELMG Shares outstanding after the Merger. Under the ELMG Stockholder Rights Plan, Kopp could thereafter acquire up to an additional 2% of the outstanding ELMG Shares (for aggregate beneficial ownership not exceeding 25%) without triggering a rights distribution.

    Bylaws Provisions. The Bylaws of ELMG elect coverage of two provisions of the Georgia Business Corporation Code which would provide certain protections to ELMG and its shareholders in the event of an attempt to take over ELMG by third parties. The first provision (the "Fair Price Provision") is designed to achieve a measure of assurance that any multi-step attempt to take over ELMG is made on terms which offer similar treatment of all holders of each class of ELMG's voting stock. The second provision (the "Business Combination Provision") is designed to encourage any person who would acquire 10% or more of the voting stock of ELMG to seek the approval of the ELMG Board before the acquisition.

    These provisions may have the effect of discouraging takeover attempts and also may have the effect of maintaining the position of incumbent management. In addition, the provisions may have a significant effect on the ability of shareholders of ELMG to benefit from certain kinds of transactions that may be opposed by the incumbent ELMG Board. Accordingly, before tendering their LXE Shares, LXE shareholders are urged to consider the Fair Price and Business Combination Provisions.

    The Fair Price Provision requires that a business combination with a holder of at least 10% of a company's outstanding voting stock (an "Interested Shareholder") either be unanimously approved by the members of the board who are unaffiliated with the Interested Shareholder (the "Continuing Directors"), or recommended by at least two-thirds of the Continuing Directors and approved by the holders of a majority of the outstanding shares entitled to vote thereon other than voting shares beneficially owned by the Interested Shareholder. If the approval or recommendation requirements cannot be met, then the business combination cannot be completed unless certain minimum price criteria and procedural safeguards are satisfied.

    The Business Combination Provision prohibits an Interested Shareholder from engaging in any business combination with ELMG for a period of five years from the date the person became an Interested Shareholder, unless either (a) before such person became an Interested Shareholder, the ELMG Board approves either the business combination or the transaction which resulted in such person becoming an Interested Shareholder, (b) the Interested Shareholder becomes the owner of at least 90% of the voting shares of ELMG in the same transaction in which he became an Interested Shareholder, excluding voting shares owned by directors, officers, their affiliates and associates, subsidiaries of ELMG, and employee stock plans of ELMG in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer (collectively, "Insiders"), or
(c) subsequent to becoming an Interested Shareholder, the Interested Shareholder acquires additional shares resulting in ownership of at least 90% of the voting shares and obtains the approval of the holders of a majority of the voting shares other than voting shares beneficially owned by the Interested Shareholder and Insiders.





          DESCRIPTION OF CAPITAL STOCK OF LXE; COMPARISON
                   OF ELMG SHARES AND LXE SHARES

    LXE has authorized 20,000,000 shares of common stock, $0.01 par value per share (the "LXE Shares"), with 5,574,518 shares currently outstanding, of which 4,543,074 are owned by ELMG. Holders of LXE Shares are entitled to one vote per share on all matters to be voted upon by shareholders. LXE has authorized 5,000,000 shares of preferred stock, $1.00 par value per share. No shares of preferred stock have been issued and LXE presently does not contemplate the issuance of such shares.

Comparison

    Both ELMG and LXE are Georgia corporations. Consequently, except for the differences noted below, the rights of holders of ELMG Shares and LXE Shares are substantially identical. The Articles of Incorporation and the Bylaws of LXE do not elect coverage under the Fair Price and Business Combination Provisions under which ELMG has elected coverage. In addition, LXE has not adopted a shareholder rights plan or any other plan similar to the ELMG Stockholder Rights Plan described above. See "DESCRIPTION OF CAPITAL STOCK OF ELMG -- Antitakeover Provisions."




   PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- UNAUDITED


    The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of either future results of operations or financial position or of the results of operations or financial position that would have been reported had the Exchange Offer and Merger been completed at the beginning of the respective periods or as of the dates for which such unaudited pro forma information is presented.

    The following unaudited Pro Forma Consolidated Condensed
Financial Statements for ELMG has been prepared based upon the historical consolidated results of operations of both ELMG and LXE and the historical financial condition of ELMG. LXE is a 81% owned subsidiary of ELMG and, accordingly, has been consolidated and included in the historical consolidated financial statements of ELMG. The pro forma consolidated financial data give effect to the Exchange Offer and Merger, resulting in LXE being a wholly owned subsidiary of ELMG. The Exchange Offer and Merger are accounted for as a purchase based upon the conversion (i) of each LXE Share into .75 ELMG Shares, and (ii) of each LXE Option into an option for ELMG Shares on the basis of .75 ELMG Shares for each share subject to the LXE Option, with the per-share exercise price being adjusted upwards by one third. The Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1996 assumes that the Exchange Offer and Merger occurred effective as of the date presented. The Pro Forma Consolidated Condensed Income Statements assume that the Exchange Offer and Merger occurred effective as of January 1, 1995.

    The Pro Forma Consolidated Condensed Balance Sheet should be read in conjunction with the accompanying pro forma notes and the separate historical consolidated financial statements and related notes thereto of ELMG and LXE reported in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996, which are incorporated herein by reference. See "INCORPORATION OF DOCUMENTS BY REFERENCE."


                                      ELMG
             Pro Forma Consolidated Balance Sheet -- Unaudited
                              September 30, 1996
                                (In thousands)


                                                 Pro Forma
                                 As Reported     Adjustments   As Adjusted
                                -----------     -----------   -----------

ASSETS
Current assets
 Cash and cash equivalents       $   4,210          (650)(a)      3,560
 Trade accounts receivable, net     45,512                       45,512
 Inventories                        17,694                       17,694
 Deferred income taxes               1,363                        1,363
                                   -------                      -------
      Total current assets          68,779                       68,129

Net property, plant and equipment   30,315                       30,315
Other assets                         8,875                        8,875
Goodwill, net of accumulated
  depreciation                       6,872        10,398 (b)     17,270
                                   -------                      -------
                                 $ 114,841                      124,589
                                   =======                      =======
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
 Current installments of
  long-term debt                     3,029                        3,029
 Accounts payable and
  accrued liabilities               18,119                       18,119
 Other current liabilities           2,636                        2,636
                                   -------                      -------
     Total current liabilities      23,784                       23,784
                                   -------                      -------
Long-term debt, excluding
 current installments               12,422                       12,422
Deferred income taxes (note 3)       4,408        (2,229)(c)      2,179
                                   -------                      -------
     Total liabilities              40,614                       38,385
                                   -------                      -------
Minority interest in LXE             6,093        (6,093)(d)        -
Stockholders' equity:
 Common stock                          752            77 (e)        829
 Paid-in capital                    15,633        15,764 (e)     31,397
 Foreign currency translation
  adjustment                           (12)                         (12)
 Retained earnings                  51,761         2,229 (c)     53,900
                                   -------                      -------
     Total stockholders' equity     68,134                       86,204
                                   -------                      -------
                                  $114,841                      124,589
                                   =======                      =======

Pro forma adjustments:
(a)  Expenses of the Exchange Offer
(b)  Goodwill from Exchange Offer and Merger
(c)  Write-off of deferred income taxes
(d)  Elimination of minority interest
(e) Equity increase from ELMG shares issued in the Exchange Offer

See accompanying notes to Unaudited Pro Forma Consolidated Financial
Statements.



                                 ELMG
          Pro Forma Consolidated Statement of Income --Unaudited
                    Nine Months Ended September 30, 1996
                  (In thousands, except per share amounts)


                                              Pro Forma
                             As Reported     Adjustments   As Adjusted
                             -----------     -----------   -----------
Net sales                    $ 106,771                       106,771
Cost of sales                   69,094                        69,094
Selling, general and
 administrative expenses        23,053          312 (a)
                                               (315)(b)       23,050
Research and development
 expenses                        9,136                         9,136
                               -------                       -------
     Operating income            5,488                         5,491

Interest and other income,
 net of foreign exchange
 gains and losses                  102                           102
Interest expense                  (831)                         (831)
                               -------                       -------
     Income before income
      taxes and LXE
      minority interest          4,759                         4,762
Income taxes (note 3)           (1,943)        (120)(c)       (2,063)
LXE minority interest              100         (100)(d)          -
                               -------                       -------
     Net earnings            $   2,916                         2,699
                               =======                       =======
     Net earnings per
      common and common
      equivalent share       $     .38                           .31
                               =======                       =======
Weighted average number
 of common and common                           774 (e)
 equivalent shares               7,669          142 (f)        8,585

Pro Forma adjustments:
 (a) Amortization of goodwill
 (b) Public company expense savings
 (c) Income tax effect of expense
      savings
 (d) Elimination of minority interest
 (e) ELMG shares issued in the
      Exchange Offer
 (f) Common equivalent shares derived
      from LXE Options converted to
      ELMG Options
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements




                                ELMG

         Pro Forma Consolidated Statement of Income --Unaudited
                      Year Ended December 31, 1995
               (In thousands, except per share amounts)



                                              Pro Forma
                                As Reported  Adjustments    As Adjusted
                                -----------  -----------    -----------
Net sales                     $   128,950                     128,950
Cost of sales                       83,865                      83,865
Selling, general and
 administrative expenses            30,836      418  (a)
                                               (420) (b)        30,384
Research and development
 expenses                           10,392                      10,392
                                   -------                     -------

     Operating income                3,857                       3,859
                                   -------                     -------
Interest and other income,
 net of foreign exchange
 gains and losses                      675                         675
Interest expense                      (864)                       (864)
                                   -------                     -------
     Income before income
      taxes and LXE minority
      interest                       3,668                       3,670

Income taxes (note 3)               (1,402)    (160)(c)          1,562
LXE minority interest                   44      (44)(d)            -
                                   -------                     -------

     Net earnings                 $  2,310                       2,108
                                   =======                     =======

     Net earnings per common
      and common equivalent
      share                       $    .32                         .24
                                   =======                     =======

Weighted average number of
 common and common equivalent
 shares                              7,266     774 (e)
                                               142 (f)
                                               457 (g)           8,639
Pro Forma adjustments:
(a) Amortization of goodwill
(b) Public company expense savings
(c) Income tax effect of expense savings
(d) Elimination of minority interest
(e) ELMG shares issued in the Exchange Offer
(f) Common equivalent shares derived from LXE
     Options converted to ELMG Options
(g) Shares issued in connection with February 1996 purchase of LXE shares from Rocker partnerships

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements





                                ELMG
           Notes to Unaudited Pro Forma Financial Statements


(1)  Basis of Presentation

    The Unaudited Pro Forma Consolidated Financial Statements for ELMG presented in this document have been prepared based upon the historical consolidated results of operations and the historical financial condition of ELMG and LXE. LXE is a 81% owned subsidiary of ELMG and, accordingly, has been consolidated and included in the historical consolidated financial statements of ELMG. The pro forma consolidated financial data give effect to the Exchange Offer and Merger, resulting in LXE being a wholly owned subsidiary of ELMG. The Exchange Offer and Merger are accounted for as a purchase based upon the conversion (i) of each LXE Share into .75 ELMG Shares, and (ii) of each LXE Option into an option for ELMG Shares on the basis of .75 ELMG Shares for each share subject to the LXE Option, with the per-share exercise price being adjusted upwards by one-third. The Pro Forma Consolidated Balance Sheet as of September 30, 1996 assumes that the Exchange Offer and Merger occurred effective as of the date presented. The Pro Forma Consolidated Income Statements assume that the Exchange Offer and Merger occurred effective as of January 1, 1995.

    The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the separate historical consolidated financial statements and related notes thereto of ELMG and LXE reported in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996, which are incorporated herein by reference. See "INCORPORATION OF DOCUMENTS BY REFERENCE."

(2) Assumptions

    The Unaudited Pro Forma Financial Statements include certain assumptions concerning the effects of the Exchange and Merger:

    Goodwill - ELMG will establish a new accounting basis for the portion of LXE's assets and liabilities attributable to the minority shareholders' interests being purchased. The combined value of the ELMG Shares (based upon the October 3, 1996 closing price of $17.25) and the exercisable ELMG Options (based upon the Black-Scholes option pricing model) being exchanged for LXE Shares held by the minority shareholders and LXE Options is expected to exceed the fair value of the net assets being acquired by ELMG; this excess will be allocated to goodwill, which will be amortized on a straight-line basis over a 25-year period from the date of acquisition.

    Expense Savings - As a 100% owned subsidiary, LXE would no longer incur separate SEC reporting, shareholder reporting, tax reporting, annual meeting and independent board expenses, as well as certain certain separate corporate expenses. Elimination of these expenses is expected to result in initial savings of approximately $420,000 per year.

    Conversion of LXE Options - LXE Options will be converted into options to acquire a proportionate number of ELMG Shares under ELMG's 1992 Stock Incentive Plan. The option prices of the ELMG Options would be adjusted upwards by one-third such that the aggregate exercise price of each option would be unchanged by the conversion. Under Statement of Financial Accounting Standards 123, there is no compensation charge for the conversion of the LXE Options; however, the value (based upon the Black-Scholes option pricing model) of converted ELMG Options that are exercisable will increase the amount of goodwill associated with the Exchange Offer and Merger. In addition, those converted ELMG Options that have an exercise price below the current market price of ELMG Shares will increase the common equivalent shares utilized in the calculation of earnings per share.

(3) Write-off of Deferred Income Taxes

    In 1991, ELMG recognized a pre-tax gain of approximately
$5.9 million, representing ELMG's share of the increase in LXE's book value at the time of LXE's initial public offering of common stock. ELMG provided approximately $2.2 million of deferred income tax expense on the gain, which will be written off as a result of the tax-free Exchange Offer and Merger; this write-off will be reflected in ELMG's consolidated income statement as a $2.2 million reduction of income tax expense for the year in which the Exchange Offer and Merger become effective.





                        LEGAL MATTERS

    The validity of the securities offered hereby has been passed upon by William S. Jacobs, Vice President, Secretary and
General Counsel of ELMG.

    Mr. Jacobs is an officer and employee of ELMG, and he and/or members of his family are beneficial owners of an aggregate of 13,033 of the outstanding ELMG Shares, and of options to acquire 13,000 additional shares (of which options for 9,000 shares currently may be exercised); they also are beneficial owners of 2,000 of the outstanding LXE Shares, and of currently exercisable options to acquire an additional 5,000 shares.


                              EXPERTS

    The consolidated financial statements and schedules of ELMG as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements and schedules of LXE as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                                    SCHEDULE I

          DIRECTORS AND EXECUTIVE OFFICERS OF ELMG

    The name, business address, present principal occupation or employment and five-year employment history of each director and executive officer of ELMG are set forth below. Unless otherwise indicated below, the address of each director and officer is 660 Engineering Drive, Norcross, Georgia 30092. All directors and officers listed below are citizens of the United States, except for Dr. Mackay, who is a citizen of Canada.


                            Present Principal Occupation or
Name, Title and             Employment, Five Year Employment
Business Address            History
-------------------         -------------------------------------

Thomas E. Sharon,           President and Chief Executive Officer of ELMG
President and Chief         (since 1994); previously President and Chief
Executive Officer,          Operating Officer of ELMG.
and Director

John E. Pippin, Chairman    Chairman of the Board of ELMG; until 1994,
of the Board                 Dr. Pippin also served as Chief Executive
                            Officer.

Don T. Scartz,                  Senior Vice President since 1995, Chief
Senior Vice President       Financial Officer and Treasurer of ELMG.
 and Chief Financial        Until 1995, Mr. Scartz was a Vice President
 Officer, Treasurer,        of ELMG.
 and Director

Anthony J. Iorillo,        Until 1996, Chairman of the Board, American
 Director                   Mobile Satellite Corporation, Reston,
 551 Paseo Miramar          Virginia, a major provider of satellite-
 Pacific Palisades, CA      based communications for ground vehicles,
 90272                      ships and aircraft in the United States and
                           surrounding areas and waters (since 1994).
                           Previously, and until his retirement in 1994, Mr. Iorillo was a Senior Vice President of
                           Hughes Aircraft Company and President of
                           Hughes telecommunications and Space Sector
                           El Segundo, California, a leading supplier and operator of communications satellites and related network equipment. Mr. Iorillo also is a director of Ortel Corp.

Jerry H. Lassiter,         Private investor organizing and managing
 48 Hickory Hollow         interests in finance and real estate.
 Winder, GA  30680

John H. Levergood,         President, Broadband Communications Group,
 4261 Communications Dr.   Scientific-Atlanta, Inc., Atlanta, Georgia,
 Norcross, GA  30092       which designs and produces a broad range of
                           advanced cable television equipment (since
                           1992).  Previously, Mr. Levergood had served
                           as a consultant to the Broadband
                           Communications Group following his retirement, in 1989, as president and Chief Operating
                           Officer of Scientific-Atlanta. Mr. Levergood also is a director of Golden Poultry, Inc.


John B. Mowell,            President, Mowell Financial Group, Inc.,
 Director                  Tallahassee, Florida, an investment counseling
 407 East 6th Avenue       firm.
 Tallahassee, Florida
 32315

William S. Jacobs,         General Counsel and Secretary of ELMG since
 Vice President, General   1992, and Vice President since 1993.  He also
 Counsel and Secretary     serves as General Counsel and Secretary of
                           EMS Technologies, Inc. and LXE. Previously, he was engaged in the private practice of law with Trotter Smith & Jacobs, Atlanta, Georgia, and in such capacity had served as ELMG's principal corporate legal counsel since 1982.

Neilson A. Mackay,         President of CAL Corporation since September
 President of CAL          1992, a controlling interest in which was
 Corporation               acquired by ELMG in January 1993.  Before
 1050 Morrison Drive       joining CAL, he had served since 1988 as
 Ottawa, Ontario           President of Innotech Aviation Limited, a
 K2H 8K7                   Montreal, Quebec-based privately held aero-
                           space company with approximately 650
                           employees. Innotech is active in all post-manufacturing sectors of the corporate aviation market, including aircraft sales, flight management, maintenance, and interior and avionics modifications.

Jeffrey A. Leddy,          President of EMS Technologies, Inc. since July
 EMS Technologies, Inc.    1994.  Mr. Leddy joined ELMG as an engineer
                           in September 1980.

John J. Farrell,           President and Chief Operating Officer of LXE
 Chief Operating           since May 1995.  Before joining LXE, Mr.
 Officer of LXE            Farrell had been Senior Vice President and
 303 Research Drive        Chief Operating Officer of Oki Telecom, a
 Norcross, GA  30092       world-wide supplier of cellular telephones
                           and base stations, since 1993. During the three years before 1993, he directed Oki
                           Telecom's marketing and sales efforts.


    Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for LXE Shares and any other required documents should be sent by each shareholder of LXE or such shareholder's broker-dealer, commercial bank, trust company or other nominee to the Exchange Agent as follows:

                       The Exchange Agent is:

                       SunTrust Bank, Atlanta

By Mail:      Corporate Trust Department
              P. O. Box 4625
              Atlanta, Georgia  30302

By Facsimile Transmission:   (404) 332-3875

By Hand:      Corporate Trust Department
              58 Edgewood Avenue
              Room 225 Annex
              Atlanta, Georgia  30308

For Information call:
(404) 588-7815
(800) 568-3476

    Any questions or requests for assistance or additional copies of the Offering Circular/Prospectus and the Letter of Transmittal may be directed to either the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. You also may contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                        The Information Agent is:

                 Corporate Investor Communications, Inc.
                           111 Commerce Road
                   Carlstadt, New Jersey  07072-2586
                    Call Toll Free: (888) 776-9943
                 Banks and Brokers call: (201)  896-1900



                         The Dealer Manager is:

                        Oppenheimer & Co., Inc.
                           Oppenheimer Tower
                      One World Financial Center
                              39th Floor
                       New York, New York  10281
                           (212) 667-7000 or
                             (800) 999-6726




                            PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

The Bylaws of the Company provide that the Company will indemnify its directors and officers, and persons serving at the request of the Company as a director of officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments and amounts paid in settlement actually and reasonably incurred by any such person in connection with threatened or actual actions, suits or proceedings, whether civil, criminal, administrative or investigative, to which such person becomes subject by having served in such role. Such indemnification shall be made if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalents, will not, of itself, create a presumption that such person did not so act and did not have such reasonable cause to believe. With respect to actions by or on behalf of the Company, the foregoing indemnification pursuant to the Bylaws shall not be paid for judgments or amounts paid in settlement, but shall be paid for expenses; however, except as discussed below, no indemnification will be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, except to the extent that a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

    The Company will indemnify the persons discussed in the immediately preceding paragraph only when (a) the Company's board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, (b) if such a quorum is not obtainable, a committee, consisting of two or more directors who are not parties to the action, suit or proceeding designated by the Board of Directors in which designation interested directors may participate), by a majority vote, or
(c) special legal counsel selected by the Board of Directors or its committee in the manner described in (a) or (b) above, or, if a quorum of the Board of Directors cannot be obtained, by a majority vote of the full Board of Directors (in which selection interested directors may participate), or (d) the shareholders, by the affirmative vote of a majority of the shares entitled to vote thereon, determine that indemnification is proper in the circumstances because the person has met the applicable standard of conduct discussed in the immediately preceding paragraph. However, expenses shall be paid by the company as they are incurred and in advance of the final disposition of the relevant case, upon receipt of an undertaking by the director or officer to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified. Independent of these indemnification provisions contained in the Bylaws, the Georgia Business Corporation Code provides a statutory right to indemnification from the Company to a director who is successful in the defense of any proceeding to which he was a party because he is a director of the Company.

    In addition to the foregoing indemnification provisions, the Bylaws authorize further indemnification of directors and officers. Pursuant to this provision, the Company is a party to Indemnification Agreements that provide substantially broader indemnity rights than those described above. Among other things, these Agreements provide for indemnification in respect of judgments in actions by or on behalf of the Company, and do not require, as a condition of indemnification, independent determinations that the individual met the specified standards of conduct. However, under the Agreements and applicable Georgia law, no indemnification may be paid: (i) if it is determined that the individual's conduct constituted intentional misconduct, fraud or a knowing violation of the law, or an appropriation, in violation of his or her duties, of any business opportunity of the Company; (ii) with respect to liability for distributions to shareholders in excess of amounts legally available for such distributions; or (iii) with respect to any transaction from which he or she received an improper personal benefit.

    The Company maintains a directors' and officers' liability insurance policy covering certain losses arising from claims made against them by reason of wrongful acts (with certain exceptions) committed by them in their capacities as directors and officers. The insurer's limit of liability under the policy is $10 million per policy year.

Item 21.  Exhibits and Financial Statement Schedules.

    (a)  The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number                       Description of Exhibit
-------                      -----------------------
1.1 Dealer Manager Agreement to be dated November 27, 1996, by and between Oppenheimer & Co., Inc. and Electromagnetic Sciences, Inc.

3.1 Amended and Restated Articles of Incorporation of Electromagnetic Sciences, Inc., effective July 3, 1989 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

3.2      Bylaws of Electromagnetic Sciences, Inc., as amended through
         March 20, 1995 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31,
         1994).

4.1 Electromagnetic Sciences, Inc. Stockholder Rights Plan dated as of July 3, 1989 (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31,
         1995).

4.2 Agreement with respect to long-term debt pursuant to Item 601(b)(4)(iii)(A) (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

5.1 Opinion of William S. Jacobs, General Counsel, as to legality of the securities offered.

8.1      Opinion of Kilpatrick & Cody, L.L.P., as to certain tax matters.

10.1 Employment Agreement dated as of January 1, 1989, by and between the Company and Thomas E. Sharon (incorporated by reference to Exhibit 19.9 to the Company's Report on Form 10-Q for the quarter ended June 30, 1992).

10.2 Amendment, dated July 29, 1992, of Employment Agreement dated as of January 1, 1989, by and between the Company and Thomas E.
         Sharon (incorporated by reference to Exhibit 10.4 to the Company's Report on Form 10-K for the year ended December 31, 1993).

10.3     Second Amendment, dated November 15, 1994, of Employment
         Agreement dated as of January 1, 1989, by and between the Company and Thomas E. Sharon (incorporated by reference to
         Exhibit 10.3 to the Company's annual Report on Form 10-K for the year ended December 31, 1994).

10.4 Separation Agreement between LXE Inc. and Malcolm M. Bibby, effective December 13, 1994 (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K of LXE Inc. for the year ended December 31, 1994).

10.5 Consulting Agreement, effective January 1, 1995, by and between the Company and John E. Pippin (incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

10.6 1981 Incentive Stock Option Plan, as amended and restated February 6, 1987, and further amended through March 23, 1989 (incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.7 Form of split-dollar life insurance agreement between the Company and certain of its officers (incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991).

10.8     Form     of split-dollar life ins  urance agreement effective January
         1, 1993, between the Company and an executive officer
        (incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

10.9 Electromagnetic Sciences, Inc. 1986 Directors' Stock Option Plan, as amended through July 31, 1992 (incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.10 Electromagnetic Sciences, Inc. 1986 Non-Qualified Stock Option Plan, as amended through July 31, 1992 (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.11 Electromagnetic Sciences, Inc. 1992 Stock Incentive Plan, as amended through October 3, 1996.

10.12 LXE Inc. 1989 Stock Incentive Plan, as amended and restated March 1, 1991 and further amended March 6, 1992 (incorporated
         by reference to Exhibit 19.2   to the Report on Form 10-Q of
         LXE Inc. for the quarter ended March 31, 1992).

10.13 Form of Stock Option Agreement evidencing options granted in 1992, 1993 and 1995 to certain executive officers under the Electromagnetic Sciences, Inc. 1992 Stock Incentive Plan (incorporated by reference to Exhibit 19.3 to the Company's Report on Form 10-Q for the quarter ended June 30, 1992).

10.14 Form of Stock Option Agreement dated May 15, 1995, evidencing option granted to John J. Farrell, Jr. under the 1992 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.15 Form of Stock Option Agreement evidencing options granted automatically under the 1992 Stock Incentive Plan to newly-elected non-employee members of the Board of Directors
         (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.16 Form of Stock Option Agreement evidencing option granted January 27, 1995, to John E. Pippin (incorporated by Reference to
         Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.17 Form of Stock Option Agreement evidencing options granted January 1,1989 to certain executive officers under the LXE Inc. 1989 Stock Incentive Plan (incorporated by reference to Exhibit
         10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990).

10.18 Form of Stock Option Agreement evidencing options granted September 26, 1990 to an executive officer under the LXE Inc. 1989 Stock Incentive Plan (incorporated by reference to Exhibit
         19.2 to the Report on Form 10-Q of LXE Inc. for the quarter ended June 30, 1991).

10.19 Form of Stock Option Agreement evidencing options granted September 26, 1990 to John B. Mowell under the LXE Inc. 1989 Stock Incentive Plan (incorporated by reference to Exhibit 19.3 to the Report on Form 10-Q of LXE Inc. for the quarter ended June 30, 1991).

10.20 Form of Stock Option Agreement evidencing options granted in 1992 to certain executive officers under the LXE Inc. 1989 Stock Incentive Plan (incorporated by reference to Exhibit 19.1 to the Report on Form 10-Q of LXE Inc. for the quarter ended June 30,
         1992).

10.21 Form of Stock Option Agreement dated May 15, 1995, evidencing options granted to John J. Farrell, Jr. under the LXE Inc. 1989 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the LXE Inc. Annual Report on Form 10-K for the year ended December 31, 1995).

10.22 Form of Restricted Stock Award Restriction Agreement governing awards of restricted stock made to the Company's executive officers effective January 27, 1995 (incorporated by reference to Exhibit 10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

10.23 Forms of Amendments dated April 21, 1995 and January 26, 1996, to Restricted Stock Award Restriction Agreements effective January 27, 1995 (incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.24 Restricted Stock Award Restriction Agreement dated May 15, 1995, between the Company and John J. Farrell, Jr. (incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

10.25 Form of Indemnification Agreement between the Company and its directors (incorporated by reference to Exhibit 19.5 to the Company's Report on Form 10-Q for the quarter ended June 30,
         1992).

10.26 Form of Indemnification Agreement between the Company and its Vice President and General Counsel (incorporated by reference to
         Exhibit 19.6 to the Company's Report on Form 10-Q for the quarter ended June 30, 1992).

10.27 Form of Indemnification Agreement between LXE Inc. and certain of the Company's officers and directors in their capacity as directors of LXE Inc. (incorporated by reference to Exhibit 19.2 to the Report on Form 10-Q of LXE Inc. for the quarter ended June 30, 1992).

10.28 Form of Indemnification Agreement between LXE Inc. and certain officers of the Company in their capacity as officers of LXE Inc. (incorporated by reference to Exhibit 19.3 to the Report on Form 10-Q of LXE Inc. for the quarter ended June 30, 1992).

10.29 Letters dated April 17, 1995 and April 19, 1995 between LXE Inc. and John J. Farrell, Jr. concerning the terms of his employment as President of LXE Inc. (incorporated by reference to Exhibit 10.1 to Report on Form 10-Q of LXE Inc. for the quarter ended June 30, 1995).

11.1     Statement re:  Computation of Per Share Earnings.

22.1     Subsidiaries of the registrant.

23.1     Consent of Independent Auditors.

23.2 Consent of William S. Jacobs (included in his opinion filed as Exhibit 5.1).

23.3 Consent of Kilpatrick & Cody, L.L.P. (included in its opinion filed as Exhibit 8.1).

25.1 Power of Attorney (also, see signature page of Registration statement as originally filed).

99.1     Form of Letter of Transmittal for tendering LXE Shares.

99.2 Letter to Securities Dealers, Commercial Banks, Trust Companies and other Nominees.

99.3 Letter to Clients of Securities Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4     Form of Notice of Guaranteed Delivery.

99.5 Proxy Materials for Special Meeting of the Shareholders of Electromagnetic Sciences, Inc. to be held on December 30, 1996, including form of Proxy (incorporated by reference to the definitive Proxy Materials filed with respect to such Special Meeting).


99.6     Form of cover letter for transmitting Offering
         Circular/Prospectus to LXE Shareholders.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 25, 1996.

                                  ELECTROMAGNETIC SCIENCES, INC.

                                  By:  /s/ Thomas E. Sharon
                                       President and Chief Executive
                                        Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated or on their behalf by their duly apointed attorney-in-fact.

       Signature              Title                     Date
---------------------    ---------------------     -----------------

/s/ Thomas E. Sharon     President and Chief       November 25, 1996
--------------------     Executive Officer and
    Thomas E. Sharon     Director (Principal
                         Executive Officer)

/s/ John E. Pippin       Chairman of the Board     November 25, 1996
--------------------
    John E. Pippin

/s/ Don T. Scartz        Senior Vice President     November 25, 1996
--------------------     and Chief Financial
    Don T. Scartz        Officer, Treasurer, and
                         Director (Principal
                         Financial and Accounting
                         Officer)

/s/ Thomas E. Sharon     Director                  November 25, 1996
--------------------
Anthony J. Iorillo

/s/ Thomas E. Sharon     Director                  November 25, 1996
--------------------
Jerry H. Lassiter

/s/ Thomas E. Sharon     Director                  November 25, 1996
--------------------
John H. Levergood

/s/ Thomas E. Sharon     Director                  November 25, 1996
--------------------
John B. Mowell

                                                    EXHIBIT 1.1

                  ELECTROMAGNETIC SCIENCES, INC.

                     DEALER MANAGER AGREEMENT



                                  November 27, 1996


Oppenheimer & Co., Inc.
Oppenheimer Tower
One World Financial Center
New York, New York 10281

Ladies and Gentlemen:

    1. General. Electromagnetic Sciences, Inc., Georgia corporation (the "Company"), proposes to offer to exchange 0.75 of a share of the common stock, par value $.10 per share (the "Offered Securities"), of the Company for each of the outstanding shares of common stock, par value $.01 per share (the "Subject Securities"), of LXE Inc., a Georgia corporation (the "Subject Company"), on the terms set forth in the Prospectus (as hereinafter defined). The exchange offer described above, as it may be amended and supplemented, is herein referred to as the "Exchange Offer."

    2. Engagement as Dealer Manager. By this Dealer Manager Agreement (the "Agreement"), the Company hereby engages and appoints you as the exclusive Dealer Manager for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer. As Dealer Manager you agree, in accordance with your customary practice, to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the tender of Subject Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of such Subject Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes the Dealer Manager, and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager, either individually or collectively, a partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager agrees to act in such capacity.

    3.   Registration Statement, Prospectus and Offering Materials.

         (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 covering the registration of the Offered Securities. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement." The final prospectus included in the Registration Statement (including any documents incorporated in the prospectus by reference) is herein called the "Prospectus," except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms "supplement" and "amendment" or "supplemented" and "amend" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the "Commencement Date") it will file, with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on Schedule 14D-1 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule 14D-1").

         (c) The Registration Statement, Prospectus and the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Subject Securities, letters of transmittal (the "Letters of Transmittal"), notices of guaranteed delivery (the "Notices of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule 14D-1 as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials."


    4.   Use of Exchange Offer Materials.

         (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its best efforts to disseminate the Exchange Offer Materials to each registered holder of any Subject Securities, as soon as practicable after the Commencement Date, pursuant to Rule 14d-3 under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the expiration of the Exchange Offer, the Company shall use its best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Subject Securities. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility for independent verification on your part and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company or the issuer of the Subject Securities.

         (b) The Company agrees to provide you as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental agency or instrumentality of the United States of any Exchange Offer Materials, it will submit copies of such materials to you and will give reasonable consideration to your and your counsel's comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials. The Company shall not file any such amendment or supplement to which the Dealer Manager shall reasonably object; provided, however that the foregoing requirement shall not apply to any of the Company's filings with the Commission required to be filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Dealer Manager promptly after being transmitted for filing with the Commission.

         (c) The Company has furnished or shall use its best efforts to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), lists in reasonable quantities showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Subject Securities as of a recent date, together with their addresses and the number of Subject Securities held by them. Additionally, the Company shall update such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

         (d) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Subject Securities.

         (e) The Company authorizes the Dealer Manager to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you daily, as necessary, as to such matters relating to the Exchange Offer as you may reasonably request.

         (f) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

    5. Withdrawal. In the event that the Company (i) uses or permits the use of, or files with the Commission, any amendment or supplement to the Registration Statement and any such document has not been previously submitted to you for your comment if prior submission is required in accordance with the provisions of Section 4(b) hereof; or (ii) shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, then you shall be entitled upon written notice to the Company to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of (x) all fees payable pursuant to Section 6 and (y) all reasonable expenses payable hereunder which have accrued through the date of such withdrawal.

    6. Fees. The Company has agreed to pay certain fees of the Dealer Manager in connection with the Exchange Offer as set forth in a separate letter agreement dated September 5, 1996, between the Company and the Dealer Manager (the "Engagement Letter").

    7. Expenses and Reimbursement of Expenses. The Company agrees to pay the reasonable costs and expenses incident to the performance of the obligations hereunder, including, without limitation, all costs and expenses (i) incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) incident to the preparation, issuance, execution and delivery of the Offered Securities, (iii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Offered Securities under the laws of such jurisdictions as the Dealer Manager may designate (including, without limitation, reasonable fees of counsel for the Dealer Manager and its reasonable disbursements), (v) in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, (vi) all advertising expenses related to the Exchange Offer and the fees and expenses of the Exchange Agent and the Information Agent, (vii) the fees and disbursements of Kilpatrick & Cody, L.L.P., counsel to the Company, and KPMG Peat Marwick LLP, auditors to the Company, and (viii) the costs of obtaining any requisite stock exchange or similar approvals. In addition, the Company agrees to reimburse the reasonable out-of- pocket expenses of the Dealer Manager in connection with the Exchange Offer (including, without limitation, the reasonable legal fees and expenses of counsel to the Dealer Manager in connection with the Exchange Offer) as provided in the Engagement Letter.

    8.   Representations, Warranties and Certain Agreements of the
Company.   The Company represents and warrants to you, and agrees with you that:

         (a) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

         (b)  (i) the Exchange Offer Materials, including the
Registration Statement and Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(b) do not apply to statements or omissions in the Exchange Offer Materials, the Registration Statement or the Prospectus based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein;

         (c) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement;

         (d) this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company;

         (e) except as disclosed in the Prospectus, the Exchange Offer and the consummation of the transactions contemplated in this Agreement and the Prospectus will comply with all applicable requirements of law, including any applicable regulation of any governmental agency, authority or instrumentality, and no consent, authorization, approval, order, exemption or other action of, or filing with, any governmental agency, authority or instrumentality of the United States or any jurisdiction in the United States or any other jurisdiction is required in connection with the Exchange Offer or the consummation by the Company of the transactions contemplated herein or in the Prospectus except as have been obtained or made;

         (f) if applicable, the Company has duly filed, or will duly file on or prior to the Commencement Date, with the Federal Traded Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") the notification and report form (the "Report") required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the acquisition of Subject Securities pursuant to the Exchange Offer, a copy of which Report (including the documents referred to in Item 4 thereof) in the form so filed or to be so filed has been or will be furnished to you, and the Report complies or will comply in all material respects with the requirements of the HSR Act;

         (g) the Company has no knowledge of any material fact or information concerning the issuer of the Subject Securities or any of its subsidiaries, or the operations, assets, condition, financial or otherwise, or prospects of the issuer of the Subject Securities or any of its subsidiaries, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public through the Exchange Offer Materials or otherwise; and

         (h) the Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b), if required, within the applicable time period prescribed for such filing by the rules and regulations under the Act;
         (i) on or prior to the Commencement Date, the Company shall have engaged SunTrust Bank, Atlanta, to act as exchange agent in connection with the Exchange Offer, pursuant to an agreement (the "Exchange Agent Agreement") in customary form which shall be in full force and effect;

         (j) the Offered Securities to be issued pursuant to the Exchange Offer have been duly authorized under the Company's certificate or articles of incorporation, and, when issued and delivered in accordance with the terms of this Agreement in exchange for Subject Securities pursuant to the Exchange Offer, will be duly and validly issued and fully paid and nonassessable shares of the common stock, par value $.10 per share of the Company, not subject to any preemptive or similar rights, will conform in all material respects to all statements relating thereto contained in the Prospectus, and have been approved for trading on the NASDAQ National Market System ("NASDAQ"), subject to official notice of issuance;

         (k) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Georgia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (l) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

         (m) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the issuance and delivery by the Company of the Offered Securities and the consummation of the Exchange Offer and the fulfillment of the terms herein contemplated will not contravene, violate, conflict with, result in the breach of, or constitute a default under (i) any provision of applicable law or regulation; (ii) the certificate (or articles) of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iv) any judgment, determination, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or the qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the issuance and delivery of the Offered Securities and the consummation of the Exchange Offer, except such as may be required by the Securities Act or the Exchange Act and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the Exchange Offer;

         (n) There has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

         (o) there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required;

         (p) none of the Company or any of its subsidiaries is, and after giving effect to the consummation of the Exchange Offer none of the Company or any of its subsidiaries will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

         (q) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement;

         (r) except as described in the Prospectus the Company and its subsidiaries are (x) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (y) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such material permit, license or approval except as otherwise described in or contemplated in the Prospectus and except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which are not likely, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries taken as a whole.
         (s) in the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, capital or operating expenditures required for clean-up, costs of closure of properties or compliance with Environmental Laws or permits, licenses or approvals, costs of related constraints on operating activities). The Company also periodically reviews potential liabilities under Environmental Laws to third parties. On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities are disclosed, in accordance with the requirements of the Exchange Act and the Securities Act, in all material respects.

    9. Conditions to Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject, to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) the Registration Statement shall have become effective on or prior to the Commencement Date;

         (b) on the Commencement Date and the Closing Date, the Dealer Manager shall have received a signed opinion of Kilpatrick & Cody, L.L.P., counsel for the Company, dated as of such date, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Georgia, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (ii) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder,
(B) does not believe that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) does not believe that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief), the Prospectus at the date of such opinion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading;

              (iii) the statements made in "Item 3-Legal Proceedings" of the Company's most recent annual report on Form 10-K, in "Item 1-Legal Proceedings" of any quarterly report on Form 10-Q and in "Item 5-Other Events" of any current report on Form 8-K included or incorporated by reference in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are accurate in all material respects;

              (iv) this Agreement has been duly authorized, executed and delivered by the Company;

              (v) the Exchange Agent Agreement has been duly authorized, executed and delivered by the Company;

              (vi) the Company has an authorized capitalization as set forth in the Prospectus; the Offered Securities have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Exchange Offer and, when issued and delivered by the Company pursuant to the terms of the Exchange Offer against delivery of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Offered Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of the Offered Securities is not subject to any preemptive rights;

              (vii) the statements made in the Prospectus under the captions, "Description of Capital Stock of ELMG" and "Description of Capital Stock of LXE; Comparison of ELMG Shares and LXE Shares" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are accurate in all material respects;

              (viii) none of the Company or any of its subsidiaries is, and after giving effect to the consummation of the Exchange Offer none of the Company or any of its subsidiaries will be, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         With respect to paragraph (ii) above, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor, and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus and any documents incorporated by reference thereto, its participation in the preparation of the Registration Statement and Prospectus and its participation in conferences with certain officers and employees of the Company and its subsidiaries and any others referred to in such opinion.

         (c) on the Commencement Date and on the Closing Date, the Dealer Manager shall have received a signed opinion of William S. Jacobs, Esq., General Counsel of the Company, dated as of such date, to the effect that:

              (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation of the Exchange Offer and the fulfillment of the terms herein contemplated (including the issuance of the Offered Securities by the Company) will not contravene any provision of applicable law or the certificate (or articles) of incorporation or by-laws of the Company or any of its subsidiaries or any material agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the consummation of the Exchange Offer, except such as may be required by the Securities Act, the Exchange Act or the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the Exchange Offer;

              (ii) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder,
(B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief), the Prospectus at the date of such opinion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading;

              (iii) the outstanding shares of the Company's Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Capital Stock of ELMG";

              (iv) after due inquiry, to the best of such counsel's knowledge, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, other than such proceedings that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (v) such counsel is of the opinion that the Company is (A) in compliance with any and all applicable material Environmental Laws, (B) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such material permit, license or approval, except as otherwise described in or contemplated in the Prospectus and except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which such counsel believes, based on his evaluation of known and anticipated claims, are not likely, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries taken as a whole; and

         (d) You shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date, as the case may be, reasonably satisfactory to you of KPMG Peat Marwick LLP, auditors for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the consolidated financial statements of the Company and certain financial information contained in the Registration Statement and the Prospectus. The Company will furnish you with such executed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.
    10.  Covenants of the Company.  The Company covenants with the Dealer
Manager:

              (a) to use its reasonable efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective promptly and to notify the Dealer Manager immediately and, if requested by the Dealer Manager, to confirm the notice in writing,
(i) when the Registration Statement and any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order suspending the use of any Exchange Offer Materials or any qualification of the Offered Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes or (C) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Subject Securities tendered pursuant to the Exchange Offer, and use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time;

              (b) to comply in all material respects with the Securities Act and the Exchange Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer Manager or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company and the Trust will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at its own expense, to the Dealer Manager, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements;

              (c) to endeavor, in cooperation with the Dealer Manager, to qualify the Offered Securities for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Dealer Manager may reasonably request and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer. In each jurisdiction in which the Offered Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement;

              (d) to make generally available to its security holders and to the Dealer Manager as soon as practicable an earnings statement covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; and

              (e) to use its best efforts to advise or cause the Exchange Agent to advise the Dealer Manager at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Subject Securities tendered as follows: (i) the aggregate number of Subject Securities validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Subject Securities pursuant to the procedures set forth in the Exchange Offer on such day; (ii) the aggregate number of Subject Securities represented by Notices of Guaranteed Delivery on such day; (iii) any Subject Securities properly withdrawn on such day; and (v) the cumulative totals of the number of Subject Securities in categories (i) through
(iii), inclusive, above.

    11.  Indemnification and Contribution; Settlement of Litigation;
Release.

         (a)  The Company agrees to:

              (I) Indemnify and hold harmless the Dealer Manager, the partners, the directors and officers of the Dealer Manager and each person, if any, who controls the Dealer Manager ("Indemnified Persons") within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (A) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Dealer Manager or any such controlling person in connection with defending or investigating any such action or claim) (1) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any related preliminary prospectus, the Prospectus, the Schedule 14D-1 or any Exchange Offer Materials (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein); or (2) which arises out of or is based upon a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer; and (B) against any other loss, claim, damage or liability which is related to, otherwise arises out of or is based upon or asserted against you in connection with your acting as Dealer Manager in connection with the Exchange Offer, or your rendering financial advisory services to the Company in connection with the Exchange Offer, or which arises in connection with any other matter referred to in this Agreement, except to the extent any such losses, damages, liabilities or claims referred to in this clause (B) result from the Dealer Manager's gross negligence or bad faith in performing the services that are the subject of this Agreement. The Company also agrees that neither you nor any of your affiliates, nor any of your partners, officers, directors, agents, employees or controlling persons (if any), as the case may be, of you or any such affiliates, shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, liability or claim incurred by the Company results from the Dealer Manager's gross negligence or bad faith in performing the services that are the subject of this Agreement.

              (ii) Indemnify and hold harmless the Dealer Manager, the directors and officers of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any other losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Dealer Manager or any such controlling person in connection with defending or investigating any such action or claim) which otherwise arise in connection with the Exchange Offer, except to the extent any such loss, damage, claim or liability referred to in this Section 11(b) which is finally judicially determined to have resulted from the bad faith, gross negligence or wilful misconduct of any Indemnified Person. The Company also agrees that no person indemnified under this Section 11(b) shall have any liability (whether direct or indirect, in contract or tort or otherwise) to them for or in connection with the Exchange Offer except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith, gross negligence or wilful misconduct of such indemnified person.

         (b) The Dealer Manager agrees to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement or the Schedule 14D-1, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Manager contained in Section 11(a)(i)(A)(1) above, but only with reference to information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the Schedule 14D-1, any other Exchange Offer Material or any amendment or supplement thereto.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) of this
Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d) If the indemnification provided for above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, from the Exchange Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, in connection with the statements or omissions or any other matter that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the market value of the maximum aggregate amount of the Offered Securities (determined as of the date hereof) issuable pursuant to the Exchange Offer bears to the total Dealer Manager's fee under the Engagement Letter attributable to the Exchange Offer. The relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, (a) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Dealer Manager, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (b) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or its affiliates or by the Dealer Manager, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

              (e) The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to Section 11(d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, the Dealer Manager shall not be required to contribute any amount in excess of the fee paid to the Dealer Manager in connection with the Exchange Offer as provided in the Engagement Letter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (f) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              (g) The indemnity and contribution provisions contained in this Agreement and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Manager or its officers, directors, partners or any person controlling the Dealer Manager, or by or on behalf of the Company, any of its officers or directors, or any person controlling the Company or (iii) consummation of the Exchange Offer.

              (h) With respect to the Exchange Offer (and for no other purpose), this Section 11 shall supersede the indemnity agreement attached to the Engagement Letter, and with respect to the Exchange Offer (and for no other purpose) such indemnity agreement shall be of no further effect.

      12.     Termination.

              (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the Closing Date, (ii) any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9 (and the Dealer Manager shall have notified the Company thereof) or (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason (the earliest to occur of clauses (i), (ii) and (iii) being referred to as the "Termination Date").

              (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

    13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

    14. Counterparts. This Agreement may be executed by the different parties hereto in one or more separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

    15. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

    16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    17.  Consent to Jurisdiction.

  The Company (i) agrees that any legal suit, action or proceeding brought by the Dealer Manager arising out of or relating to this Agreement, the Offered Securities, the Exchange Offer Materials or the transactions contemplated hereby or thereby may be instituted in any federal or state court sitting in New York City, (ii) irrevocably waives, to the fullest extent it may effectively do so, any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in New York City or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

              (b) The Company agrees that a final judgment in any such legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    18. Entire Agreement. This Agreement, together with the Engagement Letter (including all attachments), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    19. Amendment. This Agreement may not be amended except in a writing signed by each party to be bound thereby.

    20. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, fax, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

              (a)  If to you:

                   Oppenheimer & Co., Inc.
                   Oppenheimer Tower
                   One World Financial Center
                   New York, New York 10281
                   Phone No.: (212) 667-7000
                   Fax No.: (212) 667-5585

                   Attention: Robert M. Buxton

              with a copy to:

                   Rogers & Wells
                   200 Park Avenue
                   New York, New York 10166
                   Phone No.: (212) 878-8000
                   Fax No.: (212) 878-8375

                   Attention: John A. Healy, Esq.

              (b)  If to the Company:

                   Electromagnetic Sciences, Inc.
                   P.O. Box 7700
                   600 Engineering Drive
                   Technology Park/Atlanta
                   Norcross, Georgia  33091-7700
                   Tel. No.: (770) 263-9200
                   Fax No.: (770) 447-4397

                   Attention: Chief Financial Officer

              with a copy to:

                   General Counsel


    21. Subheadings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                                  Very truly yours,


                                  ELECTROMAGNETIC SCIENCES, INC.


                                  By:
                                      --------------------------
                                       Jerry H. Lassiter
                                       Chairman, Special Committee
                                       of the Board of Directors



Accepted and agreed as of
the date first above written:

Oppenheimer & Co., Inc.


By:



                                                      EXHIBIT 5.1





November 25, 1996


Electromagnetic Sciences, Inc.
660 Engineering Drive
Technology Park/Atlanta
Norcross, Georgia 30092

Re: Registration on Form S-4 of 793,583 Shares of Common Stock

Gentlemen:

This opinion is furnished to you in connection with your Registration Statement No. 333-14235 on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 793,583 shares of your common stock, $.10 par value per share (the "ELMG Shares"), to be offered in exchange for outstanding shares of the common stock, $.01 par value per share, of LXE Inc. (the"LXE Shares"). I have examined such corporate records, certificates of public officials and of your officers, and such other documents and records as I have considered necessary or proper for purposes of this opinion.

Based upon the foregoing, and having regard to legal considerations that I deem relevant, I am of the opinion that the 793,583 ELMG Shares covered by the Registration Statement have been duly authorized and, upon issuance in exchange for LXE Shares on the terms set forth in the prospectus contained in the Registration Statement (the "Prospectus"), will be validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Legal Matters" in the Prospectus.

Very truly yours.


/s/ William S. Jacobs

William S. Jacobs
General Counsel


                                                      EXHIBIT 8.1



                             November 25, 1996






Electromagnetic Sciences, Inc.
660 Engineering Drive
Norcross, Georgia  30092

Ladies and Gentlemen:

         We have been requested, as counsel for Electromagnetic Sciences, Inc., a Georgia corporation ("ELMG"), to render our opinions expressed below in connection with the proposed exchange (the "Exchange") by ELMG of shares of ELMG common stock, par value $.10 per share ("ELMG Shares"), with shareholders of LXE Inc. ("LXE") for outstanding shares of common stock of LXE, par value $.01 per share ("LXE Shares"), and the proposed merger (the "Merger") of LXE with and into a newly-formed subsidiary corporation of ELMG ("NewCo"), as described in that certain Offering Circular/Prospectus regarding the Offer by Electromagnetic Sciences, Inc. for all of the outstanding LXE Shares on the basis of .75 ELMG Shares for each LXE Share, included in ELMG's filing on the date hereof of Amendment No. 1 to its Registration Statement on Form S-4 No. 333-14235 (the "Registration Statement")(the "Prospectus"). Unless otherwise indicated, capitalized terms used in this letter shall have the same meanings as defined in the Prospectus.

         In rendering our opinions, we have examined copies of the draft Prospectus. We also have considered such matters of applicable law and of fact, together with such other regulations, rulings, decisions, records, and documents as we have deemed appropriate for the opinions set forth in this letter.

         Our opinions set forth below are subject to the following assumptions, qualifications, and exceptions:

         A. During the course of all of the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the legal capacity of all individuals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (v) the authority of each person or persons who executed any document on behalf of another person.

         B. As to various factual matters that are material to our opinions set forth in this letter, we have relied upon the factual representations set forth in the Prospectus. We have not independently verified, nor do we assume any responsibility for, the factual accuracy or completeness of any such representations.

         Based on and in reliance on the foregoing and the further qualifications set forth below, and provided that the Exchange Offer and the Merger are consummated consistent with the description in the Prospectus, it is our opinion that for federal income tax purposes

         (1) The Exchange Offer together with the Merger, if consummated as described in the Prospectus, will constitute a tax-free exchange under section 368 of the Code.

         (2) No income, gain or loss will be recognized by LXE shareholders upon the receipt of ELMG Shares in exchange for their LXE Shares pursuant to the Exchange
    Offer and Merger.

         (3) No income, gain or loss will be recognized by ELMG or LXE pursuant to the Exchange Offer and Merger.

         (4) The tax basis of the ELMG Shares received by LXE shareholders pursuant to the Merger will be equal to their tax basis of their LXE Shares immediately before consummation of the Exchange Offer and Merger.

         (5)  The holding period of the ELMG Shares
    received by LXE shareholders will include the period for which such shareholder has held the LXE Shares surrendered in exchange therefor.

         (6) The payment of cash in lieu of fractional share interests in ELMG will be treated for federal income tax purposes as if the fractional shares were issued as part of the overall transaction, and then were redeemed by ELMG. The cash payments will be treated as having been received as distributions in full payment in exchange for the shares redeemed as provided in section 302(a) of the Code.

    We express no opinion as to the following: (a) the tax consequences that might be relevant to a particular shareholder of LXE who is subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, persons who do not hold their shares of LXE Shares as "capital assets" within the meaning of section 1221 of the Code, and persons who acquired their LXE Shares pursuant to the exercise of options or otherwise as compensation, (b) any consequences arising under the laws of any state, locality, or foreign jurisdiction, or
(c) any federal estate or gift tax consequences.

    This opinion has been delivered solely for the benefit of ELMG and LXE in connection with the Exchange and the Merger and, except by any LXE sh areholder, it may not be relied upon by any other person or entity or for any other purpose without our express prior written permission. We hereby consent to the filing of this opinion letter as part of the Registration Statement and to the reference to us in the Prospectus under the heading "THE EXCHANGE OFFER -- Certain Federal Income Tax Consequences. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may affect any of our opinions expressed herein.

                        KILPATRICK & CODY, L.L.P.



                        By:  /s/ Lynn E. Fowler
                            -------------------------
                            Lynn E. Fowler
                            a partner



                                                 EXHIBIT 10.11

                                            As amended through
                                            October 3, 1996


                 ELECTROMAGNETIC SCIENCES, INC.
                   1992 STOCK INCENTIVE PLAN

                       TABLE OF CONTENTS


                                                           Page


ARTICLE I DEFINITIONS                                        1
    (a)  "Award"                                             1
    (b)  "Board"                                             1
    (c)  "Code"                                              1
    (d)  "Committee"                                         1
    (e)  "Company"                                           1
    (f)  "Director"                                          1
    (g)  "Disinterested Person"                              2
    (h)  "Employee"                                          2
    (i)  "Employer"                                          2
    (j)  "Fair Market Value"                                 2
    (k)  "Grantee"                                           3
    (l)  "ISO"                                               3
    (m)  "1934 Act"                                          3
    (n)  "Officer"                                           3
    (o)  "Option"                                            3
    (p)  "Option Agreement"                                  3
    (q)  "Optionee"                                          3
    (r)  "Option Price"                                      4
    (s)  "Parent"                                            4
    (t)  "Plan"                                              4
    (u)  "Purchasable"                                       4
    (v)  "Qualified Domestic Relations Order"                4
    (w)  "Reload Option"                                     4
    (x)  "Restricted Stock"                                  4
    (y)  "Restriction Agreement"                             5
    (z)  "Stock"                                             5
    (aa) "Subsidiary"                                        5

 ARTICLE II THE PLAN                                         5
    Section 2.1  Name                                        5
    Section 2.2  Purpose                                     5
    Section 2.3  Effective Date                              5
    Section 2.4  Termination Date                            5

ARTICLE III ELIGIBILITY                                      6

ARTICLE IV  ADMINISTRATION                                   6
    Section 4.1  Duties and Powers of the Committee          6
    Section 4.2  Interpretation; Rules                       7
    Section 4.3  No Liability                                7
    Section 4.4  Majority Rule                               7
    Section 4.5  Company Assistance                          7

ARTICLE V  SHARES OF STOCK SUBJECT TO PLAN                   7
    Section 5.1  Limitations                                 7
    Section 5.2  Antidilution                                8

ARTICLE VI OPTIONS                                          10
    Section 6.1  Types of Options Granted                   10
    Section 6.2  Option Grant and Agreement                 10
    Section 6.3  Optionee Limitations                       10
    Section 6.4  $100,000 Limitation                        11
    Section 6.5  Option Price                               11
    Section 6.6  Exercise Period                            12
    Section 6.7  Option Exercise                            12
    Section 6.8  Nontransferability of Option               13
    Section 6.9  Termination of Employment                  13
    Section 6.10 Employment Rights                          14
    Section 6.11 Certain Successor Options                  14
    Section 6.12 Conditions to Issuing Option Stock         14
    Section 6.13 Automatic Option Grants to Certain
         Directors                                          15

ARTICLE VII RESTRICTED STOCK                                16
    Section 7.1  Awards of Restricted Stock                 16
    Section 7.2  Non-Transferability                        17
    Section 7.3  Lapse of Restrictions                      17
    Section 7.4  Termination of Employment                  17
    Section 7.5  Treatment of Dividends                     17
    Section 7.6  Delivery of Shares                         17
    Section 7.7  Payment of Withholding Taxes               18

ARTICLE VIII TERMINATION, AMENDMENT AND MODIFICATION OF PLAN 19

ARTICLE IX  MISCELLANEOUS                                   19
    Section 9.1  Replacement or Amended Grants              20
    Section 9.2  Forfeiture for Competition                 20
    Section 9.3  Plan Binding on Successors                 20
    Section 9.4  Gender                                     20
    Section 9.5  Headings Not a Part of Plan                20









                 ELECTROMAGNETIC SCIENCES, INC.
                   1992 STOCK INCENTIVE PLAN

                           ARTICLE I
                          DEFINITIONS

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a)  "Award" shall mean a grant of Restricted Stock.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c)  "Code" shall mean the United States Internal Revenue
Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         (d)  "Committee" shall mean a committee of at least two
Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also an Officer or Director, the Committee shall consist of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Disinterested Persons, and all authority and discretion shall be exercised by such Disinterested Persons, and references herein to the "Committee" shall mean such Disinterested Persons insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Officer or Director.

         (e) "Company" shall mean Electromagnetic Sciences, Inc., a Georgia corporation.

         (f)  "Director" shall mean a member of the Board.

         (g) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the 1934 Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

         (h) "Employee" shall mean any employee of the Company or any Subsidiary of the Company.

         (i) "Employer" shall mean the corporation that employs a Grantee.

         (j) "Fair Market Value" of the shares of Stock on any date shall mean

              (i) the closing sales price, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

              (ii) if there is no price as specified in (i), the final reported sales price, or if not reported in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

              (iii)  if there also is no price as specified
         in (ii), the price determined by the Committee by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

              (iv)  if there also is no price as specified in
         (iii), the amount determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

         (k) "Grantee" shall mean an Employee, former employee or other person who is an Optionee or who has received an Award of Restricted Stock.

         (l) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

         (m) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (n) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

         (o)  "Option" shall mean a contractual right to purchase
Stock granted pursuant to the provisions of Article VI hereof.

         (p) "Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

         (q) "Optionee" shall mean a person to whom an Option has been granted hereunder.

         (r) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

         (s) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with the respect to which the determination is being made if, at the relevant time, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (t)  "Plan" shall mean the 1992 Stock Incentive Plan of the
Company.

         (u) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Option Agreement.

         (v) "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

         (w) "Reload Option" shall mean an Option that is granted, without further action of the Committee, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as is so paid, (iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and
(iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Committee shall specify at the time such exercised Option is granted.

         (x) "Restricted Stock" shall mean Stock issued, subject to restrictions, to an Employee pursuant to Article VII hereof.

         (y) "Restriction Agreement" shall mean the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 hereof.

         (z) "Stock" shall mean the $.10 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

         (aa) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                           ARTICLE II
                            THE PLAN


    2.1  Name.  This plan shall be known as the "Electromagnetic
Sciences, Inc. 1992 Stock Incentive Plan."

    2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees and Directors an opportunity to acquire or increase their proprietary interests in the Company. Options and Awards will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

    2.3  Effective Date.  The Plan shall become effective on January
24, 1992.

    2.4 Termination Date. No further Options or Awards shall be granted hereunder on or after January 24, 1997, but all Options or Awards granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate, and all Options or Awards theretofore granted or awarded shall become void and may not be exercised, on January 24, 1993, if the shareholders of the Company shall not by that date have approved the Plan's adoption.

                           ARTICLE III
                           ELIGIBILITY

    The persons eligible to participate in this Plan shall consist only of Directors and those Employees whose participation the Committee determines is in the best interests of the Company, together with any persons holding options under the LXE Inc. 1989 Stock Incentive Plan at such time as the outstanding shares of LXE Inc. common stock may be converted by merger into Stock.


                           ARTICLE IV
                         ADMINISTRATION
    4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties.
The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of an Option Agreement or Restriction Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee shall have the authority to amend or modify an outstanding Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

    4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

    4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

    4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.
    4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                           ARTICLE V
                SHARES OF STOCK SUBJECT TO PLAN

    5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 500,000 (of which a maximum of 100,000 shares may be issued as Restricted Stock), plus that number of shares issuable upon conversion by merger of options outstanding under the LXE Inc. 1989 Stock Incentive Plan into Options for that same number of shares of Stock as would have been issued in such merger, in respect of the LXE Inc. Shares of common stock issuable upon exercise of such options, had such LXE Inc. shares been outstanding at the time of the Merger. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award (except any portion as to which the Grantee has received, and not forfeited, dividends or other benefits of ownership other than voting rights) may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

    5.2  Antidilution.

         (a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:


              (i) The aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

              (ii)  The rights of Optionees (concerning the
         number of shares subject to Options and the Option Price) under outstanding Options and the rights of the holders of Awards(concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by The Committee.

         (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

              (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability, that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

              (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

         (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability.

         (d)  The adjustments described in paragraphs (a) through
(c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                           ARTICLE VI
                            OPTIONS


    6.1 Types of Options Granted. Within the limitations provided herein, Options may be granted to one Employee at one or several times or to different Employees at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

    6.2 Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee, and (b) by a written Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Option Agreement. Separate Option Agreements shall be used for Options intended to be ISO's and those not so intended, but any failure to use such separate Agreements shall not invalidate, or otherwise adversely affect the Optionee's rights under and interest in, the Options evidenced thereby.

    6.3 Optionee Limitations. The Committee shall not grant an ISO to any person who, at the time the ISO would be granted:

         (a)  is not an Employee; or
         (b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

    6.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

    6.5 Option Price. The Option Price under each Option shall be determined by the Committee. However, the Option Price shall not be less than 50% of the Fair Market Value of the Stock, or in the case of an ISO less than the Fair Market Value of the Stock, in each case on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

    6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to an Employee who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Employee.

    6.7 Option Exercise.

         (a) Unless otherwise provided in the Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

         (b) An Option shall be exercised by (i) delivery to the Treasurer of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

         (c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Committee may provide in an Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Option Price).

         (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine, including any such restrictions as may be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

         (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued upon the exercise of the Option.

    6.8 Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

    6.9 Termination of Employment. The Committee shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

    6.10 Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an Employee. Nothing in the Plan or in any Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

    6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

    6.12 Conditions to Issuing Option Stock. The Company shall not be required to issue or deliver any Stock purchased upon the full or partial exercise of any Option granted hereunder prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

         (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

         (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

         (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

    Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

    6.13 Automatic Option Grants to Certain Directors. Each person who is elected as a Director at the Annual Meeting of the Shareholders of the Company held in 1992, or who thereafter becomes a Director, and who is not also an Employee, or an employee of any Parent or Subsidiary of the Company, shall automatically, and without any action of the Board or the Committee, be granted, on the date of such Annual Meeting, or thereafter on the first day on which such person serves as a Director, as the case may be, an Option for the purchase of 10,000 shares of Stock (subject to automatic proportionate adjustment for stock splits or stock dividends, and otherwise to proportionate adjustment by the Committee as provided in
Section 5.2). Each such Option shall not be an ISO, shall not include the right to receive a Reload Option, shall have an Option Price equal to the Fair Market Value of the Stock on the date of grant, and shall become exercisable as to 2,000 shares on the date that is six months after the date of grant, and as to an additional 2,000 shares on each of the first, second, third and fourth anniversaries of such six-month date. However, each such Option shall become immediately exercisable in the event a party other than the Company or any Parent or Subsidiary of the Company purchases or otherwise acquires shares of Stock pursuant to a tender offer or exchange offer for such shares, or any person or group becomes the beneficial owner (for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of the Stock. To the extent such an Option shall have become exercisable, it shall be non-forfeitable and shall remain exercisable until the tenth anniversary of its date of grant, but if the Grantee ceases to be a Director for any reason, any portion of such Option that is not at that time exercisable shall immediately terminate and shall not thereafter become exercisable. The Option Price for each such Option may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise, subject to the parenthetical restriction set forth in paragraph 6.7(c) hereof. In addition, any taxes related to the exercise of each such Option may be paid in the manner contemplated in the proviso to paragraph 6.7(d) hereof.

                          ARTICLE VII
                        RESTRICTED STOCK


    7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock upon determination by the Committee, acting pursuant to the delegation by the Board of authority to make such determinations, that the value or other benefit to the Company of the services of a Grantee theretofore performed or to be performed as a condition of the lapse of restrictions applicable to such Restricted Stock, or the benefit to the Company of the incentives created by the issuance thereof, is adequate consideration for the issuance of such shares. Each such Award shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.

    Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. If a Grantee shall fail to execute the foregoing documents, within any time period prescribed by the Committee, the Award shall be null and void. At the discretion of the Committee, shares of Restricted Stock issued in connection with an Award shall be held by the Company or deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon issuance of such shares, the Grantee shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to them.

    7.2 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

    7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to an Employee who is also a Director or Officer, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

    7.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Employee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

    7.5  Treatment of Dividends.  At the time an Award of Restricted
Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions, and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

    7.6 Delivery of Shares. Within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate or certificates to be delivered to the Grantee with respect to such shares. Such shares shall be free of all restrictions hereunder, except that if the shares of stock covered by the Plan shall not be the subject of an effective registration statement under the Securities Act of 1933, as amended, such stock certificates shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

    7.7  Payment of Withholding Taxes.

    (a) The Restriction Agreement may authorize the Company to withhold from compensation otherwise due to the Grantee the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Grantee as a result of the lapse of the restrictions on shares of Restricted Stock, or otherwise as a result of the recognition of taxable income with respect to an Award. At the time of and as a condition to the delivery of a stock certificate or certificates pursuant to Section 7.6, the Grantee shall pay to the Company in cash any balance owed with respect to such withholding requirements.

    (b)  In the discretion of the Committee, any Restriction
Agreement may provide that all or any portion of the tax obligations otherwise payable in the manner set forth in paragraph 7.7(a), together with additional taxes not exceeding the actual additional taxes to be owed by the Grantee with respect to the Award, may, upon the irrevocable election of the Grantee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Grantee, or by authorizing the Company to withhold and cancel shares of Stock otherwise deliverable pursuant to Section 7.6, in either case in that number of shares having a Fair Market Value on the date that taxable income is recognized equal to the amount of such taxes thereby being paid, in all cases subject to such restrictions as the Committee may from time to time determine, including any such restrictions as may be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.


                          ARTICLE VIII
        TERMINATION, AMENDMENT AND MODIFICATION OF PLAN


    The Board may at any time, (i) cause the Committee to cease granting Options and Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

         (a) Materially increase the number of shares of Stock subject to the Plan;

         (b) Materially change or modify the class of persons that may participate in the Plan; or

         (c) Otherwise materially increase the benefits accruing to participants under the Plan.

    No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under an Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

    From and after the first date on which an Option is automatically granted pursuant to Section 6.13, the provisions of such
Section 6.13 may not be amended in any manner more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

                           ARTICLE IX
                         MISCELLANEOUS


    9.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. However no modification of an Option or Award shall adversely affect a Grantee's rights under an Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

    9.2 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

    9.3 Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

    9.4 Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

    9.5  Headings Not a Part of Plan.  Headings of Articles and
Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.


                                                 EXHIBIT 11.1
                                                 (1 OF 2)
ELECTROMAGNETIC SCIENCES, INC.
AND SUBSIDIARIES

Statement re: Computation of Per Share Earnings
(In thousands, except net earnings per share)


                                            Years Ended December 31
                                           1995      1994       1993
Common equivalent shares:

 Common stock - weighted average
  shares outstanding                     6,929      6,766      6,716

 Dilutive effect of outstanding
  common stock options (as determined
  by the treasury stock method using
  the average market price for the
  period)                                  232        277        140

 Total common and common equivalent
  shares                                 7,161      7,043      6,856

For purposes of calculating primary
earnings per share, the Company's
proportionate share of the net earnings
of LXE Inc. Has been adjusted to reflect the dilutive effect of LXE's outstand-ing stock options. Following is a summary of net earnings applicable to earnings per common and common equiva-lent share:

  Net earnings excluding LXE Inc.       $2,431      1,226       1,142

  Adjusted proportionate share of
   net earnings (loss) of LXE Inc.        (121)     2,841         233

  Total net earnings applicable to
   earnings per common and common
   equivalent share                     $2,310      4,067       1,375

  Net earnings per common and
   common equivalent share              $  .32        .58         .20


                                                 EXHIBIT 11.1
                                                 (2 OF 2)

ELECTROMAGNETIC SCIENCES, INC.
AND SUBSIDIARIES

Statement re: Computation of Per Share Earnings
(In thousands, except per share data)

                                 Three months ended    Nine months ended
                                   September 30          September 30
                                 1996         1995     1996        1995
                                 -----        -----    -----       -----

Common and common equivalent
shares:

 Common stock - weighted average
 shares outstanding               7,494        6,984     7,340     6,906

 Dilutive effect of outstanding
 common stock options (as deter-
 mined by the treasury stock
 method using the average market
 price for the period)              335          -         329       218

     Total common and common
     equivalent shares            7,808        6,984     7,669     7,124

For purposes of calculating
 primary earnings per share
 the Company's proportionate
 share of the net earnings of
 LXE Inc. has been adjusted
 to reflect the dilutive
 effect of LXE's outstanding
 stock options.  Following is
 a summary of net earnings
 applicable to earnings per
 common and common equivalent
 share:

Net earnings excluding LXE Inc.  $  810          510     2,616     1,650

Adjusted proportionate share
 of net earnings (loss) of LXE
 Inc.                               411       (1,447)      163      (216)

     Total net earnings
     applicable to earnings
     per common and common
     equivalent share            $1,221         (937)    2,779     1,434

Net earnings per common and
 common equivalent share         $  .16         (.13)      .36       .20




                                                      EXHIBIT 22.1


               ELECTROMAGNETIC SCIENCES, INC.
               SUBSIDIARIES OF THE REGISTRANT





EMS Technologies, Inc.
660 Engineering Drive
Norcross, GA  30092

LXE Inc.
303 Research Drive
Norcross, GA  30092

CAL Corporation
1050 Morrison Drive
Ottawa, Ontario  K2H 8K7



                                                 EXHIBIT 23.1






The Board of Directors
Electromagnetic Sciences, Inc.

    We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Offering Circular/Prospectus.




                             KPMG PEAT MARWICK LLP




Atlanta, Georgia
November 25, 1996






The Board of Directors
LXE Inc.

    We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Offering Circular/Prospectus.




                             KPMG PEAT MARWICK LLP




Atlanta, Georgia
November 25, 1996

                                                 EXHIBIT 25.1


                  POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Sharon and Don T. Scartz, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature                    Title                     Date
---------                    -----                     ----

/s/ Thomas E. Sharon    President and Chief      October 14, 1996
----------------------  Executive Officer and
Thomas E. Sharon        Director (Principal
                        Executive Officer)

/s/ John E. Pippin      Chairman of the Board    October 14, 1996
----------------------
John E. Pippin


/s/ Don T. Scartz       Senior Vice President    October 14, 1996
----------------------  Chief Financial Officer,
Don T. Scartz           Treasurer, and Director
                        (Principal Financial
                        and Accounting Officer)


/s/ Anthony J. Iorillo  Director                 October 14, 1996
----------------------
Anthony J. Iorillo


/s/ Jerry H. Lassiter   Director                 October 14, 1996
----------------------
Jerry H. Lassiter


                                                 EXHIBIT 99.1
                    LETTER OF TRANSMITTAL

                          Offer by

                 ELECTROMAGNETIC SCIENCES, INC.

         for all outstanding Shares of Common Stock of

                           LXE INC.

                      on the basis of .75
                ELMG Shares for each LXE Share

-----------------------------------------------------------------
    THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT (ATLANTA, GEORGIA, TIME) ON MONDAY, DECEMBER 30, 1996, UNLESS THE EXCHANGE OFFER IS EXTENDED.
-----------------------------------------------------------------

        The Exchange Agent for the Exchange Offer is:

                    SUNTRUST BANK, ATLANTA

By Mail: Corporate Trust Department
         P. O. Box 4625
         Atlanta, Georgia  30302

By Facsimile Transmission:   (404) 332-3875

By Hand: Corporate Trust Department
         58 Edgewood Avenue
         Room 225 Annex
         Atlanta, Georgia  30303

For Information call:   (404) 588-7815
                        (800) 568-3476


    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION
OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW.

    THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

    This Letter of Transmittal is to be completed by shareholders if certificates for LXE Common Shares (as defined below) are to be forwarded herewith or if delivery of LXE Common Shares are to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility"), pursuant to the procedures set forth under "The Exchange Offer -- Procedures for Tendering LXE Shares" in the Offering Circular/Prospectus (as defined below). Shareholders whose certificates for LXE Common Shares are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date (as defined in the Offering Circular/Prospectus), or who cannot comply with the book-entry transfer procedures on a timely basis, may tender their LXE Common Shares according to the guaranteed delivery procedure set forth under "The Exchange Offer -- Procedures for Tendering LXE Shares" in the Offering Circular/Prospectus. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

[  ] CHECK HERE IF LXE COMMON SHARES ARE BEING DELIVERED BY BOOK-ENTRY
     TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE
     EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution
                                   ------------------------------

    Account Number
                    ---------------------------------------------

    Transaction Code Number
                            -------------------------------------

[  ] CHECK HERE IF LXE COMMON SHARES ARE BEING TENDERED PURSUANT
     TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE
     EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

    Name(s) of Registered Holder(s)
                                    -----------------------------

    Date of Execution of Notice of Guaranteed Delivery
                                                       ----------

    Name of Institution which Guaranteed Delivery
                                                   --------------
    -------------------------------------------------------------

    If Delivery by Book-Entry Transfer, provide the following information:

    Account Number
                    ---------------------------------------------

    Transaction Code Number
                            -------------------------------------

              DESCRIPTION OF LXE COMMON SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on the certificate)

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

LXE Common Share Certificates and LXE Common Shares Tendered (Attach additional list if necessary)

                        Total Number
                      of Common Shares         Number of
Certificate             Evidenced by         Common Shares
 Number(s)*            Certificate(s)*         Tendered**
-----------           ----------------       -------------








Total Common Shares:


* Need not be completed by shareholders delivering by book-entry transfer.

** Unless otherwise indicated, it will be assumed that all LXE Common Shares evidenced by any certificates(s) delivered to the Exchange Agent are being tendered. See Instruction 4.

             NOTE:  SIGNATURES MUST BE PROVIDED BELOW
        PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby delivers to Electromagnetic Sciences, Inc., a Georgia corporation ("ELMG"), the above-described shares of common stock, par value $.01 per share (the "LXE Common Shares"), of LXE Inc., a Georgia corporation ("LXE"), pursuant to ELMG's offer to exchange .75 shares of common stock, par value $.10 per share, of ELMG (the "ELMG Shares") equal to .75 ELMG Shares for each LXE Common Share upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus dated November 27, 1996 (the "Offering Circular/Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offering Circular/Prospectus and any amendments thereto and hereto constitute the "Exchange Offer").

    Upon the terms and subject to the conditions of the Exchange Offer, subject to, and effective upon, acceptance of the LXE Common Shares tendered herewith in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, ELMG, all right, title and interest in and to all of the LXE Common Shares that are being tendered hereby, and irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such LXE Common Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such LXE Common Shares, to (a) deliver such Share Certificates (as defined herein) or transfer ownership of such LXE Common Shares on the account books maintained by the Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of ELMG; (b) present such LXE Common Shares for transfer on the books of LXE; and,
(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such LXE Common Shares, all in accordance with the terms and the conditions of the Exchange Offer.

    The undersigned hereby irrevocably appoints the designees of ELMG, and each of them, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote in such manner as each such attorney and proxy or any substitute thereof shall deem proper in the sole discretion of such attorney-in-fact and proxy or such substitute, and otherwise act (including pursuant to written consent) with respect to all the LXE Common Shares tendered hereby which have been accepted by ELMG prior to the time of such vote or action, which the undersigned is entitled to vote at any meeting of shareholders (whether annual or special and whether or not an adjourned meeting), of LXE or otherwise. This proxy and power of attorney is coupled with an interest in the LXE Common Shares and is irrevocable and is granted in consideration of, and is effective upon, the acceptance of such LXE Common Shares by ELMG in accordance with the terms of the Exchange Offer. Such acceptance for exchange shall revoke any other proxy granted by the undersigned at any time with respect to such LXE Common Shares and no subsequent proxies will be given (or, if given, will not be deemed effective) with respect to the undersigned. The undersigned understands that in order for LXE Common Shares to be deemed validly tendered, immediately upon ELMG's acceptance of such LXE Common Shares for exchange ELMG or its designee must be able to exercise full voting rights with respect to such LXE Common Shares.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the LXE Common Shares tendered hereby and that when the same are accepted for exchange by ELMG, ELMG will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, claims, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or ELMG to be necessary or desirable to complete the sale, assignment, and transfer of the LXE Common Shares tendered hereby.

    All authority herein conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by and shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Subject to the withdrawal rights set forth under "The Exchange Offer -- Withdrawal Rights" in the Offering
Circular/Prospectus, the tender of LXE Common Shares hereby made is irrevocable.

    The undersigned understands that tenders of LXE Common Shares pursuant to any one of the procedures described under "The Exchange Offer -- Procedures for Tendering LXE Shares" in the Offering Circular/Prospectus and in the instructions hereto and acceptance of such LXE Common Shares will constitute a binding agreement between the undersigned and ELMG upon the terms and subject to the conditions set forth in the Exchange Offer.

    Unless otherwise indicated below under "Special Exchange
Instructions," please issue the ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares in the name(s) of the registered holder(s) appearing under "Description of LXE Common Shares Tendered." Similarly, unless otherwise indicated under "Special Exchange Instructions," please mail the ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares to the address(es) of the registered holder(s) appearing under "Description of LXE Common Shares Tendered." The undersigned recognizes that ELMG has no obligation, pursuant to the Special Exchange Instructions, to transfer any LXE Common Shares from the name of the registered holder thereof if ELMG does not accept any of the LXE Common Shares so tendered.

                           IMPORTANT
                           SIGN HERE

              (Please Complete Substitute Form W-9
            at the back of this Letter of Transmittal)

Signature(s) of Shareholder(s):
                               ---------------------------------
                               ---------------------------------
(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith.
Dated:               , 1996
      ---------------

 If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.

Name(s)
       ---------------------------------------------------------
       ---------------------------------------------------------
                               (Please Print)

Capacity (Full Title)
                     -------------------------------------------

Address --------------------------------------------------------
        --------------------------------------------------------
                         (Include Zip Code)


                   --------------------------------
                   (Area Code and Telephone Number)


                 ------------------------------------
                 Taxpayer Identification or Social
              Security No. (See Substitute Form W-9)

IN CERTAIN CIRCUMSTANCES, SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE INSTITUTION. SEE INSTRUCTIONS 1 AND 5.

                     GUARANTEE OF SIGNATURE(S)
              (If Required - See Instructions 1 and 5)
      Space Below is For Use by Financial Institutions Only.

The undersigned Eligible Institution hereby guarantees the above signature(s).

Authorized Signature
                    ---------------------------------------------

Name ------------------------------------------------------------
                          (Please Type or Print)

Address ---------------------------------------------------------
                            (Include Zip Code)

Name of Firm                                 Dated:        , 1996
            ------------------------------         --------


SPECIAL EXCHANGE INSTRUCTIONS (See Instructions 1, 5, 6 and 7). To be completed ONLY if certificate(s) for the ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares are to be issued in the name of someone other than the registered holder(s) of the tendered LXE Common Shares.

Issue ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares to:

Name
     -----------------------------------------------------------
                        (Please Type or Print)

Address --------------------------------------------------------
----------------------------------------------------------------
                         (Include Zip Code)

----------------------------------------------------------------
                     (Tax Identification Number)

If this block is completed signatures must be guaranteed above. (See Substitute Form W-9 at the end of this Letter of Transmittal)

SPECIAL DELIVERY INSTRUCTIONS  (See Instructions 1, 6 and 7).
To be completed ONLY if certificate(s) for the ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares are to be sent to someone other than the registered holder(s) of the tendered LXE Common Shares, or to the registered holder(s) at an address other than that shown above.

Mail ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares to:

Name
     -----------------------------------------------------------
                        (Please Type or Print)

Address --------------------------------------------------------
----------------------------------------------------------------
                          (Include Zip Code)

(See Substitute Form W-9 at the end of this Letter of Transmittal)


                            INSTRUCTIONS

  Forming Part of the Terms and Conditions of the Exchange Offer

    1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal in cases where (a) this Letter of Transmittal is signed by the registered holder(s) of the LXE Common Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of LXE Common Shares) tendered herewith and such holder(s) has not completed the instruction entitled "Special Exchange Instructions" on this Letter of Transmittal or (b) such LXE Common Shares are tendered for the account of an Eligible Institution (as defined below). Otherwise, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution, as defined in the Offering Circular/Prospectus. See Instruction 5.

    2. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in "The Exchange Offer --Procedures for Tendering LXE Shares" in the Offering Circular/Prospectus. Certificates for all physically tendered LXE Common Shares ("Share Certificates"), or confirmation of any book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of LXE Common Shares tendered by book-entry transfer, as well as this Letter of Transmittal or facsimile thereof, properly completed and duly executed with any required signature guarantees, and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at one of its addresses set forth herein on or prior to the Expiration Date (as defined in the Offering Circular/Prospectus).

    Shareholders whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis may nevertheless tender their LXE Common Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer -- Procedures for Tendering LXE Shares" in the Offering Circular/Prospectus. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form made available by ELMG must be received by the Exchange Agent on or prior to the Expiration Date; and (iii) the Share Certificates for all tendered LXE Common Shares (or a confirmation of a book-entry transfer of such securities into the Exchange Agent's account at the Book-Entry Transfer Facility of LXE Common Shares tendered by book-entry transfer), in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within five NASDAQ trading days after the date of execution of such Notice of Guaranteed Delivery.

    If Share Certificates are forwarded separately to the Exchange Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

    The method of delivery of Share Certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

    No alternative, conditional or contingent tenders will be accepted and no fractional LXE Common Shares will be accepted. All tendering shareholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of the LXE Common Shares for exchange.

    3. Inadequate Space. If the space provided herein in inadequate, the certificate numbers and/or the number of LXE Common Shares should be listed on a separate schedule attached hereto.

    4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer). If fewer than all the LXE Common Shares evidenced by any certificate submitted are to be tendered, fill in the number of LXE Common Shares which are to be tendered in the box entitled, "Number of LXE Common Shares Tendered." Please note that if ELMG acquires sufficient LXE Common Shares in the Exchange Offer to increase its ownership of LXE to at least 90% of the then-outstanding LXE Common Shares, ELMG may cause the Merger as defined in the Offering Circular/Prospectus (in which each remaining LXE Common Share not owned by ELMG would be converted into .75 ELMG Shares) to occur without further action by the LXE Board of Directors or by the shareholders of either ELMG or LXE. See "The Exchange Offer -- Purpose of the Exchange Offer and Merger" and "--Certain Conditions of the Exchange Offer" in the Offering Circular/Prospectus. All LXE Common Shares represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    5.   Signatures on Letter of Transmittal; Stock Powers and
Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the LXE Common Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

    If any of the LXE Common Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any of the tendered LXE Common Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

    If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to ELMG of their authority so to act must be submitted.

    If this Letter of Transmittal is signed by the registered holder(s) of the LXE Common Shares listed in the box entitled "Number of LXE Common Shares Tendered" and transmitted hereby, no endorsements of certificates or separate stock powers are required unless ELMG Shares or certificates for LXE Common Shares not tendered or accepted are to be issued in the name of a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

    If this Letter of Transmittal is signed by a person other than the registered holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

    6. Stock Transfer Taxes. ELMG will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of LXE Common Shares to it or its order pursuant to the Exchange Offer to the extent such taxes are a joint obligation of transferor and transferee. ELMG will not pay or cause to be paid any stock transfer taxes to the extent such taxes are the obligation solely of the transferor. If, however, delivery of the consideration in respect of the Exchange Offer is to be made to, or (in the circumstances permitted hereby) if certificates for LXE Common Shares not tendered or accepted are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the tendering holder must provide satisfactory evidence of the payment of any applicable transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person prior to the delivery of the consideration pursuant to the Exchange Offer.

    Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

    7.   Special Exchange and Delivery Instructions.  If certificates for
ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares are to be issued in the name of a person other than the registered holder(s) of the LXE Common Shares or if certificates for ELMG Shares and/or any check to be issued for cash in lieu of fractional shares of ELMG Shares are to be mailed to someone other than the registered holder(s) or to an address other than that shown above, the boxes marked "Special Exchange Instructions" or "Special Delivery Instructions" on this Letter of Transmittal should be completed.

    8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to, or additional copies of the Offering Circular/Prospectus, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from, the Information Agent or the Dealer Manager at their respective telephone numbers and/or addresses set forth below or from your broker, dealer, commercial bank or trust company.

    9. Substitute Form W-9. Each tendering shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN"), generally the shareholder's Social Security or federal Employer Identification Number, on Substitute Form W-9 below. If a shareholder fails to provide a TIN to the Exchange Agent, such shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments of cash in lieu of fractional shares of ELMG Shares that are made to such shareholder with respect to LXE Common Shares accepted pursuant to the Exchange Offer may be subject to backup withholding of 31%. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked, the certificate appearing below on Substitute Form W-9 must be completed; and, if the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% of all payments of cash thereafter until a TIN is provided to the Exchange Agent. The shareholder is required to give the Exchange Agent the Social Security or Employer Identification Number of the record owner of the LXE Common Shares or of the last transferee appearing on the stock powers attached to, or endorsed on, the LXE Common Shares. If the LXE Common Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

    Important: This Letter of Transmittal or a facsimile copy hereof (together with Share Certificates or confirmation of book-entry transfer and all other required documents) or the Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Expiration Date.

                    IMPORTANT TAX INFORMATION

    Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

    Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

          TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
                      (See Instruction 9)

PAYER'S NAME:  SUNTRUST BANK, ATLANTA
SUBSTITUTE FORM  W-9
Department of the Treasury
Internal Revenue Service

Payer's Request for Taxpayer
Identification Number (TIN)

PART 1--PLEASE PROVIDE YOUR TIN      Social Security Number or
        IN THE BOX AT RIGHT AND    Employer Identification Number
       CERTIFY BY SIGNING AND
       DATING BELOW.              ------------------------------

PART 2--Certificates--Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding because (i) I am exempt from backup withholding; (ii) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions--You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

PART 3-- Awaiting TIN [  ]

SIGNATURE                             DATE
          ---------------------------      --------------------

NAME (Please Print)
                    -------------------------------------------



NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
         CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9


         CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a Taxpayer Identification
Number has not been issued to me, and either (i) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

---------------------------------    --------------------------
           Signature                              Date

---------------------------------
      Name (Please Print)

        The Information Agent for the Exchange Offer is:

             CORPORATE INVESTOR COMMUNICATIONS, INC.
                        111 Commerce Road
               Carlstadt, New Jersey  07072-2586
                Call Toll Free:  (888) 776-9943
             Banks and Brokers call:  (201) 896-1900





          The Dealer Manager for the Exchange Offer is:

                      OPPENHEIMER & CO., INC.
                         Oppenheimer Tower
                    One World Financial Center
                            39th Floor
                     New York, New York  10281
                 (212) 667-7000 or (800) 999-6726




                                                 EXHIBIT 99.2
                     Oppenheimer & Co., Inc.
                       Oppenheimer Tower
                   One World Financial Center
                          39th Floor
                   New York, New York 10281

                            Offer by

                 ELECTROMAGNETIC SCIENCES, INC.

          For all outstanding Shares of Common Stock of

                            LXE INC.

                      on the basis of .75

                ELMG Shares for each LXE Share

    THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON DECEMBER 30, 1996, UNLESS THE OFFER IS EXTENDED.

                                              November 27, 1996

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

    We have been appointed by Electromagnetic Sciences, Inc., a Georgia corporation ("ELMG"), to act as Dealer Manager in connection with ELMG's offer to exchange .75 shares of common stock, par value $.10 per share, of ELMG (the "ELMG Shares") for each outstanding share of common stock, par value $.01 per share (each, an "LXE Common Share" and collectively, the "the LXE Common Shares"), of LXE Inc., a Georgia corporation ("LXE"), upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus, dated November 27, 1996 (the "Offering Circular/Prospectus"), and in the related Letter of Transmittal (which together constitute the "Exchange Offer"), enclosed herewith.

    THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, INCLUDING THE CONDITIONS, WHICH CANNOT BE WAIVED, (i)THAT ELMG'S SHAREHOLDERS APPROVE CERTAIN ASPECTS OF THE TRANSACTION, AND (ii) THAT ELMG RECEIVE SUFFICIENT TENDERS OF LXE COMMON SHARES TO INCREASE ITS OWNERSHIP ABOVE 90%, AND THAT IT THEN CAUSE THE MERGER (AS DEFINED IN THE OFFERING CIRCULAR/PROSPECTUS) TO OCCUR IMMEDIATELY AFTER ACCEPTING SUCH TENDERED SHARES. TO SATISFY THE SECOND CONDITION, NOT LESS THAN 473,993 LXE COMMON SHARES MUST BE TENDERED, SUBJECT TO THE EFFECTS OF POSSIBLE EXERCISES OF LXE OPTIONS. ALL OF THE OTHER CONDITIONS TO THE EXCHANGE OFFER MAY BE WAIVED IN WHOLE OR IN PART IN THE SOLE DISCRETION OF ELMG. SEE "THE EXCHANGE OFFER -- CERTAIN CONDITIONS OF THE EXCHANGE OFFER" IN THE OFFERING CIRCULAR/PROSPECTUS.

    For your information and for forwarding to your clients for whom you hold Common Shares registered in your name or in the name of your nominees, we are enclosing the following documents:

         1. Offering Circular/Prospectus dated November 27, 1996;

         2. Letter of Transmittal (together with accompanying Substitute Form W-9);

         3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Common Shares are not immediately available, if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined in the Offering Circular/Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis;

         4.  A "Dear Client" letter which may be sent to your clients;

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6.  A return envelope addressed to the Exchange Agent.

    ELMG will not pay any fees or commissions to any broker or dealer or any other person (other than the fees of the Dealer Manager and the Information Agent as described in the Offering Circular/Prospectus) in connection with the solicitation of tenders of LXE Common Shares pursuant to the Exchange Offer. ELMG will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. ELMG will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of LXE Common Shares to it or its order pursuant to the Exchange Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    YOUR PROMPT ACTION IS REQUESTED.  WE URGE YOU TO CONTACT YOUR CLIENTS
AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON MONDAY, DECEMBER 30, 1996, UNLESS THE EXCHANGE OFFER IS EXTENDED.

    In order to take advantage of the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents, should be sent to the Exchange Agent, and certificates evidencing the tendered LXE Common Shares should be delivered or such LXE Common Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Circular/Prospectus.

    If holders of LXE Common Shares wish to tender LXE Common Shares, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under "The Exchange Offer -- Procedures for Tendering LXE Shares" in the Offering Circular/Prospectus.

    Any inquiries you may have with respect to the Exchange Offer should be addressed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offering Circular/Prospectus.

    Additional copies of the enclosed materials may be obtained from the undersigned, telephone (212) 667-7000, or by calling the Information Agent, Corporate Investors Communications, Inc., at (888) 776-9943 (toll free), or from brokers, dealers, commercial banks or trust companies.

                                  Very truly yours,




                                  Oppenheimer & Co., Inc.


    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL
CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF ELMG, THE DEALER MANAGER, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.



                                                 EXHIBIT 99.3


                            Offer by

                 ELECTROMAGNETIC SCIENCES, INC.

          For all outstanding Shares of Common Stock of

                            LXE INC.

                      on the basis of .75

                ELMG Shares for each LXE Share

    THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, ATLANTA, GEORGIA TIME, ON DECEMBER 30, 1996, UNLESS THE OFFER IS EXTENDED.

                                              November 27, 1996

To Our Clients:

    Enclosed for your consideration are the Offering Circular/Prospectus dated November 27, 1996 (the "Offering Circular/Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by Electromagnetic Sciences, Inc., a Georgia corporation ("ELMG"), to exchange .75 shares of common stock, par value $.10 per share, of ELMG (the "ELMG Shares") for each outstanding share of common stock, $.01 par value per share (each an "LXE Common Share" and collectively, the "LXE Common Shares"), of LXE Inc., a Georgia corporation ("LXE"), upon the terms and subject to the conditions set forth in the Exchange Offer.

    This material is being forwarded to you as the beneficial owner of LXE Common Shares held by us for your account but not registered in your name. We are the holder of record of LXE Common Shares held by us for your account. A tender of such LXE Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender LXE Common Shares held by us for your account.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the LXE Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer.

    Please note the following:

         1. ELMG is offering to acquire each outstanding LXE Common Share in exchange for .75 shares of ELMG Shares for each LXE Common Share.

         2. The Exchange Offer is being made for all of the outstanding LXE Common Shares.

         3. The Exchange Offer and withdrawal rights will expire at 12:00 midnight, Atlanta, Georgia time, on December 30, 1996, unless the Exchange Offer is extended.

         4. The Exchange Offer is subject to certain conditions, including the conditions, which cannot be waived, (i) that ELMG's shareholders approve certain aspects of the transaction, and (ii) that ELMG receive sufficient tenders of LXE Common Shares to increase its ownership above 90%, and that it then cause the Merger (as defined in the Offering Circular/Prospectus) to occur immediately after accepting such tendered LXE Common Shares. To satisfy the second condition, not less than 473,993 LXE Common Shares must be tendered, subject to the effects of possible exercises of LXE options. All of the other conditions to the Exchange Offer may be waived in whole or in part in the sole discretion of ELMG. See "The Exchange Offer -- Certain Conditions of the Exchange Offer" in the Offering Circular/Prospectus.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of LXE Common Shares pursuant to the Exchange Offer.

    The Exchange Offer is made solely by the Offering
Circular/Prospectus, dated November 27, 1996, and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of LXE Common Shares. The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of LXE Common Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, ELMG may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of LXE Common Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of ELMG by Oppenheimer & Co., Inc., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your LXE Common Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your LXE Common Shares, all such LXE Common Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender LXE Common Shares on your behalf prior to the expiration of the Exchange Offer.










               Instructions with Respect to the

                            Offer by

                ELECTROMAGNETIC SCIENCES, INC.

          For all outstanding Shares of Common Stock of

                            LXE INC.

                      on the basis of .75

                ELMG Shares for each LXE Share

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular/Prospectus, dated November 27, 1996 (the "Offering Circular/Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Electromagnetic Sciences, Inc., a Georgia corporation ("ELMG"), to exchange .75 shares of common stock, par value $.10 per share, of ELMG for each outstanding share of common stock, $.01 par value per share (collectively the "LXE Common Shares"), of LXE Inc., a Georgia corporation.

    You are instructed to tender to ELMG the number of LXE Common Shares indicated below (or, if no number is indicated below, all LXE Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

Number of LXE Common Shares to be tendered*

           Shares                      SIGN HERE
-----------

Account Number:
               ----------------    ----------------------------

Dated:              , 1996        ----------------------------
                                            Signature(s)

                                  ----------------------------

                                  ----------------------------
                                    Please Print Name(s) and
                                        Address(es) Here

                                   ---------------------------
                                    ---------------------------
                                    ---------------------------
                                      Area Code and Telephone
                                             Number(s)

                                  ----------------------------
                                  Tax Identification or Social
                                        Security Number(s)

* Unless otherwise indicated, it will be assumed that this form instructs us to tender all of your LXE Common Shares held by us for your account.


                                                 EXHIBIT 99.4

             THIS IS NOT A LETTER OF TRANSMITTAL


                 NOTICE OF GUARANTEED DELIVERY

                   Deposit of Common Shares

                             of

                           LXE INC.

    This Notice must be used by a Shareholder to accept the offer upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus dated December 30, 1996 (the "Offering
Circular/Prospectus") made by Electromagnetic Sciences, Inc. ("ELMG") for all of the common shares (the "LXE Common Shares") of LXE Inc. ("LXE") if (i) certificate(s) representing LXE Common Shares to be deposited are not immediately available or (ii) the Shareholder cannot deliver the certificate(s) and all other required documents to the Exchange Agent at one of the addresses listed in the Letter of Transmittal on or prior to the Expiration Date (as defined in the Offering/Circular Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis. The following conditions must be met:

    (a) the deposit must be made by or through a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Guarantee Program or the Stock Exchange Medallion Program (each an "Eligible Institution");

    (b) a properly completed and duly executed copy of this Notice or a manually signed facsimile hereof must be received by the Exchange Agent at the office of the Exchange Agent in Atlanta, Georgia, on or prior to the Expiration Date; and

    (c)  the certificate(s) representing the deposited LXE
         Common Shares, in proper form for transfer (or a confirmation of a book-entry transfer of such LXE Common Shares into the Exchange Agent's account at the Book Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal or a manually signed facsimile thereof covering such LXE Common Shares and all other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its office in Atlanta, Georgia, specified in the Letter of Transmittal not later than the fifth NASDAQ trading day after the date of execution of this Notice.

    This Notice may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set out herein.

    Delivery of this Notice to an address or transmission of this Notice via a facsimile number other than as set forth below does not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

    The terms, conditions and definitions used in the accompanying
Offering Circular/Prospectus are incorporated into and form part of this Notice of Guaranteed Delivery.

TO:       Electromagnetic Sciences, Inc.
AND TO:   SunTrust Bank/Atlanta

     The undersigned Shareholder hereby deposits with ELMG the LXE Common Shares described below, upon the terms and subject to the conditions set forth in the Exchange Offer, the Offering Circular/Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedures set forth in the Offering Circular/Prospectus and Instruction 2 of the Letter of Transmittal.

Signature(s)
            -----------------------------------------------------
            -----------------------------------------------------

Address(es)
             ----------------------------------------------------
   ----------------------------------------------------

Name(s)
            ----------------------------------------------------
            ----------------------------------------------------

Area Code and Tel. No(s).
                          --------------------------------------

Dated:                    ,1996
      -------------------

Number of LXE Common Shares Deposited:
                                       -------------------------
Certificates to be delivered:
                              ----------------------------------

Certificate Nos. (if available):
                                 -------------------------------
                                 -------------------------------

Please provide the following information if LXE Common Shares will be tendered by book-entry transfer through The Depository Trust Company:


    Account Number:
                    --------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR LXE COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR LXE COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



                           GUARANTEE

The undersigned Eligible Institution hereby guarantees to deliver to the Exchange Agent at the office of the Exchange Agent in Atlanta, Georgia, specified in the Letter of Transmittal the certificates representing the LXE Common Shares deposited hereby, in proper form for transfer, or confirmation of book-entry transfer of such LXE Common Shares into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal or manually signed facsimile thereof covering such LXE Common Shares with any required signature guarantees and all other documents required by such Letter of Transmittal, not later than the fifth NASDAQ trading day after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
              --------------------------------------------------
Address:
              --------------------------------------------------
Postal or Zip Code:
                    --------------------------------------------
Area Code and Telephone No.:
                             -----------------------------------
Authorized Signature:
                      ------------------------------------------
Name (Please Print):
                      ------------------------------------------
Title:
       ---------------------------------------------------------
Dated:                   , 1996
       ------------------




             This is Not a Letter of Transmittal



                       The Exchange Agent is:

                       SUNTRUST BANK/ATLANTA


      For Delivery by Mail, Hand or Facsimile Transmission:


By Mail:  Corporate Trust Department
         Post Office Box 4625
         Atlanta, Georgia  30302

By Hand:  Corporate Trust Department
         58 Edgewood Avenue
         Room 225 Annex
         Atlanta, Georgia  30303

By Facsimile Transmission:  (404) 332-3875

For Information, call:  (404) 588-7815
                        (800) 568-3476




                                                 EXHIBIT 99.6

November 27, 1996



Shareholders of LXE Inc.:

Electromagnetic Sciences, Inc. ("ELMG") is offering to acquire any and all outstanding common shares of LXE Inc. (the LXE Shares"), not already owned by ELMG, in exchange for .75 shares of the common stock of ELMG for each LXE Share acquired. This Exchange Offer will be closed only if ELMG receives tenders of sufficient LXE Shares to increase its ownership of LXE, currently at 81.4%, to at least 90%. In that event, immediately following the acquisition of LXE Shares under the Exchange Offer, ELMG will cause LXE, without further vote of its shareholders or Board, to merge with a wholly owned subsidiary of ELMG; as a result of such merger, LXE would become a wholly owned subsidiary of ELMG, and all then-remaining LXE Shares would each be converted into .75 ELMG Shares.

The reasons for the Exchange Offer and subsequent merger, and the factors considered by the ELMG Board of Directors in setting the exchange ratio, are described in the attached Offering Circular/Prospectus. In general, ELMG believes that if LXE is a wholly owned subsidiary, the combined companies can more effectively share technical and marketing resources to address growing commercial wireless communications opportunities, as well as realize significant savings from the elimination of LXE's public-company expenses and potentially from synergistic operating efficiencies. ELMG also believes that the proposed transaction provides an opportunity for LXE shareholders to obtain a premium over the market prices for the LXE Shares that were available prior to our announcement of the Exchange Offer on October 3, 1996; it also provides the opportunity to exchange LXE Shares for a security with greater liquidity and trading volume, and narrower bid-asked spreads, while allowing LXE shareholders to continue to participate in LXE's financial performance through ELMG's ownership of LXE.

We urge that you promptly and thoroughly review the enclosed Offering Circular/Prospectus. If you choose to tender your LXE Shares in the Exchange Offer, and you are the record holder of your Shares, you should use the enclosed Letter of Transmittal and follow the instructions appearing thereon; if your LXE Shares are held in "street name," or in the name of any other nominee, the tender must be made on your behalf by your broker or other nominee, and you should contact that broker or nominee, or otherwise follow its instructions, in order to tender your LXE Shares.

If you are uncertain as to how to respond to the Exchange Offer, you should consult with your broker, investment advisor, attorney or other professional advisor. For further information, or additional copies of the Exchange Offer materials, you should contact the Dealer Manager, Oppenheimer, & Co., Inc., at 1-800-999-6726, or the Information Agent, Corporate Investor Communications, Inc., at 1-888-776-9943.

                        Very truly yours,

                        ELECTROMAGNETIC SCIENCES, INC.



                        Thomas E. Sharon
                        President and Chief Executive Officer